                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [ ]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [X] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [ ] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               [COMPANY NAME]
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                               [COMPANY NAME]
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [ ] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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6


[logo]
Federal-Mogul

26555 Northwestern Highway
Southfield, Michigan 48034


April 27, 1998

To Our Shareholders:

You are invited to attend the 1998 Annual Meeting of Shareholders, which will be held at the Corporation's World Headquarters, 26555 Northwestern Highway (southwest corner of Northwestern Highway and Lahser Road), Southfield, Michigan on Wednesday, May 20, 1998. The meeting will start promptly at 10:30 a.m., local time. After the formal business session, there will be an update on the business of the Corporation and its restructuring. A discussion period will follow the report.

The attached notice of the meeting and Proxy Statement describe the items of business to be transacted: (i) the election of nine directors; (ii) the approval of the appointment of Ernst & Young LLP as independent accountants for the Corporation for 1998; (iii) the approval of the Amended and Restated 1997 Long Term Incentive Plan; (iv) the approval of the amendment and restatement of the Corporation's Articles of Incorporation to increase the number of the Corporation's authorized common shares; and (v) such other business as may properly come before the meeting.

Whether or not you plan to attend the meeting, we urge you to sign, date and return your proxy in the addressed envelope enclosed for your convenience so that as many shares as possible may be represented at the meeting. No postage is required if the envelope is mailed in the United States. The granting of the proxy will not affect your right to attend the meeting, nor, if you choose to revoke the proxy, your right to vote in person.





                                                     Richard A. Snell
                                                     Chairman of the Board,
                                                     Chief Executive Officer
                                                      and President

[logo]
Federal-Mogul
26555 Northwestern Highway, Southfield, MI 48034

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1998

Southfield, Michigan
April 27, 1998

To the Shareholders of Federal-Mogul Corporation:

The Annual Meeting of Shareholders of Federal-Mogul Corporation will be held at the World Headquarters of the Corporation, 26555 Northwestern Highway (southwest corner of Northwestern Highway and Lahser Road) Southfield, Michigan, on Wednesday, May 20, 1998, at 10:30 a.m., local time, for the following purposes:

1. to elect nine directors of the Corporation to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

2. to approve the appointment of Ernst & Young LLP as independent public accountants for 1998;

3.       to approve the Amended and Restated 1997 Long Term Incentive Plan;

4. to approve the amended and restated Articles of Incorporation of the Corporation to increase the number of the Corporation's authorized common shares; and

5. to transact such other business as may properly come before the meeting or any adjournment thereof.

Holders of the Corporation's Common Stock and Series C ESOP Convertible Preferred Stock of record on March 30, 1998, will be eligible to vote as one class at this meeting. Only holders of record at the close of business on that date will be entitled to vote at the meeting.

                                    By order of the Board of Directors.

                                    Edward W. Gray, Jr.
                                    Senior Vice President, General Counsel
                                     and Secretary

YOU ARE URGED TO DATE, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE AT YOUR EARLIEST OPPORTUNITY, THEREBY SAVING YOUR CORPORATION THE EXPENSE OF FURTHER SOLICITATION OF PROXIES.


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




[logo]
Federal-Mogul

26555 Northwestern Highway, Southfield, Michigan 48034

                                                                  April 27, 1998

                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Federal-Mogul Corporation in connection with the Annual Meeting of Shareholders, to be held on Wednesday, May 20, 1998, at the World Headquarters of the Corporation, 26555 Northwestern Highway, Southfield, Michigan beginning at 10:30 a.m., local time, and at any adjournment thereof. The mailing address of the principal executive office of the Corporation is 26555 Northwestern Highway, Southfield, Michigan 48034.

This Proxy Statement and the accompanying form of proxy, which is being solicited by the Board of Directors of the Corporation, will be first sent or given to shareholders on or about April 27, 1998.


I. NOMINEES FOR ELECTION AS DIRECTORS

The nominees proposed herein for election as directors have indicated their willingness to serve, and it is intended that the persons named as proxies in the accompanying form of proxy will vote for their election unless shareholders specify otherwise in their proxies. The term of office of directors elected at the Annual Meeting will continue until the next Annual Meeting or until their successors are elected and qualified. If any nominee is unable to serve, or otherwise is unavailable for election, and if other nominees are designated, the persons named in such proxy will have discretionary authority to vote or refrain from voting on such other nominees. If any nominees are substituted by the Board of Directors, the persons named as proxies in the accompanying form of proxy intend to vote for such nominees. Management is not aware of the existence of any circumstances that would render any nominee named herein unavailable for election. Seven nominees are currently directors of the Corporation, and two are new nominees.


PHOTO RICHARD A. SNELL, 56. Chairman of the Board, Chief Executive Officer and President, Federal-Mogul Corporation.

                           Mr. Snell has served as Chairman of the Board, Chief Executive Officer and President and a director of the Corporation since November 1996. He also serves as Chairman of the Executive and Finance Committee and as a member of the Pension Committee.

                           Mr. Snell was previously employed by Tenneco, Inc., from November 1987 to November 1996, most recently having served as President and Chief Executive Officer of Tenneco Automotive from September 1993 until he was employed by the Corporation.

                           Mr. Snell is also a member of the Board of Directors of Schneider National, Inc.


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


PHOTO JOHN J. FANNON, 64. Retired Vice Chairman, Simpson Paper Company and Business Consultant.

                           Mr. Fannon has served as a director of the Corporation since 1986. He is Chairman of the Compensation Committee and a member of the Pension and the Nominating Committees.

                           Mr. Fannon retired in 1997 as Vice Chairman of Simpson Paper Company, a privately held global forest products company with annual sales exceeding $1 billion, a position that he held since 1993. From 1980 until 1993, Mr. Fannon served as President of Simpson Paper. Previously, he was Vice President of Marketing for Simpson Paper. He also serves as a director of Simpson Paper and Seton Medical Center.


PHOTO RODERICK M. HILLS, 67. President and Chief Executive Officer, Hills Enterprises Ltd.

                           Mr. Hills has served as a director of the Corporation since 1977. He is Chairman of the Nominating Committee and a member of the Audit, Executive and Finance, and Pension Committees.

                           In January 1987, Mr. Hills was named Managing Director-Chairman of The Manchester Group Ltd., and has continued to manage that business, which is now conducted under the name of Hills Enterprises, Ltd. From May 1989 until June 1995, he also served successively as a partner of and/or a consultant to the law firms of Donovan Leisure Rogovin Huge & Schiller, Shea & Gould, and Mudge Rose Guthrie Alexander & Ferndon.

                           Mr. Hills is a member of the Board of Directors of Waste Management, Inc. and Oak Industries, Inc.


PHOTO                      PAUL SCOTT LEWIS, 61. Retired Deputy Chairman,
                           Tate & Lyle plc

                           Mr. Lewis will join the Corporation's Board of Directors at the completion of the Corporation's 1998 Annual Meeting.

                           Mr. Lewis joined Tate & Lyle plc as Group Finance Director in June 1988 and became Deputy Chairman of the Group in March 1993. He served on the Executive Committee and various other board and committees with the Group. He joined the Board of Dairy Crest Group as a non-executive Director in August 1993. On December 1, 1995 Mr. Lewis joined the Board of T&N plc as a non-executive Director.

                           Mr. Lewis served on the Listing Policy Committee of the London Stock Exchange until 1996 and is a Governor of Stratford School, East London and a member of the Finance Committee of London First.


PHOTO ANTONIO MADERO, 60. Founder, Chairman of the Board and Chief Executive Officer, SANLUIS Corporacion S.A. de C.V. ("Sanluis").

                           Mr. Madero has served as a director of the Corporation since February 1994. He is a member of the Audit, Nominating and Compensation Committees.

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



                           Mr. Madero founded Sanluis, and has served as its Chairman of the Board and Chief Executive Officer since 1979. Sanluis is a Mexican holding company with interests in gold, silver, mining and auto parts.

                           Mr. Madero is also a member of the Board of Directors of Cydsa S. A., of Cydsa, S.A. de C.V., Grupo Embotelladoras Unidas, S.A. de C.V., Alfa, S.A. de C.V., Grupo Industrial Saltillo, S.A. de C.V., Fondo Opcion, S.A. de C.V., Grupo Industrial Durango, S.A. de C.V., G. Accion S.A., Grupo Financier Banamex Accival S. A., Seguros Comercial America, S.A., Grupo Posadas, S.A. de C.V., Banca Quadrum, S.A. de C.V., Banca Chase (Mexico) S.A., Deere and Company and a member of the International Advisory Committee of The Chase Manhattan Bank.


PHOTO                      ROBERT S. MILLER, JR., 56. Chairman of the
                           Board and Chief Executive Officer, Waste Management, Inc.

                           Mr. Miller has served as a director of the Corporation since 1993. He is the Chairman of the Pension Committee and a member of the Audit and Nominating Committees. From September until November, 1996, he served as Acting Chief Executive Officer of the Corporation.

                           Since 1993, Mr. Miller has served as Vice President and Treasurer, and as a director, of Moore Mill & Lumber Co., a privately held timber business in Oregon. In April 1995, he was named Chairman of the Board of Directors of Morrison Knudsen Corporation, a position he held until September 1996, when he became Vice Chairman of the Board.

                           In addition to Waste Management and Morrison Knudsen, Mr. Miller also serves as a member of the Board of Directors of Fluke Corporation, Pope & Talbot, Inc., and Symantec Corp.


PHOTO                      JOHN C. POPE, 49. Chairman of the Board, MotivePower
                           Industries, Inc.

                           Mr. Pope has served as a director of the Corporation since 1987. He is Chairman of the Audit Committee and a member of the Compensation, Executive and Finance, and Nominating Committees.

                           Mr. Pope was President, Chief Operating Officer and Director of UAL Corporation and United Air Lines from May 1992 until July 1994. Mr. Pope was named Chairman of the Board of MotivePower Industries, Inc. in 1995.

                           Mr. Pope is a member of the Board of Directors of Dollar Thrifty Automotive Group, Inc., Lamalie Associates, Inc., Medaphis Corporation, MotivePower Industries, Inc., Wallace Computer Services, Inc. and Waste Management, Inc.

PHOTO                      H. MICHAEL SEKYRA, 56. Chairman and Chief
                           Executive Officer of C.H. CHEM, a.s. and Chairman of the Supervisory Board of Bohler Uddeholm AG.

                           Dr. Sekyra has served as a director of the Corporation since 1991. He is a member of the Compensation, Nominating, and Pension Committees.


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


                           Dr. Sekyra, a native of Austria, is Chairman and Chief Executive Officer of C.H. CHEM, a.s., the largest chemical company in the Czech Republic. He is also Chairman of Bohler Uddeholm, one of the world's leading companies in tool and speed steel.

                           Dr. Sekyra holds a number of board positions in banking and industrial enterprises.


PHOTO SIR GEOFFREY WHALEN C.B.E., 62. Retired Managing Director and Deputu Cjairman, Peugeot Talbot Motor Company plc.

                           Sir Geoffrey Whalen will join the Corporation's Board of Directors at the completion of the Corporation's 1998 Annual Meeting.

                           Between 1984 and 1995, Sir Geoffrey Whalen was Managing Director, and from 1990 Deputy Chairman of Peugeot Talbot Motor Company plc. in the United Kingdom (now known as Peugeot). In January 1995, he retired from full-time employment with Peugeot.

                           Sir Geoffrey Whalen is currently a director of Peugeot Motor Company plc; Coventry Building Society; Hills Precision Components Ltd.; Camden Motors Ltd.; Caradon plc; and Hall Engineering Holdings plc.

                           Sir Geoffrey Whalen has also been active in the Society of Motor Manufacturers & Traders, the Trade Association representing vehicle and component makers in the United Kingdom where he was President 1988-1990 and 1993-1994 and is currently Deputy President.

The Corporation's Board of Directors met eight times during 1997. During 1997, all directors attended more than 75% of the aggregate number of meetings of the Board of Directors and the standing committees on which they served, except for Mr. Madero, who had conflicting commitments outside the United States.

The Board has, among others, standing Audit, Compensation, Nominating and Pension Committees. The functions performed by these committees are as follows:

AUDIT COMMITTEE. The Audit Committee held three meetings during 1997. This Committee (a) annually recommends to the Board independent accountants to serve as auditors of the books, records and accounts of the Corporation and its consolidated subsidiaries, (b) reviews the scope of the independent accountants' audits, (c) reviews the independent accountants' audit reports, management letters and fees, (d) reviews the annual program of the internal auditing staff,
(e) reviews transactions and proposed transactions between the Corporation and its officers, directors or principal shareholders or between the Corporation and another company for which such officers, directors or principal shareholders serve in similar capacities, and (f) reviews such special reports and comments as may be submitted by management or the internal auditing staff.

COMPENSATION COMMITTEE. The Compensation Committee met six times during 1997. This Committee (a) recommends to the Board the remuneration of officers of the Corporation, (b) establishes the formula used to determine the amount available for awards for members of the Corporation's Advisory Board under the 1977 Supplemental Compensation Plan and recommends to the Board amounts to be paid under the Plan, (c) recommends to the Board the granting of stock options to officers and other employees, (d) recommends to the Board changes in the various compensation, benefit and stock option plans of the Corporation, (e) periodically examines the compensation and benefit structure for executives to

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determine that the Corporation is rewarding its executive personnel in a manner consistent with sound business practices, and (f) performs such other duties as are its responsibility under the various compensation, benefit and stock option plans of the Corporation that are applicable to officers.

NOMINATING COMMITTEE. The Nominating Committee met twice during 1997. This Committee (a) recommends, when it deems appropriate, increasing or decreasing the number of members of the Board, (b) evaluates persons considered for nomination as directors, including current directors, and recommends to the Board the persons who should be considered for election as directors, (c) maintains for future use a current list of qualified candidates for nomination to the Board, (d) reviews and recommends to the Board the annual compensation to be paid to non-employee directors, (e) recommends to the Board the names of directors to serve each year on the standing committees of the Board, and (f) reviews periodically with the Chief Executive Officer his plan for management's succession. The Committee will consider shareholder nominees for election at the 1999 Annual Meeting provided that such nominations are submitted in writing to the Secretary of the Corporation prior to December 29, 1998, together with the written consent of such nominees, the name, address and number of shares owned by the proponent, and all information required to be disclosed in solicitations of proxies for election of directors. Such dates are subject to change if the date of the 1999 Annual Meeting is significantly different from the date of the 1998 Annual Meeting.

PENSION COMMITTEE. The Pension Committee met twice during 1997. This Committee conducts periodic meetings with and/or reviews the performance of: Investment Managers; Trustees; and Retirement Program Committee and Plan Administrators. This Committee also recommends funding policy to the Board after consultation with one or more of the following: the Retirement Programs Committee, trustee actuary, Investment Managers and other consultants retained by the Committee, the Retirement Programs Committee of the Corporation.

COMPENSATION OF DIRECTORS. Directors who are not employees of the Corporation (currently six directors) are paid cash retainers of $4,000 for each calendar quarter. In addition, they receive $1,000 for each Board meeting and $1,000 for each Board committee meeting they attend. Committee Chairpersons receive an additional $1,000 for each Committee meeting they attend. A plan permitting directors to defer compensation is available to all non-employee directors of the Corporation. Any deferred compensation remains part of the general funds of the Corporation and, until paid to the director or his beneficiary, will earn interest at a rate per annum equal to the 10-year U.S. Treasury Bill rate plus 1%, or at the director's option, will be valued as though invested in the Corporation's Common Stock.

In addition to the cash portion of the annual retainer, for the 5-year period beginning January 1, 1996, the Corporation credited to each non-employee director on such date a lump sum deposit of $25,000 into a Non-Employee Director Deferred Compensation Plan, representing an annual increase in the director's retainer fee of $5,000 over the 5-year period. The amount is valued as though invested in the Corporation's Common Stock and vests over five years in one-fifth increments for each year of service beginning on January 1, 1996.

During 1993, the Corporation implemented the Non-Employee Director Stock Award Plan (the "Award Plan"), which was approved by shareholders in 1994. Under the Award Plan, non-employee directors received a one-time grant of 1,000 shares of Common Stock (subject to transfer restrictions lapsing over 5 years) on the date the Board approved the Award Plan, and future non-employee directors will receive a similar grant at the time they first become directors. The Award Plan also permits non-employee directors to elect to receive all or a portion of their annual retainer fees in Common Stock rather than cash.

Under the Corporation's Directors' Retirement Income Plan, a former director who was a member of the Board on or after January 1, 1985, and who has never been employed by the Corporation, is entitled to receive a quarterly payment

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which is equal to the amount of the quarterly retainer payable to the
Corporation's non-employee directors at the time such person ceases to be a director. A director will be credited with a quarter-year of service for each 3-month period or part thereof during which the director served continuously as a member of the Board. Such amount is payable to the retired director or his surviving spouse over a period of time commencing on his retirement date and expiring on the expiration of a period of time equal to the number of quarter-years of the director's service on the Board. In the event that a director with 5 or more years of service on the Board dies before retiring, the director's surviving spouse will receive a lump sum payment equal to 5 times the annual retainer payable to directors on the date of death.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE PERSONS NAMED ABOVE AS DIRECTORS OF THE CORPORATION. Directors will be elected by a plurality of the votes cast.


II. APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors recommends that the shareholders approve the Board's appointment of Ernst & Young LLP as independent accountants to audit the financial statements of the Corporation and its consolidated subsidiaries for the year 1998. The firm has conducted the audits for the Corporation for many years. If the appointment is not approved, the Board of Directors will appoint another independent accounting firm to audit the financial statements of the Corporation and its consolidated subsidiaries for the year 1998 without further action by the shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions of shareholders. Such representatives will have the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES FOR THE YEAR 1998.


III.  APPROVAL OF THE AMENDED AND RESTATED 1997 LONG TERM INCENTIVE PLAN

At the Annual Meeting, the shareholders will consider and act upon a proposal to adopt an amendment and restatement of the Federal-Mogul Corporation 1997 Long Term Incentive Plan (the "Plan"). On February 4, 1998, the Compensation Committee adopted the Plan as amended and restated and recommended its approval by the Board. On February 4, 1998, the Board also adopted the Plan as amended and restated, subject to approval by the shareholders. The Plan as amended and restated will become effective immediately upon approval by the shareholders. The Plan will continue to terminate 5 years after its original effective date. The Plan is intended to assist the Corporation in attracting, retaining and motivating directors, officers and employees and to provide it with the ability to offer incentives more directly linked to the profitability of its business and increases in shareholder value.


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Description of the Plan

The following is a summary of important features of the Plan, which is qualified in its entirety by reference to the copy of the Plan attached as Annex A to this Proxy Statement:

Administration. The Plan will be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"). Among other things, the Committee will select officers and employees to whom awards may be granted, determine the type of award and the number of shares of Common Stock to be covered by each award, and determine the terms and conditions of such awards. The Committee also will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it deems advisable, to interpret the terms and provisions of the Plan and any awards issued thereunder and otherwise to supervise the administration of the Plan. All decisions made by the Committee will be final and binding.

No member of the Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan or any award granted under the Plan.

Eligibility. All officers and employees of the Corporation designated by the Committee may be granted awards under the Plan. The Plan, also provides for annual awards of 2,000 stock options to nonemployee directors and permits such directors to receive the value of their accrued benefit under the Directors Retirement Income Plan (the "Director Retirement Plan") which was terminated December 31, 1997, in the form of stock. The Board currently estimates that approximately 10,000 persons may participate in the Plan.

Plan Features. The Plan authorizes the grant of awards covering up to 4,200,000 shares of the Corporation's Common Stock pursuant to the grant or exercise of stock options, including incentive stock options ("ISOs"), nonqualified stock options, stock appreciation rights ("SARs"), restricted stock and performance units, plus shares not issued under the 1989 Performance Incentive Stock Plan (the "1989 Plan"), including shares under the 1989 Plan that are subject to awards that are forfeited, lapsed, returned to the Corporation in consideration of participants' obligations or settled in cash, provided that awards of restricted stock may not exceed 420,000 shares. No participant may be granted awards covering more than 450,000 shares of Common Stock over the life of the Plan. Subject to these limits, the Committee will determine how and to whom shares available under the Plan may be divided. The shares subject to grant under the Plan are to be made available from authorized but unissued shares or from treasury shares. The Plan provides that shares not issued under awards due to forfeiture, lapse of an award or settlement of an award in cash or otherwise, or shares received by the Corporation in settlement of an obligation under the Plan or due to tax withholding are again available for issuance and may be granted for such terms as the Committee may determine, except that the term of an ISO may not exceed 10 years from its date of grant. No awards outstanding on the termination date of the Plan will be affected by such termination. Awards will not be transferable, except by will and the laws of descent and distribution and, in the case of nonqualified stock options, pursuant to a qualified domestic relations order or as a gift to an optionee's spouse or descendants. The Committee has broad authority to fix the terms and conditions of individual agreements with participants.

Several types of awards may be made under the Plan, as described below:

Stock Options. The Committee may grant options to purchase Common Stock at an exercise price of not less than 100% of its fair market value on the date of grant. Optionees may pay the exercise price in cash, stock (valued at its fair market value on the date of exercise), attestation of stock to be delivered in the future or by "cashless exercise" through a broker or the

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


Corporation, or any combination of the above. The Committee may arrange for the Corporation to grant a loan to an employee or may guarantee a loan from a third party. The terms of the loan will be determined by the Committee. The term of options will be determined by the Committee, but may be no longer than 10 years from the date of grant in the case of ISOs. The Committee also has the discretion to cash out options upon their exercise. The Committee will determine the times and other conditions under which options will become exercisable, and the extent to which options will be exercisable after the optionee's employment terminates. Generally, options will terminate upon the optionee's termination of employment for Cause (as defined in the Plan), and will remain exercisable for not more than 3 years after the optionee's death, not more than 3 years after the optionee's employment terminates because of disability, not more than 5 years after the optionee's retirement, and not more than 3 months after the optionee's employment terminates for any other reason. Options may be granted either as ISOs or nonqualified options. The principal difference between ISOs and nonqualified options is their tax treatment. See "Federal Income Tax Consequences", below. The Plan prohibits the reissuance and repricing of stock options.

SARs. The Committee may grant SARs in conjunction with all or part of any stock option. A SAR will entitle the optionee, in lieu of exercising an option, to receive the excess of the fair market value of a share of stock on the date of exercise over its option price multiplied by the number of shares for which the optionee is exercising the SAR. This amount will be paid to the holder in either stock (valued at its fair market value on the date of exercise) or cash or a combination thereof. A SAR may be granted as an alternative to a previously or contemporaneously granted nonqualified option, but may only be granted upon grant of an ISO. Because a SAR is an alternative to an option, the option will be canceled to the extent that the SAR is exercised, and the SAR will be canceled to the extent the option is exercised.

Restricted Stock. The Committee may grant restricted stock to individuals with such restriction periods and/or performance goals as the Committee may designate. The minimum restriction period for awards under the Plan will be at least three years in the case of time-based awards and at least one year in the case of performance based awards Performance goals must be based on the attainment of one or more of the following: specified levels of earnings per share from continuing operations, operating income, revenues, return on assets, return on equity, return on invested capital, shareholder value, economic value added, shareholder return and/or total shareholder return, achievement of cost control, production targets or the price of the Common Stock of the Corporation. The provisions of restricted stock awards (including any applicable Performance Goals) need not be the same with respect to each participant and may relate to the Corporation as a whole or to the subsidiary, business unit, division or department within which the participant is employed. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Unvested restricted stock is forfeited upon termination of employment, unless otherwise provided by the Committee. Other than these restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a holder of stock.

Performance Units. The Committee may grant performance units payable in cash or shares of Common Stock, conditioned upon continued service and/or the attainment of Performance Goals determined by the Committee during an award cycle. An award cycle consists of a period of consecutive fiscal years or portions of years designated by the Committee over which performance units are to be earned. While the Committee has wide discretion in determining how performance units will be paid at the end of a cycle, payment will generally be based on (a) the number of performance units earned as a result of the attainment of Performance Goals, in which case, at the conclusion of an award cycle, the Committee will determine the number of performance units granted to a participant that have been earned and will deliver to the participant the number of shares of Common Stock (or the cash equivalent) equal to the number of earned performance units; and/or (b) the value of performance units awarded determined with reference to the achievement of Performance Goals, in which case at the conclusion of an award cycle, the Committee will deliver to the participant (i) the number of shares of Common Stock, valued at their fair market value, equal to the value of the performance units and/or (ii) cash equal to the value of such performance units or a combination of cash and stock. The maximum value of cash that any participant may receive in any year with respect to performance units is $3,000,000. The Committee may permit participants to defer the receipt of or payment for performance units, provided that the election is made prior to the commencement of the applicable award cycle.

The Committee will determine to whom and when performance units will be awarded, and the terms and conditions of an award. In the event that a participant's employment is terminated (other than for Cause) or in the event of a participant's retirement, the Committee may, subject to certain limitations, waive all remaining payment limitations.

Director Stock Options. The amended and restated Plan provides that upon approval by the shareholders at the 1998 annual meeting and at each annual shareholder meeting thereafter during the term of the Plan, each non-employee director of the Corporation will be granted an option to purchase 2,000 shares of Common Stock. The first such grant was made on February 3, 1998, the date on which the Board approved termination of its pension plan. The exercise price for such options will be the fair market value of the Common Stock on the grant date and stock options will be fully vested and exercisable on the grant date. Each director who is entitled to receive his accrued benefits under the Director Retirement Plan upon its termination in 1998 may elect to receive the value of the accrued benefit under the Director Retirement Plan in the form of stock options. Those options have an exercise price equal to the fair market value of the Common Stock or the grant date and are fully vested but may not be exercisable for at least six months. All options granted to directors have a 10 year term and are generally subject to the other terms and conditions of stock options granted to officers and employees.

Amendment and Discontinuance. The Plan may be amended, altered or discontinued by the Board of Directors, but no amendment, alteration or discontinuance may be made that would (i) impair the rights of an optionee under an option or a recipient of a SAR, restricted stock award or performance unit award previously granted without the optionee's or recipient's consent, except an amendment made to qualify the Plan or any award or option granted thereunder for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, or (ii) disqualify the Plan or any award from such exemption. Except as provided in the Plan, no amendment to the Plan will be made without shareholder approval to the extent such approval is required by law or agreement. Any shares not subject to issuance upon discontinuance or termination of the Plan, as well as any shares received from the forfeiture or lapse of an award, settlement of an award in cash or the return of shares in satisfaction of an obligation may be transferred to a successor plan.

In the event of a change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, spin-off or other distribution of property, or a reorganization or partial or complete liquidation of the Corporation, the Committee or the Board may substitute or adjust the aggregate number and kind of shares and other awards that may be issued under the Plan. In the event of a Change in Control, as defined in the Plan, (i)all SARs and stock options outstanding as of the date of the Change in Control which are not then exercisable and vested will become fully exercisable and vested, (ii) the restrictions vesting requirements and deferral limitations applicable to restricted stock will lapse, (iii) all performance units will be considered to be earned and payable in full, all restrictions will lapse and all performance units will be settled in cash as promptly as practicable, and (iv) stock options may be surrendered, subject to certain limitations, at any time during the 60-day period following a Change in Control, for a cash payment (or, in certain circumstances, an equivalent number of shares of Common Stock) equal to the spread between the exercise price of the option and the Change in Control Price (as defined in the Plan).

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the Federal income tax consequences relating to stock options, SARs, restricted stock and performance units. The laws governing tax aspects of such awards are highly technical and such laws are subject to change.

A. Nonqualified Options and SARs. Upon the grant of a nonqualified option (with or without an SAR), the optionee will not recognize any taxable income and the Corporation will not be entitled to a deduction. Upon the exercise of an option or SAR, the excess of the fair market value of the shares acquired on the exercise of the option over the option price (the "spread"), or the consideration paid to the optionee upon exercise of the SAR, will constitute compensation taxable as ordinary income. In determining the amount of the spread or the amount of consideration paid to the optionee, the fair market value of the stock on the date of exercise is generally used. The Corporation, will generally be entitled to a tax deduction in an amount equal to the compensation taxable to the optionee.

B. ISOs. An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and may subject the optionee to the alternative minimum tax payable even though the optionee receives no cash upon the exercise of an ISO. Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO after the later of (a) two years from the date of grant of the ISO or (b) one year after the transfer of the shares to the optionee (the "ISO Holding Period"), the optionee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Corporation is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. Different rules apply if the optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the ISO Holding Period.

C. Restricted Stock. Generally, a grant of restricted stock will be taxed as compensation income at the date on which the restrictions imposed on the shares expire; any dividends paid on stock subject to the restrictions are also compensation income to the participant. The Corporation is generally entitled to an income tax deduction for compensation income taxed to the participant, subject to the provisions of Section 162(m) of the Internal Revenue Code ("IRC") (see below).

D. Performance Units. A participant who has been granted a performance unit award will not realize taxable income until the applicable award cycle expires and the participant receives the stock subject to the award or an equivalent amount of cash, either of which will be taxable as ordinary income. At that time, the Corporation will be allowed a corresponding tax deduction equal to the compensation taxable to the award recipient, subject to the provisions of IRC
Section 162(m) (see below).

The Plan has been designed to take into account tax laws that impose limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executives. IRC Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the Chief Executive Officer and the four other most highly compensated officers of a corporation (the "Covered Officers"). Certain types of compensation, including options granted with a fair-market-value exercise price and performance-based stock awards, are generally excluded from this deduction limit. In an effort to ensure that awards and payments under the Plan will qualify for this exclusion, the Plan has been submitted to shareholders for approval at the 1998 Annual Meeting. By approving the Plan, the shareholders will be approving, among other things, the performance measures, eligibility requirements and limits on various stock awards for purposes of IRC
Section 162(m).


New Plan Benefits

It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Plan if the Plan is approved, or what benefits or amounts would have been received by or allocated to any person or group of persons for the last fiscal year if the Plan had been in effect.

Vote Required

Approval of the Amended and Restated 1997 Long Term Incentive Plan requires the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock and its Series C ESOP Preferred Stock, voting as one class, present in person or by proxy at the annual meeting.

The Board of Directors believes that approval of the Amended and Restated 1997 Long Term Incentive Plan is in the best interests of all shareholders and, accordingly, recommends a vote FOR approval of the proposed Amended and Restated 1997 Long Term Incentive Plan.

IV. APPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE CORPORATION'S AUTHORIZED COMMON STOCK


The Board of Directors of the Corporation recommends that the shareholders adopt an amendment to the Restated Articles of Incorporation of the Corporation to increase the authorized number of shares of Common Stock from 60,000,000 to 260,000,000.

General

The Corporation's Restated Articles of Incorporation provide that the authorized number of shares of stock of the Corporation is 65,000,000, consisting of 60,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of March 30, 1998, there were 40,473,072 shares of Common Stock outstanding. The Corporation also has reserved (a) an additional 4,413,973 shares of Common Stock for issuance under the Corporation's existing stock-based compensation plans (including conversion of Series C Shares issued thereunder, (b) an additional 11,165,049 shares of Common Stock for conversion of debentures issued by the Corporation to Federal-Mogul Financing Trust upon conversion of convertible preferred securities issued by Federal-Mogul Financing Trust and a non-employee director stock award plan. As of March 30, 1998 there were only 3,947,906 shares of Common Stock available for use by the Corporation.

The purposes of the proposed increase in the number of authorized shares of Common Stock are: (i) for the proposed offering of Common Stock by the Corporation (the "Primary Offering") in order to repay certain indebtedness of the Corporation; (ii) for the conversion or exchange of shares of Series E Mandatory Exchangeable Preferred Stock issued in connection with the acquisition of Fel-Pro Incorporated and certain affiliated entities ("Fel-Pro"), which are convertible or exchangeable into 5,151,628 shares of Common Stock (subject to adjustment in certain circumstances); and (iii) to establish a reserve of authorized but unissued shares of Common Stock for future use in connection with acquisitions, efforts to raise additional capital for the Corporation and other general corporate purposes. Except for a) its existing stock-based compensation plans, b) conversion of debentures issued by the Corporation to Federal-Mogul Financing Trust, c) the Primary Offering and d) the conversion or exchange of shares of Series E Stock, the Corporation has no current plans or commitments that would involve the issuance of additional shares of Common Stock.

The issuance of additional shares of Common Stock for the purposes mentioned above will result in the dilution of the ownership interest of the current shareholders of the Corporation. The Corporation's Common Stock is not entitled to any preemptive rights. No solicitation of further authorization by the holders of Common Stock for the proposed issuance of the additional Common Stock is anticipated prior to any such issuance.

If approved by the shareholders, the initial paragraph of Article III of the Corporation's Restated Articles of Incorporation will be amended to read as follows:

         A.1. The total number of shares of stock which the Corporation shall have the authority to issue is as follows: 260,000,000 shares of Common Stock (Common Stock); and 5,000,000 shares of Preferred Stock (Preferred Stock).

Primary Offering of Common Stock

The Corporation intends to utilize a portion of the shares of the Common Stock proposed to be authorized for a general public offering for cash. The proceeds to the Corporation from the Primary Offering will depend upon the market for the Corporation's Common Stock. While the number of shares to be sold in the Primary Offering has not yet been firmly established and there can be no assurances as to prices prevailing for the Common Stock at the time of the Primary Offering, the Corporation currently hopes to offer a sufficient number of shares of Common Stock to retire at least $500 million of indebtedness. There can be no assurances that such an offering will be made or, if made, of the number of shares that will be offered or the price at which the shares will be offered.

The Corporation intends (i) to apply the net proceeds of the Primary Offering to prepay the entire principal amount outstanding under the Amended and Restated Senior Subordinated Credit Agreement among the Corporation, The Chase Manhattan Bank ("Chase"), as Administrative Agent, and Chase Securities Inc., as Arranger, dated as of December 18, 1997, which is currently $500 million (the "Senior Subordinated Loans"), and (ii) to apply any remaining balance of the net proceeds to repay a portion of the $1 billion principal amount of interim loans (the "Interim Loans") outstanding under the Second Amended and Restated Credit Agreement among the Corporation, certain of the Corporation's subsidiaries, Chase, as Administrative Agent, and the lenders named therein, dated as of December 18, 1997. The Senior Subordinated Loans currently bear interest at a floating rate which is the offering rate of Chase in the London interbank eurodollar market for U.S. dollar deposits, plus an initial margin of 4.5% (which will increase to 5.5% on September 12, 1998 and to 6% on December 12,
1998). The Interim Loans bear interest at a floating rate based, at the Corporation's option, upon either, (i) the higher of the prime rate of Chase and 0.5% in excess of the overnight federal funds rate, plus a margin of 1%, or (ii) the average of the offering rates of banks in the London interbank eurodollar market for U.S. dollar deposits, plus a margin of 2%. If the gross proceeds of the Primary Offering are less than $500 million, the proceeds will be applied solely to prepay the Interim Loans. The Senior Subordinated Loans are scheduled to mature on March 12, 1999. If such loans have not been converted on or prior to such date, they will be converted to loans maturing on March 12, 2008 and bearing interest at variable rates but in no event less than 0.5% above the rate in effect on March 12, 1998. The Interim Loans are scheduled to mature on September 12, 1999. Amounts borrowed under the Senior

Subordinated Loans and the Interim Loans were used as part of the financing of the acquisition of T&N plc and the financing of the acquisition of Fel-Pro.

Exchange or Conversion of  Series E Stock

On February 24, 1998, the Corporation issued 1,030,325.6 shares of Series E Stock to the owners of the Fel-Pro entities as partial compensation for the acquisition of Fel-Pro. All of these shares remain outstanding.

The following discussion of exchangeability, conversion, voting rights, registration rights and dividends and distributions of shares of Series E Stock is intended to summarize certain terms of the Certificate of Designations of the Series E Stock filed with the Michigan Department of Consumer & Industry Services on February 20, 1998 and contractual arrangements with the holders of Series E Stock.

A. Exchangeability. The shares of Series E Stock are mandatorily exchangeable into shares of Common Stock at a rate of five shares of Common Stock for each share of Series E Stock (representing an aggregate of 5,151,628 shares of Common Stock), subject to adjustment, upon the earlier of (i) the fifteenth day after holders of two-thirds of the outstanding Series E Stock have requested such exchange, (ii) the effective date of a registration statement filed at the request of holders of a majority of the Series E Stock pursuant to the registration rights agreement the Corporation executed for the benefit of holders of Series E Stock and (iii) February 24, 1999; however, no such exchange shall be made before the Corporation's Restated Articles of Incorporation have been amended to authorize additional shares of Common Stock. If the Series E Stock has not been exchanged by February 24, 1999, the mandatory exchange will take place fifteen days after the Corporation's Restated Articles of Incorporation have been amended to authorize additional shares of Common Stock.

The issuance of Common Stock upon the conversion or exchange of the Series E Stock will have no effect on the rights or privileges of existing shareholders except for the dilutive effect of such issuance. If the required vote of shareholders is obtained for approval of this proposal, the Corporation intends to conduct the mandatory exchange of Common Stock for Series E Stock not later than February 24, 1999.

B. Dividends and Distributions. Holders of Series E Stock receive a cumulative dividend of $2.40 per share per annum, payable quarterly in arrears, subject to increase to $14.35 per share per annum if shares of Series E Stock remain outstanding after February 24, 1999, increasing by $2.05 each month thereafter to $26.65 per share per annum as of August 24, 1999, subject to certain adjustments. This increasing dividend feature was required by the sellers of Fel-Pro to provide an incentive to the Corporation to seek promptly, and to its shareholders to approve, an increase in the number of shares of authorized Common Stock to facilitate exchange of the Series E Stock. The shares of the Series E Stock are not subject to any sinking fund or redemption provisions and have no preemptive rights. There is no restriction upon repurchase of shares of Series E Stock during any arrearage in the payment of dividends. The shares of the Series E Stock were issued in a transaction exempt from registration under the Securities Act of 1933 and such shares may be resold only pursuant to a registration statement under the Securities Act of 1933 or an exemption thereunder. The shares of the Series E Stock rank senior to Common Stock as to the payment of dividends and in parity with the Common Stock as to distribution of assets on liquidation, dissolution and winding up of the Corporation. The first scheduled quarterly dividend of $.60 per share of Series E Stock, due Marcj 31, 1998, was paid to the holders of Series E Stock.

C. Voting and Appraisal Rights. Holders of the Series E Stock have no voting rights until February 24, 1999, after which they have full voting rights and generally vote together with the Common Stock as one class. Each share of the Series E Stock will have the same number of votes equal to the number of shares of Common Stock into which such share could be converted on the record date for determining the shareholders entitled to vote, which is currently five votes per share.

D. Registration Rights. The holders of a majority of the Common Shares into which the Series E Stock is convertible or exchangeable or has been converted or exchanged may, upon no more than three occasions, request registration of all or part of such shares of Common Stock at any time after January 1, 1999, provided that the Restated Articles of Incorporation have been amended to authorize additional shares of Common Stock for issuance. These demand registration rights terminate at any point at which there are fewer than 3,000,000 shares of Common Stock eligible for registration and the shares may be sold without restriction under Rule 144(k) of the Securities Act of 1933.

E. Conversion for the Secondary Offering. The Corporation is contractually obligated to use its best efforts to include in the next underwritten offering of Common Stock prior to January 1, 1999 shares of Common Stock corresponding to, and issued in conversion of up to 25% of the initially issued Series E Stock, if the Corporation's Restated Articles of Incorporation have been amended to authorize additional shares of Common Stock for issuance. If the shareholders approve this proposal, the Corporation expects to convert the shares of Series E Stock and arrange for the Common Stock to be offered (the "Secondary Offering") through the underwriting arrangements in place for the Primary Offering. The Corporation is also considering making an offer to convert additional Series E Stock for inclusion in the Secondary Offering in exchange for release by holders of Series E Stock of certain portions of their demand registration rights.

Effective Date

The effective date of this amendment to the Restated Articles of Incorporation of the Corporation if approved by the shareholders will be the date of the filing of the Certificate of Amendment in the office of the Michigan Department of Consumer and Industry Services. The Certificate of Amendment will be filed as soon as reasonably practicable after adoption and approval of the proposal by the Corporation's shareholders.

Vote Required

Approval of the amendment to the Restated Articles of Incorporation of the Corporation set forth above requires the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock and its Series C ESOP Preferred Stock, voting as one class, present in person or by proxy at the annual meeting.

The Board of Directors believes that approval of the amendment to the Restated Articles of Incorporation of the Corporation is in the best interests of all shareholders and, accordingly, recommends a vote FOR approval of this amendment to the Restated Articles of Incorporation of the Corporation.

V.       INFORMATION ON EXECUTIVE COMPENSATION

Set forth below is information concerning annual and long-term compensation for services rendered in all capacities to the Corporation and its subsidiaries for the fiscal years ended December 31, 1997, 1996 and 1995, for (i) each person who served as Chief Executive Officer during 1997, and (ii) the four most highly compensated executive officers of the Corporation (other than persons who served as its Chief Executive Officer) serving on December 31, 1997.

                                                                SUMMARY COMPENSATION TABLE

                                              Annual Compensation                     Long Term Compensation Awards
                                 ---------------------------------------------  --------------------------------------------
                                                                                                                Securities
                                                                Other Annual     Restricted       Performance   Underlying
                                           Salary       Bonus   Compensation    Stock Awards     Stock Awards  Options/SARs
                                  Year       ($)         ($)       ($)              ($)             (No.)         (No.)
                                 ------   ---------   ---------  -----------    -------------     -----------  -------------
Name and Principal Position

R. A. Snell (b), ( c), (d) ....   1997     600,000          --     186,070             --             --        140,400
Chairman of the Board, Chief      1996     100,000          --          --      1,300,938(e)      57,500(f)     300,000
Executive Officer and President

A. C. Johnson (b), ( c) .......   1997     300,000     100,000          --             --             --         35,950
Executive Vice President          1996     261,600      75,000      28,344             --             --             --
                                  1995     229,993          --          --        273,750(h)      25,000(i)          --

W. A. Schmelzer (b), ( c) .....   1997     237,000      65,000          --             --             --         23,800
Vice President and Group          1996     222,180      66,000          --             --             --             --
Executive - Engine and            1995     212,280          --          --         54,750(h)       7,000(i)          --
Transmission Products

T. W. Ryan (b),(c),(d) ........   1997     220,820      50,000          --          5,000(j)      15,000(k)      43,000
Sr. Vice President and
Chief Financial Officer

* D.L. Kaye (b),(c),(d) .......   1997     206,666      50,000          --             --             --         16,750
Vice President, General           1996     189,996      33,750          --             --             --             --
Counsel and Secretary             1995     121,768          --          --             --             --             --




                                  All Other
                               Compensation (a)
                                    ($)
                               -------------
Name and Principal Position

R. A. Snell (b), ( c), (d) ....   12,867
Chairman of the Board, Chief     992,610(g)
Executive Officer and President

A. C. Johnson (b), ( c)........   21,113
Executive Vice President          26,113
                                  26,272

W. A. Schmelzer (b), ( c) .....   29,640
Vice President and Group
Executive - Engine and            33,571
Transmission Products

T. W. Ryan (b),(c),(d) ........    4,858
Sr. Vice President and
Chief Financial Officer

* D.L. Kaye (b),(c),(d) .......    8,267
Vice President, General            7,600
Counsel and Secretary                 --



*  D.L. Kaye was employed by the Corporation until March 12, 1998.

(a) Includes (i) Corporation Match and ESOP contributions to the Salaried Employees' Investment Program, (ii) Contributions under the Supplemental Executive Retirement Plan, and (iii) Contributions or allocations for split life, which, respectively for 1997 were: R.A. Snell ($12,867, $0, and $0); A.C. Johnson ($12,000, $0, and $9,113); W.A. Schmelzer ($9,480, $8,732, and
     $11,428); T.W. Ryan ($4,858, $0, and $0); and D.L. Kaye ($8,267, $0, and
     $0).
(b) Aggregate restricted stock holdings at December 31, 1997, and the market value of such holdings at such date, based upon a closing market price of $40.50 per share are as follows : R.A. Snell - 46,000 shares/$1,863,000; A.C. Johnson - 6,000 shares/$243,000; W.A. Schmelzer - 1,200 shares/$48,600; T.W. Ryan - 4,000 shares/$162,000; and D.L. Kaye - 15,200 shares/$615,600. Dividends are payable on such shares to such individuals when and as declared and such individuals may vote such shares.
(c) The Corporation is a party to Executive Severance Agreements with R.A. Snell, A.C. Johnson, W.A. Schmelzer, T.W. Ryan and D.L. Kaye. Benefits will be payable only if an actual or constructive termination of employment occurs within 36 months following a change in control of the Corporation. The benefits will consist of amounts up to 2.999 times annualized reported taxable income during the 5-year period preceding the change in control for those years in which service were performed for the Corporation.
(d) R.A. Snell, T.W. Ryan and D.L. Kaye first became executive officers of the Corporation in November 1996, February 1997 and April 1995, respectively.
(e) Restricted shares of Common stock awarded November 1, 1996, subject to time-based vesting, valued at the closing price of such date of $22.625.
(f) Restricted shares of Common Stock awarded November 1, 1996, subject to performance-based vesting. Shares vested on July 9, 1997.
(g) Includes compensation for certain losses incurred by R. A. Snell, including a loss of $350,000 in bonus compensation that he would have received had he remained with his former employer, and an advance of $600,000 (subject to adjustment in 1997) against losses under certain compensation plans of his former employer as a result of his having terminated his employment with his former employer.
(h) Restricted Shares of Common Stock awarded February 8, 1995, valued at the closing price of $18.25 on their grant date. Shares were awarded as follows : A.C. Johnson - 15,000 shares; and W.A. Schmelzer - 3,000 shares. Awards vest at the rate of 20% of the awards per year for 5 years following the date of the grant.
(i) Restricted shares of Common Stock awarded February 8, 1995, subject to performance-based vesting. Awards vest upon the attainment of two conditions : (i) the minimum average market price of the Corporation and
     (ii) three years of continuous employment. Awards also vest fully upon retirement, death, total disability or certain changes of control of the Corporation.
(j) Restricted shares of Common Stock awarded on March 4, 1997, subject to time-based vesting, valued at the closing price as of such date of $25.0625. Awards vest at a rate of 20% of the awards per year for 5 years following the date of the grant.
(k) Restricted shares of common stock awarded March 4, 1997, subject to performance-based vesting. Shares vested on July 9, 1997.

STOCK OPTIONS/STOCK APPRECIATION RIGHTS. The following table summarizes information with respect to the grant of stock options during fiscal 1997, all of which were granted without stock appreciation rights.

                                           OPTION/SAR GRANTS DURING FISCAL 1997
------------------------------------------------------------------------------------------------------------------------------
                          Individual Grants
---------------------------------------------------------------------------------------------
                            Number of            Percent of Total
                           Securities              Options/SARs                                  Potential Realizable Value at
                           Underlying               Granted to     Exercise or                       Assumed Annual Rates of
                           Option/SARs             Employees in    Base Price      Expiration     Stock Price Appreciation For
     Name                  Granted (#)              Fiscal Year      ($/Sh)           Date                Option Term
-------------------        -----------           ----------------  -----------     ----------    -----------------------------
                                                                                                     5% ($)         10% ($)
                                                                                                     ------         -------
R.A. Snell                   75,000                    8.0%           41.28125       12/04/02        855,394        1,890,196
                             65,400                    7.0%           23.68750        2/06/02        428,005          945,779

A.C. Johnson                 18,000                    1.9%           41.28125       12/04/02        205,294          453,647
                             17,950                    1.9%           23.68750        2/06/02        117,472          259,583

W.A. Schmelzer               10,000                    1.1%           41.28125       12/04/02        114,052          252,026
                             13,800                    1.5%           23.68750        2/06/02         90,313          199,568

T.W. Ryan                    18,000                    1.9%           41.28125       12/04/02        205,294          453,647
                             25,000                    2.7%           25.06250        3/05/02        173,108          382,523

D.L. Kaye                     7,500                    0.8%           41.28125       12/04/02         85,539          189,020
                              9,250                    1.0%           23.68750        2/06/02         60,536          133,768



In 1997, Corporation granted options to approximately 3,000 salaried and non-union employees throughout the world.

The following table summarizes information with respect to options held by each of the named executive officers as of December 31, 1997. The values shown are hypothetical and depend on the future performance of the Corporation's Common Stock. No stock appreciation rights are outstanding.


                     Aggregated Opton/SAR Exercises in Last
               Fiscal Year and December 31, 1997 Option/SAR Value


                                                 Number of Securities                 Value of Unexcercised
               Shares                            Underlying Unexercised               In-The-Money
               Acquired on       Value           Options/SARs at Fiscal               Options/SARs at Fiscal
               Exercise          Realized        Year End (#)                         Year-End ($)
                  (#)              ($)           Exercisable/Unexercisable            Exercisable/Unexercisable
               -----------       --------        -------------------------            -------------------------
R.A. Snell         -                -            180,000/260,400                      3,217,500/3,244,538

A.C.Johnson        -                -            16,379/38,571                        281,706/344,703

W.A. Schmelzer     -                -            1,049/25,440                         17,177/258,868

T.W. Ryan          -                -            0/43,000                             0/385,938

D.L. Kaye          -                -            0/16,750                             0/155,516


RETIREMENT PLANS. Under the Corporation's Personal Retirement Account Plan (the "PRA") benefits are payable upon retirement to salaried employees in the form of a lump-sum or annuity at the employee's election. The PRA is a defined benefit pension plan. Accrued pension benefits for participants are expressed as an account balance. Annual credits of 2.0, 2.5, 3.0, 4, 5.0, 6.0, 7.0, 8.0 or 9.0%
of earnings are made to participants' accounts based on the employee's age. Earnings are defined as an employee's base pay plus overtime, commissions, incentive compensation, gainsharing, bonuses and other variable compensation. Benefits vest based on a graded 5-year schedule.

Estimated annual retirement benefits that may be provided by the PRA upon retirement at age 65, which is the mandatory retirement age for officers, assuming the employee converts the combined account balances into a single monthly life annuity, are as follows: R. A. Snell -- $23,721; A. C. Johnson -- $111,536; W. A. Schmelzer -- $65,012; T. W. Ryan -- $57,540; and D. L. Kaye --
$79,918.

CERTAIN RELATED TRANSACTIONS.

Employment Agreement.

The terms of R. A. Snell's employment as Chairman of the Board, Chief Executive Officer and President of the Corporation are set forth in a five-year employment agreement dated as of December 1, 1996. Mr. Snell's base salary for 1998 is $850,000, subject to increase in future years by the Board. His 1998 bonus compensation, set by the Board, can range from no bonus to a maximum amount equal to two times his base salary. He is generally eligible for the plans and benefits provided by the Corporation's senior executives, though he is not eligible to participate in the Corporation's Supplemental Retirement Program ("SERP") and instead receives the retirement benefits described below.

The Corporation agreed to pay to him, following his separation from the Corporation, supplemental retirement benefits equal to the difference between
(i) the retirement benefits that he would have received under two plans maintained by his former employer if he had remained employed by the former employer until his separation from the Corporation (under the former employer's plans as in effect on December 1, 1996 and based on his combined employment and salary history with the former employer and the Corporation) and (ii) the sum of the amounts that he is entitled to receive under the former employer's plans and the Corporation's Personal Retirement Account Plan. Similar protections from potential loss caused by Mr. Snell's change of employment were provided with respect to death and disability benefits.

Loans. Loans under the Federal-Mogul Loan Programs (the "Programs") were outstanding during 1997 to A. C. Johnson in the amount of $133,428.86. The purpose of the Program is to encourage executives to retain ownership of the Corporation's Common Stock and stock options by providing loans, evidenced by promissory notes, which are secured by an assignment of proceeds from the sale of shares of Federal-Mogul Common Stock acquired upon the exercise of employee stock options or the sale of restricted share grants. The maximum term of the loans is 5 years. The Program also provides that interest on the outstanding principal balance of the loans is variable and is reset quarterly based on current broker margin account rates. At December 31, 1997, the average interest rate applicable to outstanding principal loan balances was 7.25% per annum.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Pursuant to rules adopted by the Securities and Exchange Commission, the Compensation Committee of the Corporation's Board of Directors has furnished the following report on executive compensation:

Role of Compensation Committee

The Compensation Committee is composed entirely of independent, non-employee directors of the Corporation. The Compensation Committee has supervised the development and implementation of the Corporation's compensation programs and as appropriate, with the assistance of independent compensation consultants, initiated new compensation policies designed to closely align the rewards to senior managers with an increase in the value of the Corporation's stock.

The Compensation Committee makes recommendations to the Board on compensation actions involving its executive officers and selected senior management. The Compensation Committee meets at least three times each year and recommends its compensation decisions to the Board, which has final authority on such matters. In determining compensation, the Committee considers the recommendations of the Chief Executive Officer, except with respect to his own compensation.

Compensation Philosophy

Total compensation plans for senior managers are designed to 1) provide a strong incentive to maximize the company's shareowner value and 2) attract and retain proven management talents.

These goals are achieved by:

         - Direct linkage of cash compensation awards to growth in Economic Value Added (EVA(R)), which the Compensation Committee believes to be the best operating performance measure of shareowner value.

         - Federal-Mogul common stock ownership requirements, supported by equity based incentive plans, which promote alignment of senior management with shareowners.

         - Straightforward, definitive plan design that balances risk and reward and visibly ties management rewards to growth in shareowner value.

When the performance goals are achieved, the compensation programs provide a total remuneration package competitive with similar international enterprises.

Base Salary

The base salary of executive management is determined by market-based surveys provided by an independent consultant and the individual executive's performance, experience and demonstrated capabilities in meeting the requirements of the position. The Chief Executive Officer's base salary is generally determined by the Committee's evaluation of his attainment of stated overall goals and targets for the Corporation and his individual contribution and performance.

Supplemental Compensation

The Corporation's Supplemental Compensation Program provides the opportunity for annual incentive awards to its senior managers and executive officers, including the Chief Executive Officer. Each year targeted goals are set with the recommendation of the Compensation Committee. If met, such goals create a plan fund of a certain amount. The fund is adjusted based upon attainment of the target and reduced if the target is not met. In 1997, the targeted goal was based on return on invested capital, cash from operations and earnings per share. Actual 1997 results exceeded the targeted standards, and as a result, supplemental compensation was paid. The Compensation Committee revised its philosophy to more closely align compensation to EVA(R) targets, as described above.

Long-Term Incentive Compensation

In 1997 and previous years, Long-Term Incentive Compensation for the Corporation's executive officers was awarded in stock options and restricted stock. Periodic grants of stock options and awards of restricted stock were made to executive officers based on their contribution to the long-term direction and success of the organization. The grant price was regularly set at or above the market price average of the Corporation's Common Stock on the day of the grant.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows deductions for compensation in excess of $1 million per year to the Chief Executive Officer and four other most highly compensated executives of the Corporation (the "Covered Officers"), unless such compensation is performance based. The

Committee intends that all incentive or long-term compensation payable to Covered Officers will be performance based.


                             COMPENSATION COMMITTEE

                            /s/ J.J. Fannon, Chairman
                                  /s/ A. Madero
                                  /s/ J.C. Pope

April ___, 1998


STOCK PERFORMANCE CHART

The graph below compares the cumulative total shareholder return on the Corporation's Common Stock for the last five fiscal years with the cumulative total return of the S&P Midcap 400 Index and the Corporation's per group. The Corporation's peer group consists of: Borg Warner Automotive, Inc.; Breed Technologies, Inc.; Cooper Industries, Inc.; Dana Corporation; Echlin Inc.; Hayes Lemmerz International, Inc.; Lear Corporation; Magna International Inc.; SPX Corporation; Tower Automotive, Inc. The graph assumes an initial investment of $100 and quarterly reinvestment of all dividends.


COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN



                          TOTAL SHAREHOLDER RETURNS
                            (DIVIDENDS REINVESTED)


                               INDEXED RETURNS
                                 YEARS ENDING


                               BASE
                               PERIOD
COMPANY NAME/INDEX             DEC92           DEC93        DEC94           DEC95            DEC96            DEC97
-----------------------------------------------------------------------------------------------------------------------
FEDERAL-MOGUL CORP              100           182.42        128.84           128.75            148.02         276.68
S&P MIDCAP 400 INDEX            100           113.95        109.87           143.86            171.49         226.80
PEER GROUP                      100           124.81        102.79           120.78            145.26         184.77




VI. INFORMATION ON SECURITIES

Only holders of the Corporation's Common Stock and of its Series C ESOP Convertible Preferred Stock of record at the close of business on March 30, 1998 will be entitled to vote at the Annual Meeting. On that date there were outstanding 40,473,072 shares of Common Stock and 762,939 shares of Series C ESOP Convertible Preferred Stock, which constitute all of the outstanding voting securities of the Corporation. The Common Stock and the Series C ESOP Convertible Preferred Stock will vote together as a single class on all matters to be voted upon at the Annual Meeting. The holders of shares of Common Stock are entitled to cast one vote per share on all matters to be acted upon, and the holders of shares of Series C ESOP Convertible Preferred Stock are entitled to cast two votes per share on each such matter. Accordingly, there will be 45,477,150 votes eligible to be cast upon each matter to be voted upon at the Annual Meeting.

STOCK OWNERSHIP OF MANAGEMENT. As of March 30, 1998, shares of the Corporation's Common Stock and its Series C ESOP Convertible Preferred Stock were owned beneficially by its directors and officers as set forth in the following tables.



COMMON STOCK
                                                                           Number of                  Deferred
                                                                     Shares Beneficially               Stock
  Name                                                               Owned (a),(b),( c)               Units (d)              Total
  ----                                                               --------------------            ----------              -----
  Directors:

R.A. Snell                                                                264,973(e)                       -                 264,973
J.J. Fannon                                                                 1,281                      8,267                   9,548
R.M. Hills                                                                 21,900(f)                  39,337                  61,237
A. Madero                                                                   1,060                      4,644                   5,704
R.S. Miller, Jr                                                             2,000                      1,321                   3,321
J.C. Pope                                                                   6,100(f)                   8,705                  14,805
H.M. Sekyra                                                                 4,908                      1,235                   6,143

Nominees:

P.S. Lewis                                                                      -                          -                       -
G. Whalen                                                                       -                          -                       -


Non-Director Officers:

A. C. Johnson                                                           49,081(e),(f)                      -                  49,081
W. A. Schmelzer                                                         14,588(e),(f)                      -                  14,588
T. W. Ryan                                                              12,627(e),(f)                      -                  12,627
D. L. Kaye                                                              17,833(e),(f)                      -                  17,833


All directors
 and officers
 as a group
(24 persons,
 including those
 named above)                                                           2,414,107                     63,509               2,477,616


(a) Unless otherwise indicated, beneficial owners have sole voting power and sole investment power with respect to all shares.
(b) Includes shares that may be acquired by the exercise of stock options granted by the Corporation and exercisable on or before April 1, 1998:
        R.A. Snell - 180,000 shares; A.C. Johnson - 13,379 shares; W.A. Schmelzer - 1,049 shares; T.W. Ryan - 0 shares; D. L. Kaye - 0 shares and all officers as a group - 372,944 shares. The shares issuable to each of the foregoing individuals upon exercise of their options were regarded as outstanding for calculating the percentage of Common Stock beneficially owned by such individual.
(c) As of February 28, 1998, each officer and director owned less than 1% of the outstanding shares of Common Stock.
(d) Deferred Stock Units - Under a plan adopted by the Board of Directors, non-employee directors may elect to defer receipt of all or a portion of their compensation by converting amounts deferred into units valued as though invested in Common Stock. These stock units are credited with dividend equivalents in the form of additional stock units. Amounts also include 1,235 restricted deferred stock units awarded to each non-employee director; such units vest over 5 years.
(e) Includes 46,000 shares of restricted stock granted under the 1989 Performance Incentive Stock Plan to R.A. Snell; 6,000 shares to A.C. Johnson; 1,200 shares to W.A. Schmelzer; 4,000 shares to T.W. Ryan; 15,200 shares to D.L. Kaye; and 120,200 shares to officers as a group.
(f) J.C. Pope shares voting power with respect to 400 such shares; R.M. Hills has voting power to 16,500 shares held in a Family Partnership; and D.L. Kaye holds 2,331 shares in a Trust.

SERIES C ESOP CONVERTIBLE PREFERRED STOCK
                                                              Number of
                                                                Shares
                                                             Beneficially
Name                                                         Owned(a),(b)

R. A. Snell . . . . . . . . . . . . . . . . . . . . . .          69
A. C. Johnson . . . . . . . . . . . . . . . . . . . . .       1,223
W. A. Schmelzer . . . . . . . . . . . . . . . . . . . .         819
T. W. Ryan. . . . . . . . . . . . . . . . . . . . . . .          68
D. L. Kaye. . . . . . . . . . . . . . . . . . . . . . .         118

All other directors . . . . . . . . . . . . . . . . . .          --
All directors and officers as a
 group (24 persons, including
 those named above) . . . . . . . . . . . . . . . . . .       8,803
--------------------

(a) Shares allocated to personal accounts under the Salaried Employees' Investment Program of the Corporation. Participants share dispositive power over such shares with the Trustee for the Program. Such shares are voted (at the rate of two votes per share) by the Trustee in accordance with instruction from participants. Only directors who are employees of the Corporation (or were at the time such shares were issued) are eligible to receive Series C ESOP Convertible Preferred Stock.

(b) Less than 1% of the class of Series C ESOP Convertible Preferred Stock for any one director or officer.

OTHER BENEFICIAL OWNERS. Each person listed in the table below has filed a
Schedule 13G with the Securities and Exchange Commission or otherwise has informed the Corporation that it "beneficially owned" more than 5% of the Common Stock as of December 31, 1997. The Corporation knows of no person or group that beneficially owns more than 5% of the Common Stock, except as noted below.


                                                       Number of                       Percent of
Name and Address of Beneficial Owner                    Shares                          Class(a)
Janus Capital Corporation                             6,014,135                            14.86%
100 Fillmore Street
Denver, CO 80206

The Capital Group Companies, Inc.(b)                  4,549,300                            11.24%
333 South Hope Street
Los Angeles, CA 90071

Merrill Lynch Asset Management                        2,556,000         6.32%
800 Scudders Mill Road
Plainsboro, NJ  08536
--------------------


(a) Percentages are calculated based on outstanding shares of Common Stock as of March 30, 1998, of 40,473,072 shares and assume conversion of the Corporation's Series C ESOP Convertible Preferred Stock.

(b) According to a Schedule 13G filed by The Capital Group Companies, Inc., as of December 31, 1997, it had beneficial ownership of 4,549,300 shares of the Corporation's Common Stock as follows: Capital Research and Management Company, a registered investment adviser and one of its operating subsidiaries, had beneficial ownership of 2,195,000 of said shares; and the remaining shares were reported as being beneficially owned by other subsidiaries of The Capital Group Companies, Inc., none of which by itself owns 5% or more of the outstanding securities.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. Based on the Corporation's records and other information, the Corporation believes that all filing requirements with the SEC, the New York Stock Exchange and the Pacific Exchange applicable to its directors and officers were complied with for 1997.

VII. OTHER INFORMATION

A proxy may be revoked at any time before its exercise upon written notice to the Secretary of the Corporation. Unless revoked, the shares represented by the proxy will be voted in accordance with the specifications made. If no specifications are made, such shares will be voted for the election of directors as proposed in this Proxy Statement, in favor of the approval of the appointment of Ernst & Young LLP as independent accountants, in favor of the approval of the Amended and Restated 1997 Long Term Incentive Plan and in favor of the approval of the amendment and restatement of the Corporation's Articles of Incorporation to increase the Corporation's authorized common shares

Shares for which proxies are marked "abstain" will be treated as shares present for the purpose of determining the presence of a quorum. Proxies relating to "street name" shares that are voted by brokers on only some of the matters to be considered and acted upon at the Annual Meeting will nevertheless be treated as present for purposes of determining the presence of a quorum, but will not be entitled to vote on any such matter as to which the broker does not have discretionary voting power and has not received instructions from the beneficial owner ("broker non-votes"). In tabulating the votes, abstentions and broker non-votes will be treated as votes not cast.

The form of proxy used in the solicitation pursuant to this Proxy Statement names R.A. Snell, R.M. Hills and J.J. Fannon, and each of them, with full power of substitution, as proxies for the shareholders, with power to vote their shares at the Annual Meeting and any adjournment thereof. The Board of Directors does not intend to present any other matters at the meeting. However, should any other matters properly come before the meeting, it is the intention of such proxy holders to vote the Proxy in accordance with their best judgment.

All costs of solicitation of proxies will be borne by the Corporation. In addition to solicitation by mail, the officers and employees of the Corporation, who will receive no additional compensation therefor, may solicit proxies personally or by telephone. Also, the Corporation has engaged the firm of D.F. King & Co. Inc., to solicit proxies; the Corporation estimates that the fees paid to D. F. King & Co. Inc. will be approximately $7,000, plus reasonable costs and expenses. The Corporation will reimburse brokers, custodians, nominees and fiduciaries for their expenses in mailing proxy materials.

The Annual Report of the Corporation to shareholders, including financial statements, for the fiscal year ended December 31, 1997, is being sent to all shareholders with this Proxy Statement. The Management's Discussion and Analysis of Financial Conditions and Results of Operation, Summary of Selected Financial Data, Report of Independent Public Accountants and Financial Statements and Notes sections of such Annual Report are hereby incorporated by reference into this Proxy Statement. Certain historical and pro forma financial information relating to T&N plc and Fel-Pro has been included in this Proxy Statement as Annex B.

SHAREHOLDER PROPOSALS. Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Secretary of the Corporation no later than December 28, 1998.

                                          By order of the Board of Directors.


                                          Edward W. Gray, Jr.
                                          Senior Vice President, General Counsel
                                           and Secretary

Federal-Mogul Corporation
World Headquarters
26555 Northwestern Highway
Southfield, Michigan 48034







[logo]
Printed on Recycled Paper



[logo]
Federal-Mogul

                                                                         ANNEX A


            FEDERAL-MOGUL CORPORATION 1997 LONG TERM INCENTIVE PLAN
                  (As Amended and Restated effective in 1998)

SECTION 1. INTRODUCTION; PURPOSE; DEFINITIONS

Federal-Mogul Corporation adopted the 1997 Long Term Incentive Plan, which plan was initially approved by shareholders at the 1997 annual meeting of shareholders. Federal-Mogul Corporation hereby amends and restates the 1997 Long Term Incentive Plan, which amendment and restatement shall apply to all Awards granted after the Plan's approval by shareholders as amended and restated, and the Plan as amended and restated shall apply to Awards granted prior to this amendment and restatement to the extent not inconsistent with the terms of the Award and to the extent that such amendment and restatement does not result in any increased liability to any person, the regrant of an Award or a violation of law. The purpose of the Plan is to assist the Corporation and its subsidiaries in attracting, retaining and motivating directors, officers and employees and to provide the Corporation and its subsidiaries with a stock plan providing incentives more directly linked to the profitability of the Corporation's businesses and increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

(a) "Affiliate" means a corporation or other entity controlled by the Corporation and designated by the Committee from time to time as such.

(b) "Award" means a Stock Appreciation Right, Stock Option, Restricted Stock or Performance Unit.

(c) "Award Cycle" shall mean a period of consecutive fiscal years or portions thereof designated by the Committee over which Awards are to be earned or are to vest.

(d) "Board" means the Board of Directors of the Corporation.

(e) "Cause" means (1) conviction of a participant for committing a felony under federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a participant's employment duties or
    (3) willful and deliberate failure on the part of a participant to perform employment duties in any material respect, or such other events as shall be determined by the Committee. The Committee shall have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

(f) "Change of Control" and "Change in Control Price" have the meanings set forth in Sections 10(b) and (c), respectively.

(g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h) "Commission" means the Securities and Exchange Commission or any successor agency.

(i) "Committee" means the Committee, as defined in Section 2.

(j) "Common Stock" means the shares of the regular voting Common Stock, no par value per share, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Corporation which is designated for the purpose of this Plan.

(k) "Corporation" means Federal-Mogul Corporation, a Michigan corporation, and includes any successor or assignee corporation or corporations into which the Corporation may be merged, changed or consolidated; any corporation for whose securities all or substantially all of the securities of the Corporation shall be exchanged; and any assignee of or successor to substantially all of the assets of the Corporation.

(l) "Covered Employee" means a participant designated prior to the grant of shares of Restricted Stock or Performance Units by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock or Performance Units are expected to be taxable to such participant.

(m) "Director" means, when the context refers to a participant or participation in the Plan, a member of the Board of Directors who is neither an officer nor employee of the Corporation, its subsidiaries or an Affiliate.

(n) "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

(o) "Early Retirement" means retirement from active employment with the Corporation, a subsidiary or an Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

(p) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(q) "Fair Market Value" means, except as provided in Section 5(j) and 7(b)(ii)(2), as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such

     Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

(r) "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "Incentive Stock Option" within the meaning of Section of the Code.

(s) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

(t) "Non-Employee Director" means a member of the Board who qualifies as a Non-Employee Director as defined in Rule 16b-3(b)(3), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission and who qualifies as an "outside director" under Section 162(m) of the Code.

(u) "Normal Retirement" means retirement from active employment with the Corporation, a subsidiary or an Affiliate at or after age 65.

(v) "Performance Goals" means the performance goals established by the Committee prior to the grant of Restricted Stock or Performance Units that are based on the attainment of one or any combination of the following: Specified levels of earnings per share from continuing operations, operating income, revenues, return on assets, return on equity, return on invested capital, shareholder value, economic value added, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation and/or dividend growth), achievement of cost control, production targets, or the price of the Common Stock, fixed on a Corporation-wide basis or with reference to the subsidiary, business unit, division or department of the Corporation for or within which the participant is primarily employed, and that are intended to qualify under
     Section 162(m)(4)(C) of the Code. Such Performance Goals also may be based upon attaining specified levels of performance under one or more of the measures described above relative to the performance of other corporations. Such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(w)  "Performance Units" means an Award made pursuant to Section 9.

(x) "Plan" means the Federal-Mogul Corporation 1997 Long Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(y)  "Restricted Stock" means an award granted under Section 8.

(z)  "Retirement" means Normal or Early Retirement.

(aa) "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under
     Section 16(b) of the Exchange Act, as amended from time to time.

(bb) "Stock Appreciation Right" means a right granted under Section 7.

(cc) "Stock Option" means an option granted under Section 5 or Section 6.

(dd) "Termination of Employment" means the termination of the participant's employment with the Corporation and any subsidiary or Affiliate. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Corporation or another subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Corporation and its subsidiaries and Affiliates shall not be considered Terminations of Employment. With respect to a participant who is a Director, the cessation of the person's serving as a member of the Board of Directors shall constitute a Termination of Employment, provided such participant is not thereafter an employee or officer of the Corporation, its subsidiaries or an Affiliate, in which case the other provisions of this dd. shall apply.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


SECTION 2. ADMINISTRATION

The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two Non-Employee Directors, each of whom shall be required to be an "outside director" for purposes of Section 162(m)(4) of the Code, and shall be appointed by and serve at the pleasure of the Board.

The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Directors, officers and employees of the Corporation and its subsidiaries and Affiliates.

Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a) To select the persons to whom Awards may from time to time be granted;

(b) Determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Units or any combination thereof are to be granted hereunder;

(c) Determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) Determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Corporation or any subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(e) Modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided however, that the Committee may not adjust upwards the amount payable to a designated Covered Employee with respect to a particular Award upon the satisfaction of applicable Performance Goals;

(f) Determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

(g) Determine under what circumstances and/or in what proportions an Award may be settled in cash or Common Stock under Sections 5(j) and 9(b)(i).

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate to an officer of the Corporation the authority to make decisions pursuant to paragraphs (c), (f), (g), (h), (i) and
(j) of Section 5 (provided that no such delegation may be made that would cause any Award or transaction under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause any Award or payment made in respect thereof to be "applicable employee remuneration" under Section 162(m)(4)(A) of the
Code) and (ii) authorize any one or more of their number or any officer of the Corporation to execute and deliver documents on behalf of the Committee.

Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Plan participants. Actions of the Compensation Committee shall be given full force and effect notwithstanding that one or more members of the Compensation Committee is not a Non-Employee Director or an outside director under Section 162(m) of the Code.


SECTION 3. COMMON STOCK SUBJECT TO PLAN

The total number of shares of Common Stock reserved and available for issue under the Plan shall be 1,300,000, no more than 130,000 of which shares shall be granted as Awards of Restricted Stock, plus such additional shares of Common Stock as may be transferred to the Plan from the Corporation's 1989 Performance Incentive Stock Plan (including shares under that plan that would become available after the date hereof due to forfeiture, cancellation, settlement of an award for cash or other property, transfer in consideration of an obligation of a participant or otherwise). No participant may be granted Awards covering in excess of 350,000 shares of Common Stock over the life of the Plan, including Awards that expire or terminate unexercised. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

The Committee shall have full authority to determine the number of shares of Common Stock available for issue, and in its discretion may include (without limitation) as available for distribution any shares of Common Stock that have ceased to be subject to an Award, any shares of Common Stock subject to any Award that is forfeited or cancelled, any shares subject to an Award that is exercised or terminates without the issuance of shares of Common Stock being made to the participant, or any shares (whether or not restricted) of Common Stock that are received by the Corporation in connection with the exercise of an Award, including the satisfaction of a tax withholding obligation. If any shares could not again be available for Awards to a particular participant or for a particular type of Award, such shares shall be available exclusively for Awards to other participants or for other Awards which are not subject to such limitations. The number of shares of Common Stock available for issuance under Incentive Stock Options shall be limited to 1,300,000, and such number shall be determined without regard to any provision that would cause the Plan not to state the aggregate number of shares that may be issued thereunder.

No person shall have any rights of a shareholder as to shares of Common Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Corporation's official shareholder records as having been issued and transferred. Upon exercise of the Award or any portion thereof, the Corporation will have a reasonable time in which to issue the shares, and the participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Corporation's official shareholder records, except as provided herein or in an Award.

In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Corporation, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option.


SECTION 4. ELIGIBILITY

Directors, officers and employees of the Corporation, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Corporation, its subsidiaries and Affiliates are eligible to be granted Awards under the Plan.


SECTION 5. STOCK OPTIONS

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types, Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Corporation and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ among and between participants. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date on which the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Corporation shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Corporation to the participant. Such agreement or agreements shall become effective upon execution by the Corporation and the participant. The Committee may determine the content of any written option agreement, and whether the agreement need be signed and other procedural aspects of the grant.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under said
Section 422.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, but shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date on which the Stock Option is granted.

(c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise (whether by writing, telephone or otherwise) to the Corporation specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

    Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Corporation may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the optionee (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised) and which has been held by the optionee for at least 6 months; provided however, that, in the case of an Incentive Stock Option the right to make a payment in the form of already owned shares of Common Stock may be authorized only at the time the Stock Option is granted.

    In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes by certifying ownership of shares of Common Stock owned by the participant to the satisfaction of the Committee for later delivery to the Corporation as specified by the Corporation; or by any combination of the foregoing. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

    In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option, or by permitting the participant to certify or attest to ownership of shares of Common Stock owned by the participant to the satisfaction of the Committee for latter delivery to the Corporation as specified by the Committee.

    No shares of Common Stock shall be issued until full payment therefore has been made. An optionee shall have all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 13(a).

(e) Corporation Loan or Guarantee. Upon the exercise of any Stock Option and subject to the pertinent Award and the discretion of the Committee, the Corporation may at the request of the participant:

    (i) lend to the participant, an amount equal to such portion of the option price as the Committee may determine; or

    (ii) guarantee a loan obtained by the participant from a third-party for the purpose of tendering the option price.

    The terms and conditions of any loan or guarantee, including the term, interest rate, whether the loan is with recourse against the participant and any security interest thereunder, shall be determined by the Committee, except that no extension of credit or guarantee shall obligate the Corporation for an amount to exceed the lesser of the aggregate fair market value per share of the Common Stock on the date of exercise, (less the par value of the shares of Common Stock to be purchased upon the exercise of the Award, if required by law) or the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

(f) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (a) by will or by the laws of descent and distribution; or (b) in the case of a Nonqualified Stock Option, pursuant to (i) a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) or (ii) a gift to such optionee's spouse or descendants, whether directly or indirectly or by means of a trust or partnership or otherwise, if expressly permitted under the applicable option agreement. All Stock Options shall be exercisable, subject to the terms of this Plan, during the optionee's lifetime, only by the optionee or by the guardian or legal epresentative of the optionee or, in the case of a Nonqualified Stock Option, its alternative payee pursuant to such qualified domestic relations order or the recipient of a gift permitted under the applicable option agreement, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to (i) a qualified domestic relations order or (ii) a gift permitted under the applicable option agreement.

(g) Termination by Death. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised in full, whether or not then exercisable, or on such accelerated basis as the Committee may determine, for a period of 3 years (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of 3 years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 1 year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock

    Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(i) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of 5 years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(j) Other Termination. Unless otherwise determined by the Committee: (i) If an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate; and (ii) If an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement or for Cause, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of 3 months from the date of such Termination of Employment or the balance of such Stock Option's term; provided however, that if the optionee dies within such 3-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such 3-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding the foregoing, if an optionee incurs a Termination of Employment at or after a Change in Control (as defined Section ), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (1) six months and one day from the date of such Termination of Employment, and (2) the balance of such Stock Option's term. In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(k) Cashing Out of Stock Option. Upon receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common

    Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

(l) Change in Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Corporation, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Corporation and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section shall have been exercised.

(m) Repricing. Notwithstanding anything in the Plan to the contrary, no Stock Option shall be reissued or repriced.

(n) Deferred Delivery. The Committee has discretion to permit the deferred delivery of shares of Common Stock upon the exercise of a Stock Option.


SECTION 6. DIRECTOR STOCK OPTIONS

(a) Annual Grant. Each person who is a Director (as defined in Section (1)(m) on and after the date of the 1998 annual shareholder meeting shall become a participant in the Plan and shall, on the date of the 1998 annual shareholder meeting and on each subsequent annual shareholders' meeting (or such other annual date as selected by the Committee) ("Director Grant Date") for as long as such person remains a Director (or until the termination of the Plan, whichever date occurs earlier), without further action by the Board or the Committee, be granted a Stock Option to purchase 2,000 shares of Common Stock. If any Director is required to retire pursuant to the policies of the Board during the 12-month period beginning on any Director Grant Date, or if the Director has notified the Board that he or she intends to resign for any reason during the 12-month period beginning on any Director Grant Date, said Director shall instead be granted on the relevant Director Grant Date a Stock Option to purchase the number of shares of Common Stock equal to (i) 2,000 multiplied by (ii) a fraction, the numerator of which is the number of full calendar months the Director will serve during the period beginning on the Grant Date and ending on the Director's last date of service and the denominator of which is 12. If, after 1998, a Director is elected or appointed to the Board effective on any date other than the date of the annual shareholders' meeting, said Director shall automatically be granted on the Director Grant Date he or she joins the Board a Stock Option to purchase the number of shares of Common Stock equal to (i) 2,000, multiplied by (ii) a fraction, the numerator of which is the number of full months such Director will serve on the Board during the period beginning on the date he or she joins the Board and ending on the date of the next following annual shareholders' meeting and the denominator of which is 12. If the number of shares of Common Stock available to grant under the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive a Stock Option to purchase a pro rata number of the remaining shares of Common Stock available under the Plan; provided further, however, that if such proration results in fractional shares of Common Stock, then such Stock Option shall be rounded down to the nearest number of whole shares of Common Stock. If there is no whole number of shares remaining to be granted, then no grants shall be made under the Plan.

(b) Exercisability. Subject to Section 10 or the provisions of any Award agreement, each Stock Option granted to a Director under Section 6(a) shall be fully vested on of the Director Grant Date, but shall not be exercisable for six months from the Director Grant Date (but subject to Section 10) or until such later date as provided in an Award agreement.

(c) Special Grant. The Corporation shall grant a Stock Option to each Director who has elected distribution of his or her accrued benefit upon termination of the Director's Retirement Income Plan in the form of a Stock Option equal to the value of such accrued benefit. The value and number of shares of Common Stock subject to such Stock Option shall be determined by the Committee as of a date selected by the Committee and by applying a valuation method which valuation shall be binding on all parties hereto. Each Stock Option granted under this Section 6(c) shall be fully vested, but may not be exercisable for six months from the date of grant (but subject to Section 10), or until such later date as provided in an Award agreement, and shall contain such additional terms and provisions as the Committee may determine.

(d) Termination of a Director. Unless otherwise provided in an Award agreement, the term of any Stock Option granted pursuant to this Section 6 shall terminate on the tenth anniversary of the Director Grant Date (which term shall include the date of grant under Section 6(c).

(e) Other. Each Stock Option granted to a Director shall be evidenced by an agreement in a form approved by the Committee, which shall embody the terms and conditions of such Stock Option and which shall be subject to the express terms and conditions set forth in the Plan. Such Award shall become effective upon execution by the participant. The provisions of
    Section 5 (other than Section 5(g), (h), (i) and (j)) shall apply to all Stock Options granted under this Section 6 to the extent not inconsistent with the provisions of this Section 6.

SECTION 7. STOCK APPRECIATION RIGHTS

(a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

    A Stock Appreciation Right may be exercised by an optionee in accordance with Section 7(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 7(b). Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan in which case the exercise of the Stock Appreciation Right shall require the cancellation of a corresponding portion of the Stock Option, and the exercise of the Stock Option will result in cancellation of a corresponding portion of the Stock Appreciation Right. Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

         (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions Section 5 and this Section 7.

         (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

         (iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(f).

         (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.


SECTION 8. RESTRICTED STOCK

(a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 8(c).

    The Committee may, prior to grant, condition vesting of Restricted Stock upon the attainment of Performance Goals. The Committee may, in addition to requiring satisfaction of Performance Goals, condition vesting upon the continued service of the participant. The provisions of Restricted Stock Awards (including the applicable Performance Goals) need not be the same with respect to each recipient. All Performance Goals applicable to Awards of Restricted Stock shall be approved by the Committee in writing as required by Section 162(m) of the Code and the rules and regulations thereunder in order for the value of the Restricted Stock delivered pursuant to such Award to be deductible.

(b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

         "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF FEDERAL-MOGUL CORPORATION 1997 LONG TERM INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE OFFICES OF THE SECRETARY OF FEDERAL-MOGUL CORPORATION, 26555 NORTHWESTERN HIGHWAY, SOUTHFIELD, MICHIGAN."

    The Committee may require that the certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

         (i) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 8(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period") (which period shall ordinarily be not less than one year), and until the later of
                 (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided, that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service or upon performance; provided however, that in the case of Restricted Stock subject to Performance Goals granted to a participant who is a Covered Employee, the applicable Performance Goals have been satisfied.

         (ii) Except as provided in this paragraph (ii) and Section 8(c)(i) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 13(e) of the Plan, (1) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (2) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

         (iii) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 8(c)(i), 8(c)(iv) and
                 (ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

         (iv) Except to the extent otherwise provided in Section 10(a)(ii), in the event that a participant retires or such participant's employment is involuntarily terminated (other than for Cause), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of any applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

         (v) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

         (vi) Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.


SECTION 9. PERFORMANCE UNITS

(a) Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 9(b).

    The Committee may, prior to grant, condition the settlement of Performance Units upon continued employment and/or the attainment of Performance Goals. The provisions of such Awards (including the applicable Performance Goals) need not be the same with respect to each recipient. All Performance Goals applicable to Awards of Performance Units awarded during an Award Cycle shall be approved by the Committee in writing as required by Section 162(m) of the Code and the rules and regulations thereunder in order for the cash and/or property delivered pursuant to such Award to be deductible.

(b) Terms and Conditions. Performance Units Awards shall be subject to the following terms and conditions:

         (i) Subject to the provisions of the Plan and the Performance Units Agreement referred to in Section 9(b)(vi), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle. At the expiration of the Award Cycle, the Committee shall evaluate the Corporation's performance in light of the Performance Goals for such Award to the extent applicable, and shall determine the value of Performance Units granted to the participant which have been earned, and the Committee may then elect to deliver (1) a number of shares of Common Stock equal to the value of Performance Units determined by the Committee to have been earned, or (2) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant. The maximum value of cash and property that any participant may receive with respect to Performance Units in any year is $3,000,000.

         (ii) Except to the extent otherwise provided in the applicable Performance Unit Agreement and Sections 9(b)(iii) and 10(a)(iii), upon a participant's Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, the rights to the shares still covered by the Performance Units Award shall be forfeited by the participant.

         (iii)   Except to the extent otherwise provided in Section
                 10(a)(iii), in the event that a participant's employment is terminated (other than for Cause) or in the event a participant retires, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Units with respect to which a participant is a Covered Employee, satisfaction of any applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's Performance Units.

         (iv) A participant may elect to further defer receipt of the Performance Units payable under an Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee (the "Elective Deferral Period"). Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Award (or for such installment of an Award).

         (v) If and when any applicable Performance Goals are satisfied and the Elective Deferral Period expires without a prior forfeiture of the Performance Units, payment in accordance with Section 9(b)(i) hereof shall be made to the participant.

         (vi) Each Award shall be confirmed by, and be subject to, the terms of a Performance Unit Agreement.

SECTION 10. CHANGE IN CONTROL PROVISIONS

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

    (i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.
    (ii) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.
    (iii) All Performance Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable.

(b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

    (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of Common Stock of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control; (1) any acquisition directly from the Corporation,
         (2) any acquisition by the Corporation, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or
         (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this
         Section 10(b); or

    (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

   (iii) Approval of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the Board resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

   (iv) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the

    Common Stock on the date such Incentive Stock Option or Stock
    Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

SECTION 11. TERM, AMENDMENT AND TERMINATION

The Plan will terminate 5 years after the effective date of the Plan. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan. Any shares of Common Stock not then subject to an Award, and any shares that thereafter cease to be subject to an Award due to the forfeiture or cancellation of an Award, or any shares for which settlement is in cash, or any shares that are received by the Corporation in consideration of a participant's obligation may be transferred to a successor plan.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award or Performance Unit Award therefore granted without the optionee's or recipient's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan or any Award or transaction thereunder from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Corporation's shareholders to the extent such approval is required by law or agreement.

The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan, or Award, transaction or payment made under the Plan, to qualify for the exemption provided by Rule 16b-3.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as will as other developments, and to grant Awards which qualify for beneficial treatment under such rules with shareholder approval.


SECTION 12. UNFUNDED STATUS OF PLAN

It is presently intended that the Plan shall constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 13. GENERAL PROVISIONS

(a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include anylegend which the Committee deems appropriate to reflect any restrictions on transfer.

    Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

    (i) Listing or approval for listing upon notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

    (ii) Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation, or maintaining in effect any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

    (iii) Obtaining any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Nothing contained in the Plan shall prevent the Corporation or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) Neither adoption of the Plan nor the grant or any Award thereunder shall confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.

(e) Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditioned upon such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for settlement of withholding obligations with Common Stock.

(f) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

(g) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to paid or by whom any rights of the participant, after the participant's death, may be exercised.

(h) In the case of a grant of an Award to any employee of a subsidiary of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

(i) Notwithstanding the foregoing, if any right granted pursuant to this Plan would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for any cash payable pursuant to such right Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

(j) Notwithstanding anything in this Plan to the contrary, no transaction between a participant and the Corporation that requires as a condition of its exemption from Section 16 of the Exchange Act approval in the manner set forth in paragraph (d)(1) or (d)(2) of Rule 16b-3 shall be consummated until such approval is obtained; but failure to obtain such approval shall not cause a transaction consummated to be void or voidable without the consent of such participant nor shall it disqualify the transaction from the benefit of any of available exemption from said Section 16.

(k) Unless the Committee shall otherwise determine or any provision of the Plan shall otherwise specifically require, no delivery of cash and/or property shall be made to any "covered employee", as that term is defined in Section 162(m)(3) of the Code, or any transferee to whom the right of such covered employee to receive such cash and/or property has been transferred as the result of a transfer permitted by the Plan, in any year to the extent that the value such cash and/or property, together with the value of all other cash and/or property delivered to such covered employee or transferee in such year, shall not be deductible by the Corporation as a result of the operation of Section 162(m) of the Code. Any cash and/or property not deliverable because of the application of the previous sentence shall be delivered in each succeeding year to the extent that the value of such cash and/or property, together with the value of all other cash and/or property delivered to such covered employee or transferee in such year, is so deductible, until such cash and/or property shall have been delivered in full and such undelivered cash and/or property shall bear interest from the date on which it was first payable, but for the application of this Section (j), until paid in full, at a rate of interest per annum to be determined by the Committee in accordance with any rules adopted under said Section 162; for purposes of computing such interest, the Committee shall determine the value of such property, based upon (i) its Fair Market Value (adjusted as the Committee shall see fit, but at least quarterly) if it is Common Stock or if its value is determinable with reference to the price of Common Stock or (ii) as the Committee shall determine in all other cases. This Section (j) shall cease to have effect upon the occurrence of a Change in Control and the Plan shall thereafter be construed as if this Section (j) had never been part thereof, except in respect of the obligation of the Corporation to pay interest pursuant to the provisions of this Section (j); without limiting the generality of this sentence, (i) all cash and/or property deliverable as a result of such occurrence shall be delivered when due as if this Section (j) were not part of the Plan and (ii) all cash and/or property deliverable, but for the provisions of this Section (j), shall become deliverable upon such Change in Control, together with interest accrued thereon.

(l) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.


SECTION 14. EFFECTIVE DATE OF PLAN

The Plan as amended and restated shall be effective as of the date it is approved by at least a majority of the outstanding shares of Common Stock of the Corporation.

                                  AMENDMENT TO
                              THE 1989 PERFORMANCE
                              INCENTIVE STOCK PLAN

Federal-Mogul Corporation hereby amends the 1989 Performance Incentive Stock Plan (the "Plan"), effective March 1, 1998, as follows:

                                       I.

Section 4.1 of the Plan is amended by inserting Section 4.1(d) into the Plan to read as follows:

"(d) The shares of Common Stock which are not subject to an award of any type as of March 1, 1998, shall be transferred to, and applied to satisfy awards under, the Federal-Mogul Corporation 1997 Long-Term Incentive Plan, as amended or restated (the "LTIP"). Any shares of Common Stock that are released from an award of any type or received by the Corporation (i) due to the forfeiture or cancellation (for whatever reason) of an award of any type, (ii) as consideration for the exercise of any type of award hereunder, (iii) in satisfaction of a participant's payment of tax withholding ,or (iv) due to the settlement of an award in cash whether on March 1, 1998, or thereafter, shall be transferred to the 1997 LTIP."

                                      II.

Except as herein amended, the Plan shall remain in full force and effect.


Executed this __________ day of __________, 1998.





                                            FEDERAL-MOGUL CORPORATION



                                            By ________________________________

                                   ANNEX B

                              Financial Statements

                           Operating Businesses of the
                                  Fel-Pro Group

                   At December 28, 1997 and December 29, 1996
             and for the three fiscal years ended December 28, 1997
                       with Report of Independent Auditors

                           Operating Businesses of the
                                  Fel-Pro Group

                              Financial Statements


                   At December 28, 1997 and December 29, 1996
             and for the three fiscal years ended December 28, 1997
                       with Report of Independent Auditors


                                    CONTENTS


Report of Independent Auditors...........................................1

Audited Financial Statement

Balance Sheets...........................................................2
Statements of Operations.................................................4
Statements of Cash Flows.................................................5
Notes to Financial Statements............................................6

                         REPORT OF INDEPENDENT AUDITORS




The Management of the Operating Businesses of the Fel-Pro Group

We have audited the accompanying balance sheets of the Operating Businesses of the Fel-Pro Group as of December 28, 1997 and December 29, 1996 and the related statements of operations and cash flows for each of the three fiscal years in the period ended December 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Operating Businesses of the Fel-Pro Group at December 28, 1997 and December 29, 1996 and the results of its operations and its cash flows for each of the three fiscal years in the period ended December 28, 1997 in conformity with generally accepted accounting principles.


February 13, 1998

                           Operating Businesses of the
                                  Fel-Pro Group

                                 Balance Sheets
                                 (In Thousands)

                                                                     DECEMBER 28,        DECEMBER 29,
                                                                         1997               1996
                                                                     --------------------------------
ASSETS
Current assets:
   Trade accounts receivable, less allowances of $5,009 in 1997
     and $3,210 in 1996                                                $  83,412         $  79,266
   Inventories, net                                                       61,009            51,469
   Refundable income taxes                                                   530             3,859
   Deferred income taxes                                                    --               5,530
   Other current assets                                                    4,162             2,972
                                                                       ---------------------------
Total current assets                                                     149,113           143,096

Property, plant, and equipment:
   Land                                                                    4,197             4,165
   Buildings and improvements                                             45,750            44,371
   Machinery and equipment                                                64,426            58,555
   Construction in process                                                 9,087             5,945
   Accumulated depreciation                                              (42,828)          (41,419)
                                                                       ---------------------------
Total property, plant, and equipment                                      80,632            71,617

Other assets:
   Investment in marketable securities                                     7,490            10,352
   Intangible assets, net                                                 16,685            17,665
   Deferred income taxes                                                    --              10,183
   Other long-term assets                                                 16,199             8,872
                                                                       ---------------------------
Total other assets                                                        40,374            47,072
                                                                       ---------------------------
Total assets                                                           $ 270,119         $ 261,785
                                                                       ===========================

See notes to financial statements.

                           Operating Businesses of the
                                  Fel-Pro Group

                                 Balance Sheets
                                 (In Thousands)

                                                                       DECEMBER 28,    DECEMBER 29,
                                                                          1997            1996
                                                                       ----------------------------
LIABILITIES AND EQUITY
Current liabilities:
   Trade accounts payable                                               $ 22,703        $ 17,596
   Accrued income taxes                                                    6,725              --
   Accrued sales rebates                                                  10,466           7,999
   Accrued real estate taxes                                               2,169           1,958
   Accrued payroll and benefits                                           24,142          21,640
   Other current liabilities                                              10,507           8,969
                                                                        ------------------------
Total current liabilities                                                 76,712          58,162

Accrued postretirement benefit obligation                                 46,835          46,572
Other long-term liabilities                                                6,633           5,203

Equity:
   Owners' equity                                                        138,159         149,925
   Foreign currency translation adjustments                                1,256           1,483
   Unrealized gain on marketable equity securities, net of taxes
                                                                             524             440
                                                                        ------------------------
Total equity                                                             139,939         151,848
                                                                        ------------------------
Total liabilities and equity                                            $270,119        $261,785
                                                                        ========================

See notes to financial statements.

                           Operating Businesses of the
                                  Fel-Pro Group

                            Statements of Operations
                                 (In Thousands)


                                                        YEAR ENDED
                                     DECEMBER 28,       DECEMBER 29,   DECEMBER 31,
                                        1997              1996             1995
                                     -----------------------------------------------
Net sales                            $ 489,305         $ 448,042        $ 387,928
Cost of goods sold                     268,477           245,761          217,572
                                     --------------------------------------------
Gross profit                           220,828           202,281          170,356

Operating expenses:
   Shipping                             22,537            19,808           16,946
   Advertising and selling              74,955            72,433           63,335
   General and administrative           72,829            68,026           57,754
   Other                                 3,496             2,897            3,831
                                     --------------------------------------------
                                       173,817           163,164          141,866
                                     --------------------------------------------
Income from operations                  47,011            39,117           28,490
Other income (expense), net                (66)              125             (265)
                                     --------------------------------------------
Income before income taxes              46,945            39,242           28,225
Income taxes                            25,488             6,871            4,796
                                     --------------------------------------------
Net income                           $  21,457         $  32,371        $  23,429
                                     ============================================

See notes to financial statements.

                           Operating Businesses of the
                                  Fel-Pro Group

                            Statements of Cash Flows
                                 (In Thousands)

                                                                                               YEAR ENDED
                                                                              DECEMBER 28,    DECEMBER 29,   DECEMBER 31,
                                                                                1997            1996           1995
                                                                           -----------------------------------------------
OPERATING ACTIVITIES
Net income                                                                   $ 21,457         $ 32,371         $ 23,429
Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation                                                               9,486            8,775            8,003
     Amortization of intangibles                                                2,016            2,526            2,750
     Provision for losses on accounts receivable                                2,754              707              (71)
     Deferred income taxes                                                     15,978             (835)            (209)
     Accrued postretirement benefit obligation                                    263            2,406            2,139
     Other                                                                       (406)            (165)          (8,591)
     Changes in operating assets and liabilities:
       Trade accounts receivable                                               (6,121)         (17,447)          (3,351)
       Inventories                                                             (8,553)          (4,608)             348
       Other assets                                                            (5,166)          (6,578)          (4,443)
       Trade accounts payable                                                   5,107            1,615            3,555
       Accrued payroll and benefits                                             2,502            6,354            1,132
       Other liabilities                                                       12,371            5,979           (2,480)
                                                                              -----------------------------------------
Net cash provided by operating activities                                      51,688           31,100           22,211

INVESTING ACTIVITIES
Acquisition of business, less cash acquired                                    (3,501)         (13,491)          (7,101)
Proceeds from sale of marketable securities                                     3,850             --               --
Purchases of marketable securities                                               (988)          (3,042)          (7,310)
Purchases of property, plant, and equipment                                   (18,277)         (14,058)         (12,505)
Proceeds from disposal of property, plant, and equipment                          451               72             --
Other investment activities                                                      --               (112)            --
                                                                                                               --------
                                                                              -----------------------------------------
Net cash used in investing activities                                         (18,465)         (30,631)         (26,916)

FINANCING ACTIVITIES
Cash distributions to owners                                                  (27,500)         (21,055)         (11,099)
                                                                              -----------------------------------------

Net Cash provided to/from affiliates                                           (5,723)          20,586           15,804
                                                                              =========================================

See notes to financial statements

                           Operating Businesses of the
                                  Fel-Pro Group

                          Notes to Financial Statements

                                December 28, 1997

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

On January 9, 1998, the owners of the Fel-Pro Group of affiliated entities signed an agreement to sell the Fel-Pro Group operating businesses and certain related real estate (collectively, the operating businesses of the Fel-Pro Group or the Company) to Federal Mogul Corporation (Federal Mogul). Certain non-operating assets, including cash, debt, certain marketable securities, real estate and insurance assets, are not included in the transaction. The transaction closed on February 24, 1998 and the owners received $491.8 million in cash plus $225 million of Federal Mogul Corporation stock.

The accompanying financial statements include the net assets and operations purchased by Federal Mogul and are presented as if the Company had existed as an entity separate from certain affiliated entities not purchased by Federal Mogul. Any activity with those affiliated entities has been reflected in owners' equity.

The operating businesses of the Fel-Pro Group are owned by the following affiliated entities:

Felt Products Mfg. Co. and              Fel-Pro Specialty Sealing Products L.P.
  subsidiaries (Felt)                     (SSP)

Fel-Pro Mexico S.A. de C.V.             Fel-Pro Chemical Products L.P.
  (FP Mexico)                             (Chemical)

Meridian Parts Corporation (Meridian)   FP Performance Products L.P.
                                          (Performance)
FP Diesel L.P. (Diesel)


All significant intercompany accounts and transactions have been eliminated in the financial statements.

The Company is engaged in the manufacture and/or distribution of automotive, heavy duty and industrial gaskets (primary product line); replacement parts for heavy duty diesel engines; adhesives, lubricants, sealers, and other chemical products for industrial use, and high performance transmissions and torque converters. Products are primarily sold to customers located throughout the United States, Canada, Mexico, South America, the Middle East, Asia and Europe either directly to original equipment manufacturers or to aftermarket customers. All of these activities constitute a single business segment. Domestic sales, including export sales, represent over 90% of total net sales in 1997, 1996 and 1995. Export sales represent approximately 13%, 11% and 9% of total net sales for 1997, 1996 and 1995, respectively. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The terms of customer receivables vary based on customer agreements. Credit losses are provided for in the financial statements and consistently have been within management's expectations. Primary manufacturing operations and corporate offices are located at facilities in Skokie, Illinois.

The following is a summary of significant accounting policies:

FISCAL YEAR

The Company uses a 52 or 53 week year, ending on the last Sunday in December. The fiscal years ended December 28, 1997 and December 29, 1996 include 52 weeks, while the fiscal year ended December 31, 1995 includes 53 weeks.

CASH AND CASH EQUIVALENTS

An affiliated entity provides a centralized cash management function; accordingly, the Company does not maintain separate cash accounts and its cash disbursements and collections are settled through owners' equity.

MARKETABLE SECURITIES

Management determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each balance sheet date. All investments are classified as available-for-sale securities which are carried at fair value, with unrealized holding gains and losses, net of tax, reported as a separate component of equity. Marketable equity and debt securities being held for non-current uses such as the funding of postretirement benefit obligations are classified as long-term assets. Quoted market prices have been used in determining the fair value of these investments.

INVENTORIES

Inventories owned by Felt, Diesel and Meridian, are carried at the lower of last in, first out (LIFO) cost or market. The aggregate inventories owned by all other entities are carried at the lower of first in, first out (FIFO) cost or market. At December 28, 1997 and December 29, 1996, 21% of total inventories are carried on a FIFO basis.

INTANGIBLE ASSETS

Goodwill, patents, and trademarks are being amortized over periods of 14 to 20 years using the straight-line method. Noncompetition agreements are being amortized over the terms of the related agreements.

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

TRANSLATION OF FOREIGN OPERATIONS

The financial statements of the foreign entities have been translated in accordance with Statement of Financial Accounting Standards No. 52 and accordingly, unrealized foreign currency translation adjustments are reflected as a component of equity, except for those related to FP Mexico. In 1997, Mexico was determined to be a highly inflationary country. As a result, unrealized foreign currency translation adjustments related to peso denominated monetary assets and liabilities, which are not significant, are reported under "Other income, net", and other assets and liabilities are translated at historical exchange rates.

DEPRECIATION AND AMORTIZATION

Property, plant, and equipment is recorded at cost. For depreciable assets acquired prior to 1991, provisions for depreciation and amortization are computed using both straight-line and accelerated methods for financial reporting purposes, based on the estimated useful lives of the assets. Beginning in 1991, provisions for newly acquired depreciable assets are computed using the straight-line method, based on the estimated useful lives of the assets.

RESEARCH AND DEVELOPMENT

Activities related to new product development and major improvements to existing products and processes are expensed as incurred and amounted to approximately $4.4 million in 1997, $4.1 million in 1996, and $4.2 million in 1995.

MANAGEMENT ESTIMATES

The financial statements include estimated amounts and disclosures based on management's assumptions about future events. Actual results could differ from those estimates.

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)


2.  INVESTMENTS

The composition of marketable securities is as follows:

                                                 DECEMBER 28, 1997                        DECEMBER 29, 1996
                                       --------------------------------------------------------------------------------
                                                                       (In Thousands)
                                             COST             FAIR VALUE             COST              FAIR VALUE
                                       --------------------------------------------------------------------------------
Long term investments:
     Brinson Global Fund                    $6,617              $7,490              $9,618              $10,352
                                       ================================================================================

Interest and dividend income, net is included in other income(expense), net, and was $.8 million in 1997 and 1996, and $.5 million in 1995.

3.  INVENTORIES

Inventories at December 28, 1997, and December 29, 1996 consist of the following:

                                                                          1997               1996
      Raw materials                                                     $13,931             $12,595
      Work in process                                                     6,869               7,930
      Finished goods                                                     59,871              51,396
                                                                        ---------------------------
      Inventories at FIFO                                                80,671              71,921
      Less:  Excess of FIFO cost over LIFO cost                          19,662              20,452
                                                                        ---------------------------
                                                                        $61,009             $51,469
                                                                        ===========================


4.  INCOME TAXES

Earnings of the operating businesses of the Fel-Pro Group owned by Diesel, SSP, Performance and Chemical are not subject to federal or state income taxes because these entities are partnerships. The partners include the earnings from these partnerships in the partner's Federal and state income tax returns.

Effective December 30, 1996, the stockholders of Felt elected under Subchapter S of the Internal Revenue Code to include Felt's income in their own income for federal tax purposes. Accordingly, Felt is not subject to federal income taxes effective December 30, 1996, and the net deferred tax asset of approximately $15.7 million at December 29, 1996 was written off as a charge to tax expense in fiscal 1997. Additionally, the LIFO reserve of $21.2 million was included in taxable income and the tax cost recorded as a charge to tax expense in the income statement in fiscal 1997.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)

4.  INCOME TAXES (CONTINUED)

used for income tax purposes for Felt for the year ended December 29, 1996. Significant components of the deferred tax assets and liabilities are as follows:


                                                                  1996
                                                         ---------------------
                                                              (In Thousands)
DEFERRED TAX ASSETS
Postretirement benefit obligation                                $14,383
Other                                                              7,538
                                                                 -------
Total deferred tax assets                                         21,921

DEFERRED TAX LIABILITIES
Tax over book depreciation                                        (5,877)
Other                                                               (331)
                                                                 -------
Total deferred tax liabilities                                    (6,208)
                                                                 =======
Net deferred tax assets/(liabilities)                            $15,713
                                                                 =======

The income tax provision consists of the following:

                               1997             1996                 1995
                             -----------------------------------------------
                                             (In Thousands)
Current:
   Federal                   $ 8,986            $ 5,500             $ 3,992
   State                         719              1,436                 758
   Foreign                        70                770                 255
                             ----------------------------------------------
                               9,775              7,706               5,005
Deferred (credit)             15,713               (835)               (209)
                             ----------------------------------------------
                             $25,488            $ 6,871             $ 4,796
                             ==============================================

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)


4.  INCOME TAXES (CONTINUED)

The reconciliation of income taxes (tax benefits) computed at the United States federal statutory tax rate to income tax expense is:

                                                  1997                 1996                 1995
                                               ----------------------------------------------------
                                                                 (In Thousands)

Pretax income for taxable entities             $ 2,133.0            $19,502.0             $11,966.0
                                               ====================================================

Income taxes at U.S. statutory rate            $   746.6            $ 6,825.7             $ 4,088.1

Tax effect from:
   Reversal of deferred taxes                   15,713.0
   LIFO recapture                                7,420.0
   State income taxes                              251.6                933.4                 492.7
   Other                                         1,356.8               (888.1)                215.2
                                               ----------------------------------------------------
                                               $25,488.0            $ 6,871.0             $ 4,796.0
                                               ====================================================

Income taxes paid were approximately $3.7 million in 1997, $12.8 million in 1996, and $5.6 million in 1995.

5.  OWNERS' EQUITY

A summary of the account activity is as follows:

                                                     1997                   1996                1995
                                                  -----------------------------------------------------
                                                                      (In Thousands)
Beginning balance                                 $ 149,925             $ 118,023             $  89,889
Net income                                           21,457                32,371                23,429
Distribution to owners                              (27,500)              (21,055)              (11,099)
Net cash provided to/(from) affiliates               (5,723)               20,586                15,804
                                                  -----------------------------------------------------
Ending balance                                    $ 138,159             $ 149,925             $ 118,023
                                                  =====================================================

The operating businesses of the Fel-Pro Group are owned by entities having the following stock authorized and issued at December 28, 1997. These amounts are included in owners' equity above.

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)

5.  OWNERS' EQUITY (CONTINUED)

FELT
Authorized shares ($.01 par value)                                    200,100
Shares issued and outstanding                                         198,137.62
Par value                                                              $1,981
FP MEXICO
Authorized shares ($.12 par value)                                    410,000
Shares issued and outstanding                                         410,000
Par value                                                             $48,200
MERIDIAN
Authorized shares ($1 par value)                                      250,000
Shares issued and outstanding                                          20,000
Par value                                                             $20,000

6.  EMPLOYEE BENEFIT PLANS AND OTHER POSTRETIREMENT BENEFITS

The Company maintains, for the benefit of its eligible employees, the following benefit plans:

EMPLOYEES' PROFIT-SHARING AND RETIREMENT PLAN

This plan is noncontributory on the part of participants, except for their voluntary contributions (which are limited, as provided in the plan agreement). Discretionary contributions by the Company for each year are determined by the Board of Directors. Distributions from the plan are made to participants or their beneficiaries on death, retirement, disability, or termination of employment. Contributions were approximately $9.8 million in 1997, $9.3 million in 1996, and $7.8 million in 1995.

DEATH BENEFIT PLAN

The Company maintains a "death benefit plan" for selected managerial employees. The plan provides that in the event of death of a participant, before termination of employment or retirement, the applicable death benefits, as defined, are payable to the participant's designated beneficiaries. There were no beneficiary payments made in 1997, 1996, or 1995.

The Company may at any time amend or revoke the "death benefit plan" without the consent of its participants. Since the plan is presently fully funded through life insurance policies in which the participants possess no interest and the payment of benefits is contingent upon the death of participants, no provision for such future possible payments has been reflected in the financial statements.

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)


6.  EMPLOYEE BENEFIT PLANS AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)

DEFERRED COMPENSATION PLAN

The Company maintains deferred compensation plans for qualified managers. The plans allow such participants to defer up to 90% of their annual bonuses and salary (subject to certain limitations). The plans also provide for matching amounts (as defined) from the employer, provide for a growth increment dependent on several factors, and provide for additional employer contributions on compensation in excess of $160,000. Distributions from the plan are made to the participants or their designated beneficiaries upon the earlier of death, retirement, disability, termination of employment, or by participant choice. Employer and employee contributions, including interest, of $2.7 million, $2.3 million, and $2.2 million were paid to the plans in 1997, 1996, and 1995, respectively.

OTHER POSTRETIREMENT BENEFITS

The Company provides postretirement medical, dental, and death benefits to domestic employees hired prior to January 1, 1988, who have worked at least 10 years and attained age 55 while in service with the Company. All employees hired subsequent to this date are eligible for these benefits if they have worked at least 20 years and attained age 55. The plan amendment in November 1996 provided that for all retiree groups, the Company caps its contributions toward retiree health care at the employer cost levels reached in 2004, thereby reducing the liability and annual expense. The plan is contributory and contains certain cost-sharing features such as deductibles, coinsurance, and a lifetime payout maximum. Assets with a fair value of $7.5 million and $10.4 million which are included in investments in marketable securities at December 28, 1997 and December 29, 1996, respectively, are being held for non-current uses such as the posretirement benefits. The Company's foreign entities provide no significant postretirement benefits. The following table presents the components of the liability recognized in the Company's balance sheet:

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)


6.  EMPLOYEE BENEFIT PLANS AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)

OTHER POSTRETIREMENT BENEFITS (CONTINUED)


                                                                              1997             1996
                                                                       ------------------------------------
                                                                                    (In Thousands)
   Accumulated postretirement benefit obligation:
      Retirees                                                                $16,297           $13,412
      Fully eligible active plan participants                                   4,708             7,592
      Other active plan participants                                            7,381             9,238
   Unrecognized net gain                                                        4,514             1,205
   Unrecognized plan reduction                                                 13,935            15,125
                                                                       ------------------------------------
   Accrued postretirement benefit cost                                        $46,835           $46,572
                                                                       ====================================


A summary of the components of net periodic postretirement benefit cost is as follows:



                                                           1997               1996             1995
                                                    -------------------------------------------------------
                                                                           (In Thousands)

Service cost                                                  $666             $1,612            $1,435
Interest cost                                                1,991              2,824             2,978
Amortization of plan reduction                              (1,190)              (421)             (267)
Amortization of unrecognized gain                              (97)                 -                 -
                                                    -------------------------------------------------------
Net periodic postretirement benefit cost                    $1,370             $4,015            $4,146
                                                    =======================================================

The health care cost trend rate utilized to determine the benefit cost was 9.5% for 1997 and 1996, decreasing gradually to 5.5% for 2005 and thereafter. Increasing the trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 28, 1997, by $1.8 million and increase the 1997 postretirement benefit cost by $0.2 million. The discount rate used in determining the accumulated postretirement benefit obligation was 7.50% at December 28, 1997 and December 29, 1996.

7.  COMMITMENTS AND CONTINGENCIES

The Company is engaged in various legal actions arising in the ordinary course of its business. Management, after taking into consideration legal counsel's evaluation of such actions, is of the opinion that it has adequate legal defenses or insurance coverages and that the outcome of these matters will not have a material adverse effect on the Company's financial position.

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)


8.  ACQUISITIONS

On September 8, 1997 Chemical acquired for $3.5 million certain operating assets of Biwax Corporation, a manufacturer of urethane potting and encapsulating products.

On June 27, 1996, Diesel acquired for $1.2 million certain operating assets of Infinitive, a manufacturer of pistons and liners.

On December 29, 1995, Performance acquired for $12.3 million the net assets of Torque Converters, Inc. (TCI), a high performance transmission and torque converter remanufacturer, marketer and distributor and assumed a $0.4 million of long-term liability.

On October 30, 1995, Diesel acquired for $7.1 million certain operating assets of Korody-Colyer, a marketer and distributor of heavy duty diesel engine parts and gaskets.

The acquisitions were accounted for under the purchase method, and, accordingly, the accounts and transactions of the acquired companies have been included in the financial statements from the dates of acquisition.

9.  IMPACT OF YEAR 2000 (UNAUDITED)

Felt personnel are presently implementing an enterprise resource planning system using Oracle software for manufacturing, OEM management, and financial systems, and IMI software for an Aftermarket order management system. This system will be Year 2000 compliant. This project was undertaken in late 1996 recognizing that information will be a key driver for growth in the 21st century and that business needs are changing. The system solution provides the ability to handle multiple product lines, currencies, businesses, and locations. The existing mainframe systems lack functionality and flexibility, and are also incompatible with the Year 2000. The total project is expected to be completed by February 1999. Information systems for Chemical, Performance, SSP, Meridian, Diesel and FP Mexico will undertake system changes in 1998 to ensure compatibility with the Year 2000 by such date.

                                     T&N PLC
                              FINANCIAL STATEMENTS
                           Year ended 31 December 1997

T&N plc
FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 1997


CONTENTS


Independent auditor's report                                              1
Consolidated profit and loss accounts                                     2
Consolidated balance sheets as at 31 December                             4
Consolidated cash flow statements                                         6
Statements of total recognised gains and losses                           8
Notes                                                                     9

INDEPENDENT AUDITOR'S REPORT

TO THE BOARD OF DIRECTORS OF T&N plc

We have audited the accompanying consolidated balance sheets of T&N plc and its subsidiaries at 31 December 1997 and 31 December 1996, and the related consolidated profit and loss accounts, reconciliations of movements in shareholders' funds and consolidated cash flow statements for each of the years in the three year period ended 31 December 1997. These consolidated financial statements are the responsibility of the management of T&N plc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom, which are substantially consistent with those of the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of T&N plc and its subsidiaries at 31 December 1997 and 31 December 1996, and the results of their operations and their cash flows for each of the years in the three year period ended 31 December 1997, in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States would have affected net income for the two years ended 31 December 1997 and shareholders' funds at 31 December 1997 and 31 December 1996, to the extent summarised in Note 29 to the consolidated financial statements.


                                                           Chartered Accountants
                                                              Registered Auditor
London, England
17 February 1998

CONSOLIDATED PROFIT AND LOSS ACCOUNTS
FOR THE YEARS ENDED 31 DECEMBER


                                                                          1997               1996               1995
                                                                  (POUND STERLING)M  (POUND STERLING)M  (POUND STERLING)M
TURNOVER
  Turnover including share of associated                               1,883.3           2,037.9            2,164.5
  undertakings
  Associated undertakings                                                (84.2)            (81.9)             (73.0)
                                                                       -------           -------            -------
  Turnover excluding associated undertakings                           1,799.1           1,956.0            2,091.5

  Continuing operations                                                1,734.7           1,814.4             1777.0
  Acquisitions                                                            29.6                 -                  -
                                                                       -------           -------            -------

  Total continuing operations                                          1,764.3           1,814.4             1777.0
  Discontinued operations                                                 34.8             141.6              314.5

  Total turnover excluding associated                  2(a)            1,799.1           1,956.0            2,091.5
  undertakings
  Cost of sales                                        2(d)           (1,293.5)         (1,418.3)          (1,507.8)
                                                                       -------           -------            -------

GROSS PROFIT                                                             505.6             537.7              583.7
Federal-Mogul bid related costs                                          (10.0)                -                  -
Other operating expenses                               2(d)             (331.6)           (370.3)            (369.7)
                                                                       -------           -------            -------

Group operating profit before asbestos-related                           164.0             167.4              214.0
costs
Share of profits of associated undertakings            2(d)               13.2              11.8               11.8
                                                                       -------           -------            -------

Operating profit before asbestos-related costs    2(b),2(e)              177.2             179.2              225.8
Asbestos-related costs                                 2(d)                  -            (515.0)             (51.3)
                                                                       -------           -------            -------

OPERATING PROFIT/(LOSS) ON ORDINARY ACTIVITIES
  Continuing operations                                                  171.4            (350.3)             148.0
  Acquisitions                                                             3.2                 -                  -
                                                                       -------           -------            -------

  Total continuing operations                                            174.6            (350.3)             148.0
  Discontinued operations                                                  2.6              14.5               26.5
                                                                       -------           -------            -------

TOTAL OPERATING PROFIT/(LOSS) ON ORDINARY              2(d)              177.2            (335.8)             174.5
ACTIVITIES
Profit/(loss) on disposal of discontinued                 3               14.5              (1.0)               1.5
  operations
Release/(charge) of provision against loss on             3                  -               1.4               (1.4)
  disposals
Provision for loss on disposal of properties
  (continuing operations)                                                 (3.1)             (2.0)                 -
Release of provision/(provision against) fixed            4
  asset investments: Kolbenschmidt costs                                  32.4             (23.4)             (19.5)
                                                                       -------           -------            -------

PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE
  FINANCE CHARGES                                                        221.0            (360.8)             155.1
Net interest payable and similar charges - Group          5              (28.4)            (26.8)             (35.8)
Net interest (payable)/receivable and similar
charges - Associates                                                      (2.5)             (0.7)               0.8
                                                                       -------           -------            -------



           See accompanying notes to consolidated financial statements

                                                                          1997               1996               1995
                                                                  (POUND STERLING)M  (POUND STERLING)M  (POUND STERLING)M
PROFIT/(LOSS)ON ORDINARY ACTIVITIES BEFORE                               190.1           (388.3)             120.1
TAXATION
Tax on profit/(loss) on ordinary activities               6              (62.8)            (8.0)             (41.4)
                                                                         -----            -----              -----
PROFIT/(LOSS) ON ORDINARY ACTIVITIES AFTER                               127.3           (396.3)              78.7
TAXATION
Minority interests                                                        (4.9)            (4.5)              (8.4)
                                                                         -----            -----              -----

Profit/(loss) attributable to shareholders                               122.4           (400.8)              70.3
Dividends paid and proposed                               7              (49.5)           (16.0)             (31.9)
                                                                         -----            -----              -----

TRANSFER TO/(FROM) RESERVES                              21               72.9           (416.8)              38.4
                                                                         =====            =====              =====

Earnings/(loss) per share                                 8              22.9p           (75.4)p              13.3p
Earnings per share pre asbestos-related costs             8              20.4p             14.8p              22.7p
Dividends per share                                       7               9.2p              3.0p               6.0p


Where applicable, figures for the year ended 31 December 1996 and 31 December 1995 have been restated to disclose separately the results of business discontinued during 1997. In addition, the 1996 and 1995 figures have been restated to show the share of interest payable and similar charges of associated companies below operating profit.

           See accompanying notes to consolidated financial statements

CONSOLIDATED BALANCE SHEETS AS AT 31 DECEMBER

                                                                  BEFORE      1997 ASBESTOS         TOTAL         TOTAL
                                                                ASBESTOS                             1997          1996
                                                           RELATED ITEMS      RELATED ITEMS
                                                               (POUND                (POUND        (POUND        (POUND
                                                              STERLING)M         STERLING)M    STERLING)M    STERLING)M
FIXED ASSETS
Tangible assets                                      11          676.4               -             676.4            697.2
Investments                                          12           83.6               -              83.6             59.5
                                                               -------          ------           -------          -------
                                                                 760.0               -             760.0            756.7
                                                               -------          ------           -------          -------

CURRENT ASSETS
Stocks                                               13          221.9               -             221.9            247.6
Debtors falling due within one year                  14          318.8               -             318.8            350.8
Debtors falling due after more than one year         14           73.5               -              73.5             66.1
Investments                                          15            8.0               -               8.0              5.6
Cash at bank and in hand                             18          115.8            78.2             194.0            131.5
                                                               -------          ------           -------          -------

                                                                 738.0            78.2             816.2            801.6
                                                               -------          ------           -------          -------

CREDITORS: due within one year
Borrowings                                           18          103.7               -             103.7             77.2
Other creditors                                      16          403.4            19.6             423.0            472.5
                                                               -------          ------           -------          -------

                                                                 507.1            19.6             526.7            549.7
                                                               -------          ------           -------          -------

NET CURRENT ASSETS                                               230.9            58.6             289.5            251.9
                                                               -------          ------           -------          -------

Total assets less current liabilities                            990.9            58.6           1,049.5          1,008.6
Creditors: due after more one year
Borrowings                                           18          285.4               -             285.4            260.2
Other creditors                                      17           12.0               -              12.0             15.9
                                                               -------          ------           -------          -------

                                                                 297.4               -             297.4            276.1
                                                               -------          ------           -------          -------

Provisions for liabilities and charges               19          147.1           388.2             535.3            589.5
                                                               -------          ------           -------          -------

NET ASSETS                                                       546.4          (329.6)            216.8            143.0
                                                               =======          ======           =======          =======

           See accompanying notes to consolidated financial statements

                                                                                              TOTAL          TOTAL
                                                                                               1997           1996
                                                                                              (POUND        (POUND
                                                                                          STERLING)M    STERLING)M
CAPITAL AND RESERVES
Called up share capital                              20                                       219.5         532.2
Share premium account                                21                                         2.7           0.2
Shares to be issued                                                                             0.7             -
Special reserve                                                                                63.2             -
Revaluation reserve                                  21                                        14.2          21.6
Associated undertakings' reserve                     21                                       (2.1)           5.0
Goodwill write off reserve                           21                                     (182.9)       (181.1)
Profit and loss account                              21                                        76.1       (259.6)

Equity shareholders' funds                                                                    191.4         118.3
Minority equity interests                                                                      25.4          24.7
                                                                                            -------       -------
                                                                                              216.8         143.0
                                                                                            =======       =======


These financial statements were approved by the board of directors and were signed on its behalf by Sir Colin Hope (Chairman) and David Harding (Finance Director) on 17 February 1998.







           See accompanying notes to consolidated financial statements

CONSOLIDATED CASH FLOW STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER

                                                     Note         BEFORE
                                                                 ASBESTOS         ASBESTOS
                                                                  RELATED          RELATED         1997
                                                                   FLOWS            FLOWS         TOTAL
                                                                  (POUND          (POUND         (POUND
                                                                  STERLING)M     STERLING)M     STERLING)M
CASH INFLOW FROM OPERATING ACTIVITIES
Before asbestos related payments                    22(a)           260.8                -       260.8
Asbestos related payments                           22(a)
  IBNR                                                                  -            (12.7)      (12.7)
  Other claims                                                          -            (44.7)      (44.7)
  Insurance                                                             -            (92.0)      (92.0)
                                                                  -------         --------     -------
Net cash inflow from operating activities           22(a)           260.8           (149.4)      111.4
Dividends from associates                                             6.5                -         6.5
Returns on investments and servicing of finance     22(b)          ( 27.6)             2.7      ( 24.9)
Taxation                                            22(c)          ( 20.1)               -       (20.1)
Capital expenditure and financial investment        22(d)          (101.9)               -      (101.9)
                                                                  -------         --------     -------

                                                                    117.7           (146.7)      (29.0)
Acquisitions and disposals                          22(e)            43.1                -        43.1
Equity dividends paid                                               (17.6)               -       (17.6)
                                                                  -------         --------     -------

                                                                    143.2           (146.7)       (3.5)
                                                                  -------         --------     -------

Management of liquid resources                      22(f)           (76.5)               -       (76.5)
Financing                                           22(g)            34.0                -        34.0
                                                                  -------         --------     -------

INCREASE/(DECREASE) IN CASH                                         100.7           (146.7)      (46.0)
                                                                  =======         ========     =======


RECONCILIATION OF ASBESTOS RELATED FLOWS TO
  ASBESTOS FUND
Cash outflows (as above)                                                            (146.7)
Cash transferred to asbestos fund                                                     88.2
Non IBNR payments                                                                    136.7
                                                                                  --------
Asbestos fund at year end                                                             78.2
                                                                                  ========

                                                     Note        BEFORE
                                                               ASBESTOS        ASBESTOS
                                                                RELATED         RELATED           1996             1995
                                                                  FLOWS           FLOWS           TOTAL            TOTAL
                                                                 (POUND          (POUND          (POUND           (POUND
                                                             STERLING)M      STERLING)M      STERLING)M        STERLING)M
CASH INFLOW FROM OPERATING ACTIVITIES
Before asbestos related payments                    22(a)         280.5             -            280.5            298.6
Asbestos related payments                           22(a)
  IBNR                                                                -          (1.2)            (1.2)               -
  Other claims                                                        -         (63.6)           (63.6)           (55.7)
  Insurance                                                           -             -                -                -
                                                                -------        ------         --------          -------
Net cash inflow from operating activities           22(a)         280.5         (64.8)           215.7            242.9
Dividends from associates                                           6.8             -              6.8              1.6
Returns on investments and servicing of finance     22(b)        ( 31.4)            -            (31.4)           (37.4)
Taxation                                            22(c)         (28.9)            -            (28.9)           (13.3)
Capital expenditure and financial investment        22(d)        (125.5)            -           (125.5)          (155.6)
                                                                -------        ------         --------          -------

                                                                  101.5         (64.8)            36.7             38.2
Acquisitions and disposals                          22(e)          59.3             -             59.3              5.8
Equity dividends paid                                             (31.9)            -            (31.9)           (33.0)
                                                                -------        ------         --------          -------

                                                                  128.9         (64.8)            64.1             11.0
                                                                -------        ------         --------          -------

Management of liquid resources                      22(f)          (6.2)            -             (6.2)             6.7
Financing                                           22(g)         (27.1)            -            (27.1)            (0.4)
                                                                -------        ------         --------          -------

INCREASE/(DECREASE) IN CASH                                        95.6         (64.8)            30.8             17.3
                                                                =======        ======         ========          =======


RECONCILIATION OF ASBESTOS RELATED FLOWS TO
  ASBESTOS FUND
Cash outflows (as above)                                                        (64.8)                            (55.7)
Cash transferred to asbestos fund                                                 1.2                                 -
Non IBNR payments                                                                63.6                              55.7
                                                                               ------                            ------
Asbestos fund at year end                                                           -                                 -
                                                                               ======                            ======


           See accompanying notes to consolidated financial statements

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT              1997            1996            1995
                                                                    (POUND          (POUND          (POUND
                                                                   STERLING)M      STERLING)M      STERLING)M
(Decrease)/increase in cash in the year                              (46.0)           30.8           17.3
Cash (inflow) / outflow from movement in debt      22(g)
  and lease financing                                                (22.8)           30.1            3.2
Cash outflow/ (inflow) from movement in
liquid resources                                                      76.5             6.2           (6.7)
Loans acquired with businesses                                        (4.8)              -           (7.4)
                                                                    ------          ------         ------
Change in net debt resulting from cash flows                           2.9            67.1            6.4
Deduction of costs of raising finance paid
  from net debt                                                        1.6               -              -
Amortisation of costs of raising finance                              (0.2)              -              -
Exchange difference                                                    8.9            42.6          (14.9)
                                                                    ------          ------         ------

Reduction / (increase) in net debt                                    13.2           109.7           (8.5)
Net debt at start of year                                           (200.3)         (310.0)        (301.5)
                                                                    ------          ------         ------

Net debt at end of year                                             (187.1)         (200.3)        (310.0)
                                                                    ======          ======         ======



           See accompanying notes to consolidated financial statements

STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES
FOR THE YEARS ENDED 31 DECEMBER

                                                                     1997             1996            1995
                                                                    (POUND          (POUND          (POUND
                                                                   STERLING)M      STERLING)M      STERLING)M
PROFIT/(LOSS) ATTRIBUTABLE TO SHAREHOLDERS                           122.4            (400.8)         70.3
Other recognised gains and losses
Unrealised loss on revaluation of fixed assets       21               (1.7)                -           1.6
Currency translation differences on foreign          21
currency          net investments                                    (17.4)            (23.1)         (1.6)
Other recognised losses                                                  -              (0.6)         (1.4)
                                                                     -----           -------       -------
Total recognised gains and losses relating to the year               103.3            (424.5)         68.9
                                                                     =====           =======        ======
HISTORICAL COST PROFITS/(LOSSES)
Reported profit/(loss) on ordinary activities
before   taxation                                                    190.1            (388.3)        120.1
Realisation of revaluation surpluses                                   4.8               5.6           6.6
Difference between the historical depreciation
charge and the actual depreciation charge                              0.5               0.6           0.7
                                                                     -----           -------       -------

Historical cost profit/(loss) on ordinary
activities before taxation                                           195.4            (382.1)        127.4
                                                                     -----           -------       -------

Historical cost profit/(loss) for the year
after taxation, minority interests and dividends                      78.2            (410.6)         45.7
                                                                     =====           =======       =======



RECONCILIATIONS OF MOVEMENTS IN SHAREHOLDERS' FUNDS
FOR THE YEARS ENDED 31 DECEMBER

                                                                     1997             1996            1995
                                                                    (POUND          (POUND          (POUND
                                                                   STERLING)M      STERLING)M      STERLING)M
Profit/(loss) attributable to shareholders                           122.4            (400.8)          70.3
Dividends                                                            (49.5)            (16.0)         (31.9)
                                                                     -----           -------        -------

Transfer to/(from) to reserves                                        72.9            (416.8)          38.4
Other recognised gains and losses (as above)                         (19.1)            (23.7)          (1.4)
New share capital subscribed                                           9.2               1.2            2.2
Scrip dividends                                                       15.4                 -              -
Shares to be issued under Executive Share
  Option Schemes                                                       0.7                 -              -
Goodwill                                             21               (6.0)              9.4           (4.4)
                                                                     -----           -------        -------

Net change                                                            73.1            (429.9)          34.8
Shareholders' funds at start of year                                 118.3             548.2          513.4
                                                                     -----           -------        -------

Shareholders' funds at end of year                                   191.4             118.3          548.2
                                                                     =====           =======        =======


           See accompanying notes to consolidated financial statements

NOTES
(forming part of the financial statements)

1 ACCOUNTING POLICIES

The Group follows applicable UK Accounting Standards and Practice. The consolidated financial statements are prepared under the historical cost convention, as modified by the revaluation of certain fixed assets.

During 1997 the accounting policy for Executive share options has been amended as set out below, in accordance with UITF Abstract 17, Employee Share Schemes.


BASIS OF CONSOLIDATION

The consolidated financial statements comprise the audited accounts of the Company and its subsidiary undertakings, together with the Group's share of the profits and losses and of the reserves of its associated undertakings. The accounts of subsidiaries are drawn up to the same date as those of the Company. Results of subsidiaries acquired or sold during the year are included from, or up to, their respective dates of acquisition or disposal.

ASSOCIATED UNDERTAKINGS

Associated undertakings are companies, other than subsidiaries, in which the Group has a long-term and substantial investment and over which significant influence is exercised, normally through board representation. Associated undertakings are accounted for on the equity basis, that is, the Group's share of operating profit and items reported below operating profit are included in the profit and loss account. Its interest in their net assets, other than goodwill, is included in investments in the Group balance sheet.

DEFERRED TAX

Deferred tax is attributable to timing differences between results as computed for tax purposes and as stated in the accounts. These differences arise from, for example, different rates at which allowances are granted for capital expenditure for tax purposes and at which depreciation is charged in the accounts. Provision for deferred tax, including that relating to post retirement benefits, is made only to the extent that it is probable that an actual liability or asset will crystallise.


DEPRECIATION

Depreciation is provided on cost or the revalued amount, as applicable, to write fixed assets down to their estimated residual values on a straight line basis as follows:

-  Freehold buildings, 2.5% per annum;

- Leasehold buildings are assumed to have a life equal to the period of the lease, but with a maximum of 40 years;

-  Plant and machinery, at rates ranging from 7% to 33% per annum.


FOREIGN CURRENCIES

Overseas companies' results and cash flows are translated into sterling at average exchange rates and their balance sheets at year end exchange rates. An adjustment to local currency results is made to reflect current price levels, where appropriate, before translation into sterling. Exchange differences arising from the translation of the opening balance sheets and results of overseas companies are dealt with through reserves. Exchange differences on transactions in foreign currencies are included in the profit and loss account.

GRANTS

Grants related to expenditure on tangible fixed assets are credited to profit over a period approximating to the lives of qualifying assets. Grants receivable to date, less the amounts so far credited to profit, are included in creditors.

INTANGIBLES

Goodwill, being the excess of the fair value of purchase consideration over the fair value attributed to the net assets acquired, is charged to reserves. On disposal of businesses, any goodwill previously eliminated on acquisition is included in determining the profit or loss on disposal. Other intangibles are written off when acquired.

LEASING

Finance leases of significant items of plant and machinery are capitalised and depreciated in accordance with the Group's depreciation policy. The capital element of future lease payments is included under borrowings. Interest, calculated on the reducing balance method, is included within net financing charges. Operating lease rentals are charged to the profit and loss account on a straight line basis over the life of the lease.


PENSIONS AND OTHER POST-RETIREMENT BENEFITS

The cost of providing pensions and other post-employment benefits is charged against profits on a systematic basis, with pension surpluses and deficits being amortised over the expected remaining service lives of current employees. Differences between the amounts charged in the profit and loss account and payments made to the plans are treated as assets or liabilities in the consolidated balance sheet. The unfunded post-employment medical benefit liability is included in provisions in the consolidated balance sheet.

RESEARCH AND DEVELOPMENT

Research and development revenue expenditure, including all expenditure on patents and trademarks, is written off when incurred.

SHARE OPTIONS

For options which are expected to be exercised under the Executive share option schemes, the difference between the market value on the date of granting options and the option price is charged to the profit and loss account over the period to which the employees' performance relates. No charge is made in respect of the Save As You Earn option scheme which is open to all UK employees who satisfy the necessary length of service requirements.


STOCKS

Stocks are stated at the lower of original costs and net realisable value on a first-in-first out basis. Cost comprises material, labour and an allocation of attributable overhead expenses. Net realisable value is the price at which stock can be sold in the normal course of business after allowing for the costs of realisation.

TURNOVER

Turnover is the value of sales to third parties at net invoice value excluding value added tax or equivalent overseas sales taxes.

2         ANALYSIS OF RESULTS

The composites and camshafts grouping comprises camshafts, powder metal products, heat transfer products and industrial products and materials. Figures for the engine parts aftermarket group are reflected in the product groupings to which they relate.

                                                              1997              1996             1995
                                                             (POUND            (POUND           (POUND
                                                            STERLING)M        STERLING)M       STERLING)M
(A) TURNOVER
Market supplied

Light vehicle original equipment                              731.2              772.9             756.6
Automotive aftermarket                                        497.1              529.4             480.1
Industrial and heavy duty original equipment                  570.8              653.7             854.8
                                                            -------            -------           -------
                                                            1,799.1            1,956.0           2,091.5
                                                            =======            =======           =======

                                                              1997              1996             1995
                                                             (POUND            (POUND           (POUND
                                                            STERLING)M        STERLING)M       STERLING)M
PRODUCT GROUPINGS
Bearings                                                      329.6              333.1              342.5
Sealing Products                                              195.1              216.0              227.0
Friction Products                                             293.9              309.5              319.0
Piston Products                                               572.8              574.7              559.6
Composites and Camshafts                                      372.9              381.1              328.9
                                                            -------            -------           -------

Continuing operations                                       1,764.3            1,814.4            1,777.0
Discontinued operations                                        34.8              141.6              314.5
                                                            -------            -------           --------

                                                            1,799.1            1,956.0            2,091.5
                                                            =======            =======           ========


                                                                        1997          1996           1995
                                                 ACQUISITIONS   DISCONTINUED  DISCONTINUED   DISCONTINUED
                                                       (POUND         (POUND        (POUND         (POUND
                                                   STERLING)M     STERLING)M    STERLING)M     STERLING)M
BUSINESS ACQUIRED AND DISCONTINUED
Sealing Products                                            -           12.1          49.8           49.6
Friction Products                                           -           12.5          18.6           10.9
Piston Products                                          27.7              -             -              -
Composites and Camshafts                                  1.9           10.2          18.9          170.8
Construction Materials and Engineering                      -              -          54.3           83.2
                                                      -------        -------       -------         ------

                                                         29.6           34.8         141.6          314.5
                                                      =======        =======       =======         ======

                                                                   BY ORIGIN

                                                         1997           1996          1995
                                                       (POUND         (POUND        (POUND
                                                   STERLING)M     STERLING)M    STERLING)M
REGIONAL
UK                                                      442.1         431.5         418.6
Mainland Europe                                         640.2         724.4         720.6
North America                                           563.1         527.7         503.2
South Africa                                            101.7         111.2         115.0
Other countries                                          17.2          19.6          19.6
                                                     --------      --------      --------
Continuing operations                                 1,764.3       1,814.4       1,777.0
Discountinued operations                                 34.8         141.6         314.5
                                                     --------      --------      --------
                                                      1,799.1       1,956.0       2,091.5
                                                     ========      ========      ========


                                                            BY  Destination

                                                          1997         1996           1995
                                                        (POUND       (POUND         (POUND
                                                    STERLING)M    STERLING)M    STERLING)M
REGIONAL
UK                                                       283.3       280.4          271.8
Mainland Europe                                          715.0       785.3          791.9
North America                                            568.1       540.2          518.7
South Africa                                              93.1        93.0           99.8
Other countries                                          104.8       115.5           94.8
                                                      --------    --------       --------
Continuing operations                                  1,764.3     1,814.4        1,777.0
Discountinued operations                                  34.8       141.6          314.5
                                                      --------    --------       --------
                                                       1,799.1     1,956.0        2,091.5
                                                      ========    ========       ========

Inter-group turnover between product groupings and regions is not material.

(B) OPERATING PROFIT BEFORE ASBESTOS - RELATED                    1997              1996             1995
COSTS                                                           (POUND            (POUND           (POUND
                                                            STERLING)M        STERLING)M       STERLING)M
PRODUCT GROUPINGS
Bearings                                                        47.9              44.1               48.5
Sealing Products                                                18.8              16.1               25.1
Friction Products                                               20.4              16.0               28.2
Piston Products                                                 50.9              43.9               56.5
Composites and Camshafts                                        46.6              44.6               41.8
                                                             -------           -------            -------
                                                               184.6             164.7              200.1
                                                             -------           -------            -------

Bid costs                                                      (10.0)                -                  -
                                                             -------           -------            -------

Continuing operations                                          174.6             164.7              200.1
Discontinued operations                                          2.6              14.5               26.5
                                                             -------           -------            -------
                                                               177.2             179.2              226.6
                                                             =======           =======            =======

                                                                        1997          1996           1995
                                                 ACQUISITIONS   DISCONTINUED  DISCONTINUED   DISCONTINUED
                                                       (POUND         (POUND        (POUND         (POUND
                                                   STERLING)M     STERLING)M    STERLING)M     STERLING)M
BUSINESS ACQUIRED AND DISCONTINUED
Sealing Products                                            -            1.1           5.2            1.2
Friction Products                                           -           (0.1)          0.4            0.6
Piston Products                                           3.4              -             -              -
Composites and Camshafts                                 (0.2)           1.6           3.5            7.9
Construction Materials and Engineering                      -              -           5.4           16.8
                                                       ------         ------        ------         ------
                                                          3.2           2.6           14.5           26.5
                                                       ======         ======        ======         ======

                                                                  1997              1996             1995
                                                                (POUND            (POUND           (POUND
                                                            STERLING)M        STERLING)M       STERLING)M
REGIONAL
UK                                                              53.6               58.5               59.3
Mainland Europe                                                 62.7               46.4               73.4
North America                                                   64.0               52.7               52.3
South Africa                                                     7.0                7.6               12.9
Other countries                                                 (2.7)              (0.5)               2.2
                                                            --------            -------            -------
                                                               184.6              164.7              200.1
Bid costs                                                      (10.0)                 -                  -
                                                            --------            -------            -------
Continuing operations                                          174.6              164.7              200.1
Discounting operations                                           2.6               14.5               26.5
                                                            --------            -------            -------

                                                               177.2              179.2              226.6
                                                            ========            =======            =======

                                       30

Asbestos-related costs, finance charges, losses on disposal of discontinued operations and the movements in the provision against the Kolbenschmidt investment are not allocated by product groupings or region.

(c) Capital employed

                                                                 1997              1996
                                                           (pound sterling)   (pound sterling)
Product groupings                                                 M                  M

Bearings                                                         128.1             121.5
Scaling products                                                  67.1              65.6
Friction products                                                117.3             124.6
Piston products                                                  294.0             272.9
Composites and Camshafts                                         148.5             137.0
                                                                ------            ------
Continuing operations                                            755.0             721.6
Discontinued operations                                              -              22.9
                                                                ------            ------
                                                                 755.0             744.5
Assets held for disposal and trade investments                    37.0              14.6
Asbestos-related provisions                                     (388.2)           (440.6)
Net deferred consideration for acquisitions and disposals          0.1              24.8
                                                                ------            ------
Capital employed                                                 403.9             343.3
Net borrowings                                                  (187.1)           (200.3)
                                                                ------            ------
Net assets                                                       216.8             143.0
                                                                ======            ======

                                                                 1997              1996
                                                           (pound sterling)   (pound sterling)
                                                                  M                 M
Regional
UK                                                               251.2             230.6
Mainland Europe                                                  181.2             240.4
North America                                                    236.4             190.7
South Africa                                                      43.0              40.4
Other countries                                                   43.2              42.4
                                                                ------            ------
                                                                 755.0             744.5
                                                                ======            ======

(d) Continuing and discontinued activities

                        Continuing     Acquisitions    Discontinued   1997 Total
                          (pound        (pound         (pound          (pound
                         sterling)      sterling)       sterling)      sterling)
                            M              M               M              M
Turnover                 1,734.7         29.6            34.8          1,799.1
Cost of sales           (1,245.2)       (24.3)          (24.0)        (1,293.5)
                        --------       ------          ------        ---------

Gross profit               489.5          (53)           10.8            505.6
Selling and distribution
 costs                    (143.5)        (0.3)           (5.0)          (148.8)
Administrative expenses   (137.0)        (1.1)           (2.6)          (140.7)
Research and development   (50.7)        (0.7)           (0.7)           (52.1)
Share of profits of
 associated undertakings    13.1            -             0.1             13.2
                        --------       ------          ------        ---------

Operating profit before
 asbestos-related costs    171.4          3.2             2.6            177.2

Asbestos-related costs         -            -               -                -
                        --------       ------          ------        ---------

Operating profit           171.4          3.2             2.6            177.2
                        ========       ======          ======        =========
                         Continuing     Discontinued    1996 Total
                         (pound         (pound          (pound
                         sterling)      sterling)       sterling)
                            M              M               M
Turnover                 1,814.4        141.6           1,956.0
Cost of sales           (1,317.2)      (101.1)         (1,418.3)
                        --------       ------          --------

Gross profits              497.2        (40.5)            517.7
Selling and distribution
 costs                    (155.2)       (13.2)           (168.6)
Administrative expenses   (137.4)       (11.3)           (148.7)
Research and development   (51.5)        (1.5)            (53.0)
Share of profits of
 associated undertakings    11.6          0.2              11.8
                        --------       ------          --------
Operating profit before
 asbestos-related costs    164.7         14.5             179.2

Asbestos-related costs    (515.0)           -            (515.0)
                        --------       ------          --------

Operating profit          (350.3)        14.5            (335.8)
                        ========       ======          ========
                         Continuing     Discontinued    1995 Total
                         (pound         (pound          (pound
                         sterling)      sterling)       sterling)
                             M             M               M
Turnover                 1,777.0        314.5           2,091.5
Cost of sales           (1,267.8)      (240.0)         (1,507.8)
                        --------       ------          --------
Gross profit               509.2         74.5)            583.7
Selling and distribution
 costs                    (152.0)       (21.5)           (173.5)
Administrative expenses   (120.5)       (23.5)           (144.0)
Research and development   (49.2)        (3.0)            (52.2)
Share of profits of
 associated undertakings    11.8            -              11.8
                        --------       ------          --------

Operating profit before
 asbestos-related costs    199.3         26.5             225.8

Asbestos-related costs     (51.3)           -             (51.3)
                        --------       ------          --------

Operating profit           148.0         26.5             174.5
                        ========       ======          ========


1996 and 1995 amounts have been restated to reflect businesses disposed of in 1997.

ANALYSIS OF RESULTS (continued)

(e) Costs of continuing operations charged in arriving at operating profit before asbestos-related costs include 17.5 pound sterling millions (1996 15.3 pound sterling millions, 1995 11.3 pound sterling million) in respect of redundancy and rationalisation. 4.5 pound sterling millions of these costs (1996
8.1 pound sterling milions) have been charged as administrative costs and the majority of the remainder as cost of sales.


(f) Profit before finance charges is stated after charging



                                                                           1997           1996           1995
                                                                         (pound        (pound          (pound
                                                                         sterling)     sterling)       sterling)
                                                                            M              M               M



Auditors and its associates' remuneration
-    as Group auditors (including T&N plc 0.4 pound sterling
     millions (1996 0.6 pound sterling millions 1995 pound 0.6m))          (1.3)          (1.8)          (1.8)
     fees for other services (includes T&N plc 0.9 pound sterling millions (1996  0.9 pound sterling millions 1995 0.4 pound
     sterling million))                                                    (1.9)          (1.4)          (0.9)
Depreciation of tangible fixed assets
  -  owned assets                                                         (94.2)         (97.3)        (100.3)
  -  finance leased assets                                                 (0.7)          (1.0)          (1.3)
Operating lease rentals
  -  on plant and machinery                                                (9.1)          (8.7)          (7.8)
  -  on land and buildings                                                 (6.3)          (7.4)          (7.0)


                                                                                                                 1997
                                                                                                           (pound sterling)
3  SALE OF DISCONTINUED OPERATIONS                                                                                 M

The profit for the year on disposal of discontinued operations comprises
Provisions against amounts receivable on disposal of the Construction Materials business in Zimbabwe             (7.5)
Profit on disposal in the year                                                                                   22.0
                                                                                                                 ----
Net profit                                                                                                       14.5
                                                                                                                 ====

BUSINESS DISPOSED                                                                                           EFFECTIVE DATE
Flexitallic                                                                                                  10 April 1997
Ferodo Caemarfon                                                                                                3 May 1997
Kafue Fisheries                                                                                               26 June 1997
Tenmal                                                                                                       4 August 1997
Ferodo US Heavy Parts                                                                                      9 December 1997


Details of assets disposed are set out below:

                                                   Flexitallic         Tenmat           Others            T&N             Total
                                                                                                        S Africa
Net assets at date of disposal                  (pound sterling) (pound sterling) (pound sterling) (pound sterling) (pound sterling)
                                                        M                  M               M               M                 M
Fixed assets                                           10.7              6.5              5.7               -              22.9
Investments                                             0.5                -                -               -               0.5
Stocks                                                  4.7              1.8              2.9               -               9.4
Debtors                                                 7.8              2.9              3.0               -              13.7
Creditors and provisions                               (5.1)            (2.3)            (1.1)              -              (8.5)
Net cash                                                  -              0.4                -               -               0.4
Goodwill on acquisition of businesses                   1.6              2.4                -               -               4.0
Minority interest sold                                    -                -                -             0.4               0.4
                                                       ----             ----             ----             ---              ----
Assets disposed                                        20.2             11.7             10.5             0.4              42.8
Profit/(loss)                                          20.8              5.0             (3.8)              -              22.0
                                                       ----             ----             ----             ---              ----
Cash consideration realised                            41.0             16.7              6.7             0.4              64.8
                                                       ====             ====             ====             ===              ====

Cash arising during the year from the disposal
 of operations
Net cash proceeds                                                                                                          64.8
Prior year disposals                                                                                                        9.6
Deferred payments                                                                                                           1.7
Net cash disposed                                                                                                          (0.4)
                                                                                                                           ----
Cash flow                                                                                                                  75.7
                                                                                                                           ====
Operating profit in 1997 to date of disposal            1.1              1.6             (0.1)              -               2.6
                                                       ====             ====             ====             ===              ====

During the year the Group's shareholdings in T&N Holdings Ltd in South Africa was reduced from 52.4% to 50.8% by selling shares which were taken up as scrip dividends.

4 OPTION OVER SHARES IN KOLBENSCHMIDT AG ("KS")

In December 1996 option arrangements with Commerzbank AG over 6,727,260 shares in KS expired. Commerzbank AG subsequently sold the shares subject to the arrangement and under the terms of the agreement, the Company received part of the proceeds. The gain of pound sterling 13.2 million has been recognised as a profit.

At 31 December 1996 the Company held options to acquire 6,727,260 shares in KS, representing 24.99% of the issued share capital of KS. The option price is DM 17 per share and the consideration payable on exercise of the options would be DM 114.4 pound sterling millions (38.7 pound sterling millions). On 28 May 1997 the Company announced that it had entered into option arrangements to sell 6,727,260 shares in KS at a price of DM 30 per share. The revenue receivable on exercise of these options would be DM 201.8 pound sterling millions (68.2 pound sterling millions). The costs of these options, which are exercisable in December 1999, was 6.1 pound sterling million. An offer has been received to purchase both of the above rights for 10.7 pound sterling million per share resulting in a release of provisions totalling 19.2 pound sterling million.



                                        1997           1996           1995
                                      (pound         (pound         (pound
                                     sterling)      sterling)      sterling)
                                         M              M              M


Received from Commerzbank AG
  on sale of shares                 13.2               --              --
Release/(creation) of provision
  made in prior years               19.2               --           (12.0)
Transfer of options to
  Metallbank GmbH                     --             (8.5)             --
Payable on lapse of options with
  Commerzbank AG                      --            (10.0)             --
Other holding costs                   --             (4.9)           (7.5)
                                    ----            -----           -----
                                    32.4            (23.4)          (19.5)
                                    ====            =====           =====



5 NET INTEREST PAYABLE AND SIMILAR CHARGES



                                        1997           1996           1995
                                      (pound         (pound         (pound
                                     sterling)      sterling)      sterling)
                                         M              M              M


Interest payable on bank loans,
  overdrafts and other loans
- repayable within five years,
     not by instalments              (28.4)         (26.2)         (31.5)
- repayble within five years,
     by instalments                   (4.0)          (4.4)          (4.6)
- repayable wholly or partly in
     more than five years             (4.1)          (1.5)          (3.4)
Interest on finance leases
     repayable within five years      (0.3)          (0.4)          (0.3)
Amortisation of discounted
     asbestos provisions              (2.5)            --             --
                                     -----          -----          -----
                                     (39.3)         (32.5)         (39.8)
                                     =====          =====          =====
Interest receivable
On asbestos fund                       2.7             --             --
Other interest receivable              8.2            5.7            4.0
                                     -----          -----          -----
                                      10.9            5.7            4.0
                                     =====          =====          =====
Net interest payable and
     similar charges                 (28.4)         (26.8)         (35.8)
                                     =====          =====          =====

6    Taxation


                                        1997           1996           1995
                                      (pound         (pound         (pound
                                    sterling)      sterling)      sterling)
                                        M              M              M


UK corporation tax at 31.5%
  (1996 33% 1995 33%)                  (13.1)         (15.2)         (13.9)
Relief for overseas taxation             7.8            8.6            8.8
Advance corporation tax written
  (off)/back                            (3.2)           0.7           (3.9)
Deferred tax                            (0.5)           9.0           (4.4)
Adjustments in respect of prior
  years                                 (2.7)            --            0.4
                                       -----          -----          -----

Total UK                               (11.7)           3.1          (13.0)
Overseas                               (30.6)         (21.5)         (23.3)
Overseas deferred tax                  (15.3)          16.2           (0.8)
Associated undertakings                 (5.0)          (7.0)          (5.6)
Adjustments in respect of prior years   (0.2)           1.2            1.3
                                       -----          -----          -----

                                       (62.8)          (8.0)         (41.4)
                                       =====          =====          =====


The overseas tax charge has been reduced by pound sterling 10.9 million (1996 pound sterling 5.0 million, 1995 pound sterling 6.0 million) by utilising losses brought forward.



The tax (charge)/credit arise
  as follows
On the disposal of operations           (5.1)          (1.8)          (2.4)
On provision for loss/loss on
  disposal of properties                  --           (0.1)            --
On (release of provision)/provision
  against fixed asset investments      (11.9)           0.6            5.5
On asbestos-related costs               13.1           35.5            1.6
On other profits                       (58.9)         (42.2)         (46.1)
                                       -----          -----          -----

                                       (62.8)          (8.0)         (41.4)
                                       =====          =====          =====


The tax credit taken in these accounts in respect of asbestos is calculated by reference to the payments made rather than the charge in the accounts and has been reduced by the related movements in the deferred tax debtor. No tax relief is available on the goodwill of pound sterling 4.0 million (1996: pound sterling 9.7 million) charged in arriving at the profit on disposal of operations of pound sterling 14.5 million (1996: pound sterling 0.4 million).

The group's tax charge differs from the "expected" tax charge that would result from applying the UK rate of 31.5% (1996 and 1995; 33%) to profit before tax as follows:


                                                            1997               1996              1995
                                                           (pound             (pound            (pound
                                                            sterling)          sterling)         sterling)
                                                                M                  M                 M

Tax actually (charged)                                      (62.8)               (8.0)            (41.4)
Less: "Expected" tax charge at 31.5% (1996: 33%)             59.9              (128.0)             39.6
                                                            -----              ------             -----
                                                             (2.9)             (136.0)             (1.8)
                                                            =====              ======             =====
Reconciliation
Differences from UK tax rate                                (12.2)                2.6              (6.0)
Prior year differences                                       (2.7)                 --                --
UK tax on inter-company dividends                           (14.3)                 --                --
Bid costs not deductible for tax                             (3.1)                 --                --
Other items not deductible for tax (permanent differences)   (6.6)               (3.5)             (3.6)
Timing differences on asbestos provisions not provided for   39.1              (132.7)             11.0
Timing differences not provided for other                     2.2                (0.3)              8.4
Impact of ACT                                                (3.2)                0.7              (4.0)
Others                                                       (2.1)               (2.8)             (7.6)
                                                            -----              ------             -----
                                                             (2.9)             (136.0)             (1.8)
                                                            =====              ======             =====

The UK tax charge for 1997 has increased by pound 2.2 million due to the reduction in the rate of UK corporation tax as from 1 April 1997 from 33% to 31% the reduced rate means there is a smaller deferred tax asset carried forward.

7  DIVIDENDS


                                             1997           1997           1996           1996           1995           1995
                                             pence         (pound          pence         (pound          pence         (pound
                                             per            sterling)      per            sterling)      per            sterling)
                                             share              M          share              M          share              M
First interim paid on 11 July 1997           3.0            (16.0)          --               --          3.0            (15.9)
Second interim paid on 14 November 1997      3.2            (17.0)         3.0            (16.0)          --               --
Third interim paid 30 January 1998           3.0            (16.5)          --               --           --               --
Final proposed                                --               --           --               --          3.0            (16.0)
                                             ---            -----          ---            -----          ---            -----
                                             9.2            (49.5)         3.0            (16.0)         6.0            (31.9)
                                             ===            =====          ===            =====          ===            =====

Because of the exceptional asbestos-related charge during 1996, the Company did not have sufficient distributable reserves to declare a final dividend for 1996. A first interim dividend of 3.0 pence per share was paid to shareholders on the register on 2 May 1997 in lieu of the final 1996 dividend with the result that shareholders received dividends totalling 6.0 pence per share in respect of 1996. A third interim dividend of 3.0 pence per share was declared on 16 October 1997 and paid on 30 January 1998. No final dividend for 1997 is proposed. Together with the second interim dividend of 3.2 pence per share, shareholders have received dividends totalling 6.2 pence per share in respect of 1997.

Dividends with a value of pound 15.4 million were taken up as scrip dividends. This comprises pound sterling 0.6 million in respect of the first interim dividend and pound 14.8 million in respect of the second interim dividend.

8  EARNINGS/(LOSS) PER SHARE

                                        1997         1997        1996       1996        1995        1995
                                      pence per    (pound      pence per   (pound     pence per    (pound
                                       share       sterling)    share      sterling)   share      sterling)
                                                      M                       M                       M
Earnings/(loss):
Net basis                               22.9        122.4       (75.4)      (400.8)     13.3        70.3
Nil basis                               24.4        130.9       (75.6)      (401.5)     14.0        74.2
Pre asbestos-related cost basis         20.4        109.3        14.8         78.7      22.7        22.7

Average number of shares in issue
  weighted on a time basis                         534.5m                   531.6m                530.2m

In addition to earnings per share on a net basis as required by SSAP 3, the earnings per share are also shown after adjustment for asbestos-related costs. The adjustment made is to add back asbestos-related costs of pound sterling nil (1996 pound sterling 515.0 million, 1995 pound sterling 51.3 million) and associated tax credits of pound sterling 13.1 million (1996 pound sterling 35.5 million, 1995 pound sterling 1.6 million). In the opinion of the directors, this allows shareholders to gain a clearer understanding of the performance of the Group. There is no material differences between the earnings per share figures noted above and those calculated on a fully diluted basis.

Earnings per share calculated on a nil basis has been adjusted for Advance Corporate Tax payable for the year of pound sterling 8.5 million (1996 write back of pound sterling 0.7 million, 1995 charge of pound sterling 3.9 million).

9  EMPLOYEES

                                   1997           1996           1995
                                Average        Average        Average
                                numbers        numbers        numbers
UK                              8.637          10.036         11.613
Mainland Europe                 9.388           9.765         10.228
North America                   7.398           7.172          7.115
South America                   3.767           4.379          4.221
Zimbabwe                            -           2.069          8.785
Other countries                   444             472            695
                               ------          ------         ------
                               29.634          33.893         42.657
                               ======          ======         ======

At the year end the total number of employees was 28,904 (1996 30,473).

Employment costs                                1997      1996      1995
                                              (pound    (pound    (pound
                                            sterling) sterling) sterling)
                                                M        M         M
Wages and salaries                          543.0     601.1     635.8
Social security costs                        81.4      96.0      96.0
Other pension costs (note 10)                11.3      12.9      12.4
Other post-employment benefits (note 10)      3.0       3.0       2.6
Redundancy payments                          14.6      13.9       6.5
                                            -----     -----     -----
                                            653.3     726.9     753.3
                                            =====     =====     =====

10 POST-EMPLOYMENT BENEFITS

The Company and most of its subsidiaries operate both defined benefit and defined contribution pension schemes. With the exception of the schemes in Germany, the assets of the principal schemes are held in separate trustee-administered funds. The most significant schemes are in the UK, Germany, and the US. The element of the total pension cost relating to overseas schemes has been determined in accordance with local best practice and regulations and, where applicable, on the advice of consultant actuaries.

The major pension costs are:

                                   1997         1996          1995
                                 (pound        (pound        (pound
                                 sterling)     sterling)     sterling)
                                    M             M             M
UK (credit)                      (6.4)         (5.7)         (4.9)
United States                     5.9           5.9           5.9
Germany                           5.7           6.0           4.4
France                            2.3           3.3           3.5
Others                            3.8           3.4           3.5
                                 ----          ----          ----
Total                            11.3          12.9          12.4
                                 ====          ====          ====


The UK scheme is the largest, covering the majority of UK employees. The pension cost is assessed in accordance with the advice of independent qualified actuaries in order to secure final salary-related benefits. The most recent actuarial review, using the projected unit method, was carried out on 31 March 1996 and, as a result of this review, a number of scheme improvements were made. At 31 March 1996 the market value of the assets of the UK scheme was 963 pound sterling millions (1993 747 pound sterling millions) and the actuarial value of these assets represented 121% (1993 129%) of the benefits that had accrued to members, after allowing for increases in earnings and scheme improvements.

The assumptions made which have the most significant effect on the results of this valuation are those relating to the differentials between the rates of return on investments and the rates of increase in salaries and pensions. It was assumed that the investment return would be 2% (1993 2%) per annum higher than the rate of annual salary increases, and 5% (1993 5%) per annum higher than the rate at which present and future pensions would increase.

The surplus in the UK scheme is being amortised over 13 years, the average remaining service lives of employees. The credit arising from the amortisation of this surplus more than offsets ongoing pension costs. The resultant SSAP 24 credit, including interest, was 6.6 pound sterling millions (1996 5.7 pound sterling millions, 1995 4.9 pound sterling millions).

From January 1995 until 31 March 1996 the Group made payments to the UK scheme at a rate of 4% of pensionable earnings. Since 1 April 1996 no payments have been necessary because of the surplus in the scheme.

During the year the prepayment in respect of pensions for the UK scheme increased by 6.6 pound sterling millions to 51.6 pound sterling millions at the end of 1997. This amount is included in debtors (note 14).

In the US, the Group operates a number of defined benefits schemes and defined contribution schemes. These schemes undergo an actuarial analysis annually.

In Germany, the Group operates a number of defined benefit pension schemes. These undergo an actuarial valuation annually. Provisions for the liabilities amounted to 70.0 pound sterling millions at the end of 1997 (1996 76.9 pound sterling millions, 1995 89.1 pound sterling millions).

In addition, other post-employment benefits in the US are fully provided for in accordance with UK accounting standards. Provisions amounted to 32.3 pound sterling millions the end of 1997 (1996 31.1 pound sterling millions, 1995
34.3 pound sterling millions) in respect of these benefits. The cost of post-employment medical benefits in the US was 2.8 pound sterling millions (1996 2.8 pound sterling millions, 1995 2.9 pound sterling millions).

There are no other significant post-employment benefits.

11 TANGIBLE FIXED ASSETS

                               Land & buildings         Plant & machinery        Total
                              (pound sterling)         (pound sterling)     (pound sterling)
                                     M                        M                    M
COST OR VALUATION

At 1 January 1997                  230.8                    1,017.8             1,248.6
Currency translation                (8.6)                     (31.8)              (40.4)
Acquisition of business              3.5                       14.4                17.6
Capital expenditure                 10.8                       94.6               105.4
Transfers between Group
 companies and reclassifications     2.2                       (2.2)                 --
Disposal of operations              (9.8)                     (36.9)              (46.7)
Other disposals                     (4.4)                     (22.9)              (27.3)
Valuation adjustment                (1.7)                        --                (1.7)
                                   -----                    -------             -------
At 31 December 1997                222.8                    1,032.6             1,255.4
                                   =====                    =======             =======

Comprising:

Cost                               145.2                      937.5             1,082.7
Valuation in
     1989                           48.0                       11.0                59.0
     Other years                    29.6                       84.1               113.7
                                   -----                    -------             -------
                                   222.8                    1,032.6             1,255.4
                                   =====                    =======             =======

Revaluations are carried out on an existing use basis. The valuation adjustment of 1.7 pound sterling millions relates to one property. The value of this property has been estimated by the directors.



Depreciation                  Land & buildings         Plant & machinery        Total
                               pound sterling           pound sterling       pound sterling
                                  millions                 millions             millions
At 1 January 1997                    30.9                   520.5               551.4
Currency translation                 (1.2)                  (18.5)              (19.7)
Transfers between Group companies
 and reclassifications                0.5                    (0.5)                 --
Disposal of operations               (1.8)                  (22.0)              (23.8)
Other disposals                      (2.4)                  (20.9)              (23.5)
Charge for the year                   7.4                    87.5                94.9
                                    -----                  ------              ------
At 31 December 1997                  33.4                   545.6               579.0
                                    =====                  ======              ======

Net book value

At 31 December 1997                 189.4                   487.0               676.4
                                    =====                  ======              ======
At 31 December 1996                 199.9                   497.3               697.2
                                    =====                  ======              ======

Included in the cost of fixed assets at 31 December 1997 are buildings in the course of construction of 0.5 pound sterling millions (1996 2.8 pound sterling millions) and plant and machinery in the course of construction of 29.0 pound sterling millions. (1996 25.9 pound sterling millions).


NET BOOK VALUE OF LAND AND BUILDINGS                                         1997               1996
                                                                      (POUND STERLING)M    (POUND STERLING)M

Freehold land - not depreciated                                             44.9               49.5
Freehold buildings                                                         142.4              148.3
Long leasehold (over 50 years unexpired)                                     0.2                0.2
Short leasehold                                                              1.9                1.9
                                                                           -----              -----
                                                                           189.4              199.9
                                                                           =====              =====


CAPITALISED LEASES INCLUDED IN PLANT AND MACHINERY                          1997               1996
                                                                      (POUND STERLING)M    (POUND STERLING)M

Cost                                                                        24.1               28.4
Depreciation                                                              (20.9)             (23.8)
                                                                           -----              -----
Net book value                                                               3.2                4.6
                                                                           =====              =====



HISTORICAL COST OF TANGIBLE FIXED ASSETS                             LAND &             PLANT &
                                                                  BUILDINGS           MACHINERY            TOTAL
                                                              (POUND STERLING)M   (POUND STERLING)M   (POUND STERLING)M

Cost (or ascribed value)                                           196.7            1,031.7            1,228.4
Depreciation                                                       (32.1)            (544.9)            (577.0)
                                                                 -------            -------            -------
Net historical cost value at 31 December 1997                      164.6              486.8              651.4
                                                                 =======            =======            =======
Net historical cost value at 31 December 1996                      161.6              497.1              658.7
                                                                 =======            =======            =======

   12 FIXED ASSET INVESTMENTS



                                                     ASSOCIATED          OTHER             OTHER
                                                   UNDERTAKINGS         SHARES          INVESTMENTS                  TOTAL
                                              (POUND STERLING)M   (POUND STERLING)M   (POUND STERLING)M       (POUND STERLING)M
   COST OF VALUATION

   At 1 January 1997                                 51.7                7.9                  37.6                  97.2
   Currency translation                             (4.7)              (0.2)                 (3.8)                 (8.7)
   Additions                                          5.3                0.2                   6.1                  11.6
   Acquisitions of operations                           -                0.6                     -                   0.6
   Disposals and repayments                         (0.7)                  -                (12.8)                (13.5)
   Share of retained losses                         (0.8)                  -                     -                 (0.8)
                                                   ------             ------                ------                ------
   At 31 December 1997                               50.8                8.5                  27.1                  86.4
                                                   ======             ======                ======                ======
   PROVISIONS

   At 1 January 1996                                    -              (0.1)                (37.6)                (37.7)
   Currency translation                                 -                  -                   2.8                   2.8
   Disposals                                            -                  -                  12.8                  12.8
   Release of provision                                 -                0.1                  19.2                  19.3
                                                   ------             ------                ------                ------
   At 31 December 1997                                  -                  -                 (2.8)                 (2.8)
                                                   ======             ======                ======                ======

   NET BOOK VALUE
   At 31 December 1997                               50.8                8.5                  24.3                  83.6
                                                   ======             ======                ======                ======
   At 31 December 1996                               51.7                7.8                     -                  59.5
                                                   ======             ======                ======                ======


Listed investments included above in associated undertakings at net book value are (pound sterling)7.7m (1996 (pound sterling)7.5m) - market value (pound sterling)4.7m (1996 (pound sterling)5.7m). At 31 December 1997, Group associated undertakings investments included loans receivable of (pound sterling)5.1m (1996 (pound sterling)1.8m).

13 STOCKS

                                                                                 1997               1996
                                                                          (POUND STERLING)M   (POUND STERLING)M
Raw materials and consumables                                                    45.5               41.9
Work in progress                                                                 39.3               45.7
Finished goods                                                                  137.1              160.0
                                                                                -----              -----
                                                                                221.9              247.6
                                                                                =====              =====

14        DEBTORS


                                                                                 1997               1996
                                                                        (POUND STERLING)M      (POUND STERLING)M
DEBTORS FALLING DUE WITHIN ONE YEAR

Trade                                                                           264.4              260.2
Amounts owed by associated undertakings                                           3.9                1.4
Amounts owed in respect of disposals of operations                                7.8               24.8
Assets held for disposal                                                          4.2                6.8
Overseas taxation recoverable                                                     2.8                6.1
Deferred tax recoverable (note 25)                                                1.8               13.9
Prepayments and accrued income                                                    9.8               13.9
Other                                                                            24.1               23.7
                                                                                -----              -----
                                                                                318.8              350.8
                                                                                =====              =====
DEBTORS FALLING DUE AFTER MORE THAN ONE YEAR

Amounts owed in respect of disposal of operations                                 0.6                3.4
Prepaid pension costs (note 10)                                                  51.6               45.0
Deferred tax recoverable (note 25)                                               19.3               16.5
Overseas taxation recoverable                                                     0.4                0.2
Other debtors                                                                     1.6                1.0
                                                                                -----              -----
                                                                                 73.5               66.1
                                                                                =====              =====
TOTAL DEBTORS                                                                   392.3              416.9
                                                                                =====              =====

15        CURRENT ASSET INVESTMENT


                                                                                                  1997                 1996
                                                                                          (POUND STERLING)M   (POUND STERLING)M

Listed investments - market value(pound sterling)8.1m (1996(pound sterling)5.1m)                  7.7                5.1
Other investments - market value(pound sterling)0.4m (1996(pound sterling)0.6m)                   0.3                0.5
                                                                                                -----              -----
                                                                                                  8.0                5.6
                                                                                                =====              =====

16        CREDITORS - DUE WITHIN ONE YEAR

                                                                                                1997               1996
                                                                                          (POUND STERLING)M   (POUND STERLING)M
Trade                                                                                           165.3              168.9
Amounts owed to associated undertakings                                                           2.7                2.1
Amounts owed in respect of acquisitions                                                           2.8                  -
Payroll and other taxes, including social security                                               48.4               54.1
Taxation          - United Kingdom corporation tax                                                8.7                5.9
         - Overseas taxation                                                                     30.1               13.6
Accruals and deferred income                                                                     88.4               69.4
Grants not yet credited to profit                                                                 1.3                1.7
Proposed dividend (note 7)                                                                       16.5                  -
Asbestos-related insurance premium                                                                  -               92.0
Other                                                                                            58.8               64.8
                                                                                                -----              -----
                                                                                                423.0              472.5
                                                                                                =====              =====

17        CREDITORS - DUE AFTER MORE THAN ONE YEAR


                                                                                                1997               1996
                                                                                          (POUND STERLING)M   (POUND STERLING)M

Amounts owed in respect of acquisitions                                                           5.5                3.4
Accruals and deferred income                                                                        -                1.3
Grants not yet credited to profit                                                                 3.8                4.4
Other                                                                                             2.7                6.8
                                                                                                -----              -----
                                                                                                 12.0               15.9
                                                                                                =====              =====

18        NET BORROWINGS

                                                                                1997                 1996
                                                                        (POUND STERLING)M     (POUND STERLING)M
BORROWINGS

Repayable after more than five years
         - instalments                                                            7.3                7.7
         - otherwise                                                            153.7                0.7
Two to five years
         - Instalments                                                           16.9               23.0
         - Otherwise                                                            100.3              186.0
One to two years
         - Instalments                                                            5.8                8.7
         - Otherwise                                                              1.4               34.1
                                                                              -------            -------
Total due after more than one year                                              285.4              260.2
Total due within one year                                                       103.7               77.2
                                                                              -------            -------
Total borrowings                                                                389.1              337.4
Cash at bank and in hand and current asset investments                        (202.0)            (137.1)
                                                                              -------            -------
Net borrowings                                                                  187.1              200.3
                                                                              =======            =======
 ANALYSIS OF TOTAL BORROWINGS

Finance leases                                                                    3.9                5.3
Bank overdrafts and loans secured on assets of the Group                         27.5               37.4
Unsecured bank overdrafts and loans                                             357.7              294.7
                                                                              -------            -------
                                                                                389.1              337.4
                                                                              =======            =======
ANALYSIS OF BORROWINGS BY CURRENCY

Sterling                                                                        (28.6)             (33.9)
Other European currencies                                                        78.0              130.3
United States Dollar                                                            119.0               80.4
South African Rand                                                                8.1                9.3
Other currencies                                                                 10.6               14.2
                                                                              -------            -------
                                                                                187.1              200.3
                                                                              =======            =======

The majority of the Group's borrowings are at variable rates between 35 and 50 basis points above the applicable base rate for the currency. Interest rate swaps have been entered into in a mix of currencies whereby the interest charge on total debt of (pound sterling)154.2m has been swapped from variable to fixed rates for periods of between two and five years. Included in cash and current asset investments, at 31 December 1997, amounts totalling (pound sterling)23.7m (1996 (pound sterling)22.8m) are held by the Group's insurance company of which (pound sterling)18.0m (1996 (pound sterling)17.6m) is required to meet insurance regulatory requirements and which, as a result, is not readily available for the general purposes of the Group.

19 PROVISIONS FOR LIABILITIES AND CHARGES

                                                          POST-
                                      DEFERRED          EMPLOYMENT          ASBESTOS           OTHER
                                      TAXATION           BENEFITS           RELATED          PROVISIONS               TOTAL
                                 (POUND STERLING)M   (POUND STERLING)M   (POUND STERLING)M  (POUND STERLING)M    (POUND STERLING)M

At 1 January 1997                               -            142.1               440.6             6.8               589.5
Reclassified from creditors                     -                -                90.7               -                90.7
Reclassified from debtors                       -                -                (0.3)              -                (0.3)
Acquisition of operations                       -              0.6                   -             0.4                 1.0
Currency translation                         (0.2)            (9.1)                4.1            (0.2)               (5.4)
Charge for the year                           5.9             13.9                   -             0.6                20.4
Amortisation of discount                        -                -                 2.5               -                 2.5
Payments                                        -            (11.5)             (149.4)           (2.2)             (163.1)
                                          -------          -------             -------         -------             -------
At 31 December 1997                           5.7            136.0               388.2             5.4               535.3
                                          =======          =======             =======         =======             =======

Other provisions include leaving benefits payable to employees in certain acquired companies and costs of environmental cleaning.


20 CALLED UP SHARE CAPITAL

                                                                                   ISSUED AND        ISSUED AND
                                            AUTHORISED         AUTHORISED          FULLY PAID        FULLY PAID
                                           NO. OF SHARES    (POUND STERLING)M    NO. OF SHARES    (POUND STERLING)M
ORDINARY SHARES
At 1 January 1997                           725,000,000           725.0           532,203,165          532.2
Options exercised to 30 January 1997                  -               -               113,269            0.1
                                           ------------        --------         -------------       --------
At 30 January 1997                          725,000,000           725.0           532,316,434          532.3
Capital reduction                                     -          (435.0)                    -         (319.4)
                                           ------------        --------         -------------       --------
After capital reduction                     725,000,000           290.0           532,316,434          212.9
Options issued to 31 December 1997                    -               -             6,275,782            2.6
Issued as scrip dividends                             -               -            10,111,955            4.0
                                           ------------        --------         -------------       --------
At 31 December 1997                         725,000,000           290.0           548,704,171          219.5
                                           ============        ========         =============       =========



A capital reduction was approved by the Court on 29 January 1997 and took effect on 30 January 1997. In accordance with the terms of the capital reduction, the nominal value of authorised and issued shares was reduced from (pound sterling)1.00 to 40p.


SHARE OPTION SCHEMES                                           EXECUTIVE    SAVINGS-RELATED              TOTAL
                                                           NO. OF SHARES      NO. OF SHARES      NO. OF SHARES

At 1 January 1997                                             12,332,229         12,537,575         24,869,804
Granted                                                        2,965,000          4,100,923          7,065,923
Exercised                                                    (4,001,750)        (2,387,301)        (6,389,051)
Lapsed                                                         (628,255)        (2,234,510)        (2,862,765)
                                                             -----------        -----------        -----------
At 31 December 1997                                           10,667,224         12,016,687         22,683,911
                                                             ===========        ===========        ===========

SHARE OPTION SCHEMES                                           EXECUTIVE    SAVINGS-RELATED              TOTAL

Number of holders                                                    236              3,976              4,212

Latest dates exercisable range between                         1998/2007          1998/2003

Exercisable at the following price per share

101.7p                                                                 -            599,843            599,843
111.4p                                                           873,136                  -            873,136
119.7p-147.8p                                                    812,777          6,459,850          7,272,627
151.6p-172.1p                                                  6,294,224          4,420,819         10,715,043
182.8p-199.8p                                                    271,162            536,175            807,337
201.6p-226.2p                                                  2,415,925                  -          2,415,925
                                                             -----------        -----------        -----------
                                                              10,667,224         12,016,687         22,683,911
                                                             ===========        ===========        ===========


                                                                                       ORDINARY SHARES
                                                                                31 DECEMBER        31 DECEMBER
   The interests in the Company, of those who were directors at 31                     1997               1996
     December 1997, were as follows:

   Sir Colin Hope                                                                    107,774          105,562
   R G Beeston                                                                        10,000                -
   R H Boissier                                                                        2,595            2,488
   D A Harding                                                                         5,104            5,000
   Sir Terence Harrison                                                               10,000            5,000
   Professor F R Hartley                                                               3,131            3,001
   P S Lewis                                                                           1,000            1,000
   A C McWilliam                                                                       2,375            2,326
   I F R Much                                                                         34,952           34,168
   T A Welsh                                                                          19,445            5,914
   Sir Geoffrey Whalen                                                                 4,856            4,654
                                                                                     -------          -------
                                                                                     201,232          169,113
                                                                                     =======          =======


There have been no changes in the interests of directors between 31 December 1997 and 17 February 1998. No director has any beneficial interest in shares of any subsidiary.

21        RESERVES


                                                                                                                    ASSOCIATED
                                     SHARE            SHARES TO              SPECIAL                  REVAL-           UNDER-
                                    PREMIUM           BE ISSUED              RESERVE                  UATION           TAKINGS
                                    ACCOUNT                                                         RESERVES          RESERVES
                               --------------------------------------------------------------------------------------------------
                               (POUND STERLING)M    (POUND STERLING)M   (POUND STERLING)M   (POUND STERLING)M   (POUND STERLING)M

   AT 1 JANUARY 1995                      -                  -                  -                    34.3                 7.8
   Currency translation on                -                  -                  -                     0.1               (1.0)
     overseas assets
   Currency translation on net            -                  -                  -                       -                   -
     debt
   Transfer to profit & loss              -                  -                  -                       -                 6.1
   Realisation of revaluation             -                  -                  -                     1.6                   -
     surplus
   Premium on share issues              0.5                  -                  -                   (6.6)                   -
   Goodwill arising on                    -                  -                  -                       -                   -
     acquisitions
   Goodwill arising on formation          -                  -                  -                       -                   -
     of Turkish joint venture
   Goodwill on disposals                  -                  -                  -                       -                   -
   Scrip issues of shares             (0.5)                  -                  -                   (0.1)                   -
   Other movements                        -                  -                  -                       -                   -
                                      -----              -----              -----                   -----               -----
   AT 31 DECEMBER 1995                    -                  -                  -                    29.3                12.9

   Currency translation on                -                  -                  -                   (1.7)               (5.9)
     overseas assets
   Currency translation on net            -                  -                  -                       -                   -
     debt
   Transfer to profit & loss              -                  -                  -                       -               (2.7)
   Realisation of revaluation             -                  -                  -                   (5.6)                   -
     surplus
   Premium on share issues              0.2                  -                  -                       -                   -
   Goodwill arising on                    -                  -                  -                       -                   -
     acquisitions
   Goodwill on disposals                  -                  -                  -                       -                   -
   Other movements                        -                  -                  -                   (0.4)                 0.7
                                      -----              -----              -----                   -----               -----

   AT 31 DECEMBER 1996                  0.2                  -                  -                    21.6                 5.0

   Transfer to special reserve            -                  -            (262.5)                       -                   -
   Transfer capital reduction to          -                  -       3       19.4                       -                   -
     special reserve
   Currency translation on                -                  -                  -                   (0.4)               (4.9)
     overseas assets
   Currency translation on net            -                  -                  -                       -                   -
     debt
   Transfer to profit and loss            -                  -                  -                       -               (0.8)
   Realisation of revaluation             -                  -                5.2                   (5.3)                   -
     surplus
   Revaluations                           -                  -                  -                   (1.7)                   -
   Premium on share issues              6.5                  -                  -                       -                   -
   Scrip dividend (Note 7)            (4.0)                  -                  -                       -                   -
   Goodwill arising on                    -                  -                  -                       -                   -
     acquisitions
   Goodwill on disposals                  -                  -                1.1                       -                   -
   Realisation of reserves on             -                  -                  -                       -               (0.3)
     disposal
   Executive share options                -                0.7                  -                       -                   -
   Other movements                        -                  -                  -                       -               (1.1)
                                      -----              -----              -----                   -----               -----

   AT 31 DECEMBER 1997                  2.7                0.7               63.2                    14.2               (2.1)
                                      =====              =====              =====                   =====               =====




                                                   GOODWILL            PROFIT &
                                                   WRITE OFF             LOSS
                                                   RESERVE              ACCOUNT
                                              --------------------------------------
                                              (POUND STERLING)M    (POUND STERLING)M

   AT 1 JANUARY 1995                              (186.1)               127.9
   Currency translation on                              -                14.4
     overseas assets
   Currency translation on net                          -              (15.1)
     debt
   Transfer to profit & loss                            -                32.3
   Realisation of revaluation                           -                   -
     surplus
   Premium on share issues                              -                 6.6
   Goodwill arising on                              (7.5)                   -
     acquisitions
   Goodwill arising on formation                    (3.5)                   -
     of Turkish joint venture
   Goodwill on disposals                              6.6                   -
   Scrip issues of shares                               -                 0.6
   Other movements                                      -               (1.4)

                                                  -------            --------
   AT 31 DECEMBER 1995                            (190.5)               165.3
   Currency translation on                              -              (58.1)
     overseas assets
   Currency translation on net                          -                42.6
     debt
   Transfer to profit & loss                            -             (414.1)
   Realisation of revaluation                           -                 5.6
     surplus
   Premium on share issues                              -                   -
   Goodwill arising on                              (0.3)                   -
     acquisitions
   Goodwill on disposals                              9.7                   -
   Other movements                                      -               (0.9)
                                                  -------            --------
   AT 31 DECEMBER 1996                            (181.1)             (259.6)

   Transfer to special reserve                        5.3               257.2
   Transfer capital reduction to                        -                   -
     special reserve
   Currency translation on                              -              (21.0)
     overseas assets
   Currency translation on net                          -                 8.9
     debt
   Transfer to profit and loss                          -                73.7
   Realisation of revaluation                           -                 0.1
     surplus
   Revaluations                                         -                   -
   Premium on share issues                              -                   -
   Scrip dividend (Note 7)                              -                15.4
   Goodwill arising on                             (10.0)                   -
     acquisitions
   Goodwill on disposals                              2.9                   -
   Realisation of reserves on                           -                 0.3
     disposal
   Executive share options                              -                   -
   Other movements                                      -                 1.1
                                                  -------            --------

   AT 31 DECEMBER 1997                            (182.9)                76.1
                                                 ========            ========

A capital reduction, which was approved by the Court on 29 January 1997, took effect on 30 January 1997 and, in accordance with the Court Order, was applied to eliminating the deficit on the Company's profit and loss account (including goodwill previously written off). The accounting entries recorded in the accounting records of the Company in accordance with the terms approved by the Court were as follows:

(i) The nominal value of each share in issue at 30 January 1997 was reduced from (pound sterling)1.00 to 40p. As a consequence, the nominal value of shares in issue at 30 January 1997 (1996 (pound sterling)532.2m, 1995 (pound sterling)531.2m) was reduced by (pound sterling)319.4m to (pound sterling)212.9m. The reduction of (pound sterling)319.4m was credited to the special reserve.

(ii) The balance of(pound sterling)5.3m on the goodwill reserve of the Company at 31 December 1996 was transferred to the special reserve.

(iii) The balance of (pound sterling)257.2m on the profit and loss account reserve of the Company at 31 December 1996 was transferred to the special reserve. The special reserve is not distributable except in certain limited circumstances. Any goodwill or revaluation reserves in existence at 1 January 1997 must be credited to the special reserve when they are realised.

Cumulative goodwill written off to Group reserves at 31 December 1997 totals (pound sterling)254.3m (1996 (pound sterling)248.3m, 1995 (pound sterling) 257.7m), comprising (pound sterling)182.9m (1996 (pound sterling)181.1m, 1995 (pound sterling)190.5m) shown above, (pound sterling)67.2m (1996 (pound sterling)67.2m, 1995 (pound sterling)67.2m) written off to a merger reserve in earlier years and (pound sterling)4.2m transferred to the special reserve in 1997.

Retained earnings of overseas subsidiaries and associated undertakings would be liable to tax if remitted as dividends to the United Kingdom. No provision has been made for this liability as there are no plans to remit such earnings.

22  NOTES TO THE CASH FLOW STATEMENT



(A) RECOGNITION OF OPERATING PROFIT TO NET CASH
  INFLOW FROM OPERATING ACTIVITIES


                                                                   1997                   1996                1995
                                                           (POUND STERLING)M       (POUND STERLING)M   (POUND STERLING)M
Operating profit/(loss)                                           177.2                 (335.8)              175.3
Share of profit of associated undertakings                        (13.2)                 (11.8)              (12.6)
Depreciation                                                       93.5                   98.3               101.6
Loss on sale of tangible fixed assets                               0.8                    2.5                 2.3
Decrease/(increase) in stocks                                      12.8                   22.2               (15.8)
(Increase)/decrease in debtors                                    (25.4)                   1.0                (1.7)
Increase/(decrease) in creditors                                   13.7                   (2.0)               21.4
Increase/(decrease) in provisions                                   1.6                   (7.9)              (19.1)
Other non cash movements                                           (0.2)                  (1.0)               (4.1)
Charge for asbestos-related costs                                     -                  515.0                51.3
                                                                -------               --------             -------
Cash inflow from operating activities before                      260.8                  280.5               298.6
  asbestos-related payments
Asbestos-related payments                                        (149.4)                 (64.8)              (55.7)
                                                                -------               --------             -------
Cash inflow from operating activities after                       111.4                  215.7               242.9
  asbestos-related payments                                     =======               ========             =======


(B) RETURNS ON INVESTMENT AND SERVICING OF FINANCE                  1997                   1996               1995
                                                               (POUND STERLING)M     (POUND STERLING)M    (POUND STERLING)M
Interest received                                                   11.0                    5.2                3.8
Interest paid                                                      (35.1)                 (35.4)             (40.1)
Dividends paid to minorities                                        (0.8)                  (1.2)              (1.1)
                                                                 -------                -------             ------
                                                                   (24.9)                 (31.4)             (37.4)
                                                                 =======                =======             ======


(C) TAXATION                                                        1997                   1996               1995
                                                              (POUND STERLING)M    (POUND STERLING)M   (POUND STERLING)M
UK tax paid                                                         (8.5)                  (9.3)              (5.0)
Overseas tax paid                                                  (11.6)                 (19.6)              (3.3)
                                                                  ------                 ------              -----
                                                                   (20.1)                 (28.9)              (8.3)
                                                                  ======                 ======              =====

(D) CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT                    1997                 1996                1995
                                                             (POUND STERLING)M    (POUND STERLING)M   (POUND STERLING)M
Purchase of tangible fixed assets
                                                                  (103.9)              (114.3)             (151.8)
Grants received                                                      0.2                    -                 0.2
Disposal of tangible fixed assets                                    3.3                  2.3                 2.0
Additions to trade and other investments (primarily                (14.7)               (13.6)               (6.0)
  Kolbenschmidt)
Disposal of trade investments (Kolbenschmidt)                       13.2                  0.1                   -
                                                                --------             --------             -------
                                                                  (101.9)              (125.5)             (155.6)
                                                                ========             ========             =======


(E) ACQUISITIONS AND DISPOSALS                                      1997                 1996               1995
                                                               (POUND STERLING)M   (POUND STERLING)M  (POUND STERLING)M
Acquisitions (note 23)
                                                                  (27.3)                 (8.5)              (58.7)
Sale of discontinued operations (note 3)                           75.7                  74.8                69.3
Additions to associated undertakings                               (5.3)                 (7.0)               (1.1)
Impact of Turkish joint venture                                                                              (3.7)
                                                                 ------                ------              ------
                                                                   43.1                  59.3                 5.8
                                                                 ======                ======              ======


(F) MANAGEMENT OF LIQUID RESOURCES                                 1997                 1996               1995
                                                               (POUND STERLING)M   (POUND STERLING)M  (POUND STERLING)M
(Additions)/reduction  to current asset investments
                                                                   (2.4)                (4.4)                5.4
(Increase)/reduction  in short term investments                   (74.1)                (1.8)                1.3
                                                                 ------                -----                ----
                                                                  (76.5)                (6.2)                6.7
                                                                 ======                =====                ====


(G) FINANCING                                                       1997                 1996               1995
                                                              (POUND STERLING)M    (POUND STERLING)M   (POUND STERLING)M
New loans
                                                                   139.4                176.7               60.4
Repayment of loans                                                (116.6)              (206.8)             (63.6)
                                                                 -------              -------             ------
Cash inflow/(outflow) from decrease in debt and                     22.8                (30.1)              (3.2)
  lease financing
Issue of ordinary share capital                                      9.1                  1.2                1.6
Capital input by minorities                                          2.1                  1.8                1.2
                                                                 -------              -------             ------
                                                                    34.0                (27.1)              (0.4)
                                                                 =======              =======             ======



(H) ACQUIRED AND DISCONTINUED OPERATIONS

In 1997, acquired and discontinued operations had no significant impact on any of the cash flow categories, other than as disclosed in acquisitions and disposals (Note 22(e)) above.

23        ACQUISITIONS

On 27 February 1997 the group acquired Michigan Stamping Corporation, which manufactures heat shields and is based in Michigan, USA. On 16 June 1997 The group acquired Metal Leve Inc, a manufacturer of articulated pistons also based in Michigan, USA. This Company was subsequently renamed AE Goetze Carolina Inc.

In addition, on various dates during the year, the Group acquired the following minority interests:

                                                                              % OWNERSHIP AT   % OWNERSHIP AT
                                                                               START OF YEAR      END OF YEAR
   Ferodo a.s                                                                            55%             100%
   Ferodo India Pvt Ltd                                                                  76%             100%
   AE Goetze Argentina SA                                                                94%             100%
   Nanchang Payen Company Limited                                                        70%              80%


Details of the acquisitions, including the fair value adjustments made to the assets and liabilities acquired, are set out below. Substantially all the assets and goodwill acquired relate to Metal Leve Inc. Substantially all the minority interest acquired relate to Ferodo a.s.


                                     BOOK VALUE           ACCOUNTING
                                          AT              POLICY                OTHER             FAIR
                                    ACQUISITION           ALIGNMENT          ADJUSTMENTS          VALUE
                                 (POUND STERLING)M   (POUND STERLING)M   (POUND STERLING)M    (POUND STERLING)M
Tangible fixed assets                       15.6                  -              2.3               17.9
Investments                                  0.6                  -                -                0.6
Stocks                                       3.4                0.3                -                3.7
Debtors                                      8.6                  -            (0.5)                8.1
Creditors                                  (8.9)                  -                -              (8.9)
Provisions                                 (1.5)              (0.4)              1.0              (0.9)
Cash                                         4.2                  -                -                4.2
Loans                                      (4.8)                  -                -              (4.8)
Minority interests                             -                  -                -                  -
                                           -----              -----            -----              -----
Assets acquired                             17.2              (0.1)              2.8               19.9
Goodwill                                                                                           10.3
                                                                                                  -----
Cash consideration                                                                                 30.2
                                                                                                  =====


                                          MINORITY
                                          INTERESTS         TOTAL
                                    (POUND STERLING)M   (POUND STERLING)M
Tangible fixed assets                      -                  17.9
Investments                                -                   0.6
Stocks                                     -                   3.7
Debtors                                    -                   8.1
Creditors                                  -                 (8.9)
Provisions                                 -                 (0.9)
Cash                                       -                   4.2
Loans                                      -                 (4.8)
Minority interests                       5.1                   5.1
                                       -----                 -----
Assets acquired                          5.1                  25.0
Goodwill                               (0.3)                  10.0
                                       -----                 -----
Cash consideration                       4.8                  35.0
                                       =====                 =====


All accounting policy alignments and other adjustments relate to Metal Leve Inc. The accounting policy alignments comprise the recording as stocks of (pound sterling)0.3m of consumable stores previously written off and a provision of (pound sterling)0.4m in respect of environmental work required at the date of acquisition. Other adjustments comprise the revaluation of fixed assets ((pound sterling)2.3m) and the elimination of deferred tax debtors ((pound sterling)0.5m) and creditors ((pound sterling)1.0m).

In its last statutory year, ended 31 December 1996, Metal Leve Inc earned profits after taxation of(pound sterling)1.4m; in the period from 1 January 1997 to 15 June 1997 it earned profits after taxation of(pound sterling)1.6m.


   CASH PAID FOR ACQUISITIONS                                      (POUND STERLING)M
   Cash consideration                                                   35.0
   Consideration deferred                                               (4.0)
   Prior year deferred consideration paid                                0.5
   Less cash acquired                                                   (4.2)
                                                                      ------
   CASH OUTFLOW ON ACQUISITIONS                                         27.3
                                                                      ======

24 ANALYSIS OF MOVEMENT IN NET DEBT



                                        AT 1                                  OTHER NON
                                      JANUARY               CASH                CASH                    DEBT
                                       1997                 FLOW               MOVEMENTS              ACQUIRED
                                  (POUND STERLING)M    (POUND STERLING)M    (POUND STERLING)M     (POUND STERLING)M
   Cash at bank and in hand            110.4                (3.2)                    -                       -
   Overdrafts                         (24.0)               (42.8)                    -                       -
                                    --------             --------             --------                --------
                                        86.4               (46.0)                    -                       -
                                    --------             --------             --------                --------

   Debt due within one year           (51.7)                 12.4                    -                   (1.5)
   Debt due after one year           (256.4)               (36.4)                  1.4                   (3.2)
   Finance leases                      (5.3)                  1.2                    -                   (0.1)
                                    --------             --------             --------                --------


                                     (313.4)               (22.8)                  1.4                   (4.8)
                                    --------             --------             --------                --------

   Short term deposits                  21.1                 74.1                    -                       -
   Current asset investments             5.6                  2.4                    -                       -
                                    --------             --------             --------                --------

                                        26.7                 76.5                    -                       -
                                    --------             --------             --------                --------

   NET BORROWINGS                    (200.3)                  7.7                  1.4                   (4.8)
                                    ========             ========             ========                ========


                             EXCHANGE MOVEMENT ON
                                                                                AT 31
                                   OPENING              MOVEMENT              DECEMBER
                                   BALANCES              IN YEAR                1997
                              (POUND STERLING)M     (POUND STERLING)M     (POUND STERLING)M
Cash at bank and in hand             (5.0)                  (2.3)                   99.9
Overdrafts                             1.4                    0.3                 (65.1)
                                    ------                 ------                -------
Debt due within one year             (3.6)                  (2.0)                   34.8
                                    ------                 ------                -------
                                       3.9                  (0.6)                 (37.5)
                                      10.5                    1.5                (282.6)
                                       0.3                      -                  (3.9)
                                    ------                 ------                -------
                                      14.7                    0.9                (324.0)
                                    ------                 ------                -------
                                     (0.2)                  (0.9)                   94.1
                                         -                      -                    8.0
                                    ------                 ------                -------
                                     (0.2)                  (0.9)                  102.1
                                    ------                 ------                -------
                                      10.9                  (2.0)                (187.1)
                                    ======                 ======                =======


Included within the closing balance of short ter m deposits is (pound sterling) 78.2m in the asbestos fund.

25  DEFERRED TAXATION

                                                                                      1997             1996
                                                                               (POUND STERLING)M  (POUND STERLING)M
   ASSET/(LIABILITY) RECOGNISED
   Asbestos-related costs                                                               21.1             27.4
   Losses and other timing differences                                                  (5.7)             3.0
                                                                                      ------           ------
                                                                                        15.4             30.4
                                                                                      ======           ======


No provision has been made for tax which would become payable on the amount by which assets have been revalued because there is no current intention to dispose of these assets.

Provision for deferred taxation is only made to the extent that it is probable that an actual liability or asset will crystallise, as noted below.


                                                                                      1997               1996
                                                                              (POUND STERLING)M    (POUND STERLING)M
   DEFERRED TAX ASSETS:
   Advance corporation tax                                                              61.9             56.5
   Operating losses                                                                     36.6             41.6
   Capital losses                                                                       24.8             30.8
   Asbestos provision                                                                  129.7            179.1
   Other                                                                                40.9             78.3
                                                                                    --------         --------
                                                                                       293.9            386.3
   Less: Deferred tax not recognised under UK GAAP                                    (272.8)          (355.9)
                                                                                    --------         --------

   Deferred tax asset recognised under UK GAAP                                          21.1             30.4
                                                                                    ========         ========

                                                                                     1997               1996
                                                                              (POUND STERLING)M  (POUND STERLING)M
   DEFERRED TAX LIABILITY:
   Accelerated capital allowances                                                     (64.5)           (60.8)
   Other                                                                              (26.8)           (25.3)
                                                                                   ---------         --------
                                                                                      (91.3)           (86.1)
   Less:  Deferred tax not recognized  under UK GAAP                                  (85.6)           (86.1)
                                                                                   ---------         --------

   Deferred tax liability provided under UK GAAP                                       (5.7)               -
                                                                                   =========         ========

   NET DEFERRED TAX ASSET RECOGNIZED UNDER UK GAAP                                     15.4             30.4
                                                                                   =========         ========


A deferred tax asset is carried in respect of the provision for asbestos claims settlements in the UK and US (and at 1996 additionally in respect of the insurance premium against asbestos liabilities). The amount recognised is the forecast tax relief to be obtained for asbestos claims settlements over the next three years.

The analysis of the deferred tax liability provided under UK GAAP between current and non-current amounts is as follows:


                                                                                       1997               1996
                                                                               (POUND STERLING)M    (POUND STERLING)M
   CURRENT:
   UK                                                                                      -                -
   US                                                                                    1.8             10.8
   Germany                                                                                 -              3.1
                                                                                   ---------         --------

                                                                                         1.8             13.9
                                                                                   =========         ========
   NON-CURRENT:
   UK                                                                                    9.9             10.3
   US                                                                                    9.4              6.2
   Germany                                                                              (5.7)               -
                                                                                   ---------

                                                                                        13.6             16.5
                                                                                   =========         ========

   TOTAL ASSET                                                                          15.4             30.4
                                                                                   =========         ========


No deferred tax liability has been recognised for temporary differences related to investments in foreign subsidiaries and associates. Remittance of retained earnings of overseas subsidiaries and associates as dividends would be liable to tax in the UK. However, it is likely that no net tax liability would arise, since credit would be available for foreign taxes suffered on those earnings, and surplus ACT, of (pound sterling)61.9 million at 31 December 1997 ((pound sterling)56.5 million at 31 December 1996) that has not been recognised for deferred tax, would be available to offset the liability. The temporary difference could also become taxable if capital of the foreign companies were repaid to their UK parent company. However, the taxable gain would be reduced by the base cost of the shares and an inflation allowance. Additionally, capital losses, with a value of (pound sterling)24.8 million at 31 December 1997 ((pound sterling)30.8 million at 31 December 1996) that have not been recognised for deferred tax, would be available to offset the net taxable gain.

The value of tax losses (excluding capital losses) carried forward and their expiry dates are as follows:



                                                                          (POUND STERLING)M
1998                                                                               4.4
1999                                                                               4.1
2000                                                                               3.2
2001                                                                               1.0
After 2001                                                                        23.8
                                                                               -------
                                                                                  36.5
                                                                               =======


26 RELATED PARTY TRANSACTIONS

The T&N Group is related to all its associated undertakings because it exerts significant influence over them. During the year various transaction have occurred between the T&N Group and its associates including:

- Sales of goods and equipment to associated undertakings of (pound sterling)12.1m (1996 (pound sterling)12.8m);
- purchases of goods from associated undertakings of (pound sterling)15.9m (1996 (pound sterling)15.5m);
- royalties received from associated undertakings of (pound sterling)1.9m (1996 (pound sterling)1.4m);
- dividends received from associated undertakings of (pound sterling)6.5m
  (1996 (pound sterling)6.8m);
- investments in associated undertakings as set out in Note 12.

Sales between associated undertakings totalled (pound sterling)26.1m (1996 (pound sterling)16.0m).

Trading balances with associated undertakings at 31 December 1996 and 1997 are set out in Notes 14 and 16.

Entities which the T&N Group sold and acquired during the year, details of which are set out in Notes 3 and 23, are deemed to be related parties because the T&N Group exercise control over these whilst they were part of the T&N Group. Transactions during the year which are not eliminated on consolidation totalled (pound sterling)0.3m (1996 (pound sterling)1.0m) comprising mainly the provision of utilities to disposed businesses.

All these transaction were entered into on arms length terms.

27  COMMITMENTS AND CONTINGENT LIABILITIES


                                                                                        1997             1996
                                                                                 (POUND STERLING)M  (POUND STERLING)M
   Future capital expenditure - contracts placed                                        20.0             12.6
                                                                                   =========          =======
   Operating leases - payment commitments for 1998 On leases of land and buildings expiring:
   - within one year                                                                     1.0              1.0
   - between two and five years                                                          3.3              2.1
   - in more than five years                                                             2.5              2.1
                                                                                   ---------          -------
                                                                                         6.8              5.2
                                                                                   =========          =======

   On leases of plant and machinery expiring:
   - within one year                                                                     1.2              1.4
   - between two and five years                                                          5.7              7.0
   - in more than five years                                                               -              0.1
                                                                                   ---------          -------
                                                                                         6.9              8.5
                                                                                   =========          =======


At 31 December 1997 the Company and its UK subsidiaries had contingent liabilities of (pound sterling)67.6m (1996 (pound sterling)64.3m) in connection with guarantees relating to bank borrowings of certain overseas subsidiaries. The maximum potential liability under those guarantees is (pound sterling)99.4m (1996 (pound sterling)121.4m). Contingent liabilities also exist in respect of cross-guarantees given by the Company and its UK subsidiaries to support some of the Group's UK bank borrowings.

28 ASBESTOS-RELATED LITIGATION

In the United States of America, T&N plc and two of its US subsidiaries ("the T&N Companies") are among many defendants named in numerous court actions alleging personal injury resulting from exposure to asbestos or asbestos-containing products. T&N plc is also subject to asbestos-disease litigation, to a lesser extent, in the UK. Because of the slow onset of asbestos-related diseases, the directors anticipate that similar claims will be made in the future. It is not known how many such claims may be made nor the expenditure which may arise therefrom. Provisions are, however, made in respect of both known and possible future claims, on the following bases.

Claims Notified after 30 June 1996

As announced on 27 November 1996 the Company has secured, by payment of a premium of (pound sterling)92m, a (pound sterling)500m layer of insurance cover which will be triggered should the aggregate number of claims notified after 30 June 1996, where the exposure occurred prior to that date ("IBNR claims"), exceed (pound sterling)690m.

This, together with recent claims experience and medical information, enabled the directors of the company during 1996 to estimate the cost of IBNR claims with reasonable accuracy. Accordingly, provision was made of (pound sterling)550m during the year ended 31 December 1996 for IBNR claims at 30 June 1996 (being a point between the high ((pound sterling)690m) and low ((pound sterling)429m) estimates prepared by actuaries using assumptions referred to below). The provision was made on a discounted basis, using a rate of 7%. The directors intend to set aside this provision in a separate fund, and the provision established in 1996 of (pound sterling)327m allowed a margin to enable this to be phased in accordance with the assumptions over a period of approximately 36 months. Tax relief is available on this provision when payments are made. At 31 December 1997, the provision amounted to (pound sterling)300m and the fund established for IBNR claims stood at (pound sterling)78.2m. Details of the movement in the IBNR provision are set out in Note 19.

Claims notified and outstanding at 30 June 1996

As regards claims notified and outstanding at 30 June 1996 in the UK, full provision is made in respect of such claims, based on estimates agreed with the Company's external litigation lawyers.

As regards claims notified and outstanding at 30 June 1996 in the US, provision continues to be made based on data provided by the Center for Claims Resolution
(CCR), who T&N has appointed as its exclusive representative in relation to all asbestos-related personal injury claims made against the T&N Companies in the United States. In estimating the provision, the directors have had regard principally to the industry in which the plaintiff claims exposure, the alleged disease type, the State in which the action is being brought and the share which will be applicable to the T&N Companies having regard to the agreed method of operation of the CCR. Such shares may in certain circumstances be subject to retroactive adjustment. Even where settlement has already been agreed in principle with plaintiffs' lawyers in respect of a group of cases, the actual cost of each claim to the T&N Companies may not be determined until it is finally processed and paid sometime in the future.

Contingent liability

Accordingly, although the directors believe that they have made appropriate provision for claims, because of the factors described in this note, there are contingencies in relation to the amount at which such claims will be finally settled.

Given the substantial layer of insurance cover, one contingency in relation to IBNR claims concerns claims exceeding the amount provided, but below the level of insurance cover. This amounts to (pound sterling)140m gross, and (pound sterling)58m when discounted. The directors also recognise the importance of setting up a separate fund in accordance with the assumptions used in arriving at the discounted provision. During 1997 the sum of (pound sterling)88.2m was put into such a fund.

In arriving at the IBNR provision, assumptions have been made regarding the total number of claims which it is anticipated may be received in the future, the average cost of settlement (which is sensitive to the industry in which the plaintiff claims exposure, the alleged disease type and the State in which the action is being brought), the rate of receipt of claims and the timing of settlement and the level of subrogation claims brought by insurance companies.

So far as relates to claims reported at 30 June 1996, T&N is primarily exposed to differences between the assumptions referred to above and the actual claims settlement experience as it emerges.

US property damage litigation

Following the successful jury verdict in the Chase Manhattan property damage case in December 1995, judgement was entered in the Company's favour on all counts during the year. The Chase Manhattan Bank has appealed against the decision in the Company's favour. That appeal is still pending. The Company has received legal advice that such appeal stands no realistic prospect of success. Full provision has been made in respect of the anticipated legal costs which may be incurred in relation to the Chase Manhattan case, and for the other three remaining property claims.

29 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES
   GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

The Group's accounts are prepared in conformity with generally accepted accounting principles applicable in the United Kingdom (UK GAAP), which differ in certain significant respects from those applicable in the United States (US
GAAP). These differences, together with the approximate effects of the adjustments on net profit and shareholders' funds, relate principally to the items set out below:

GOODWILL AND OTHER INTANGIBLE ASSETS

Under UK GAAP goodwill arising on acquisition is charged to reserves. Under US GAAP goodwill is capitalised and amortised by charges against income over the period, not to exceed 40 years, over which the benefit arises. For US GAAP, goodwill has been amortised by the Group over periods not exceeding 40 years.

Under UK GAAP the profit and loss on the disposal of all or part of a previously acquired business is calculated after taking account of the gross amount of any goodwill previously charged to reserves. Under US GAAP an adjustment to profit or loss on disposal is required in respect of goodwill previously amortised.

Under UK GAAP patents acquired as part of the acquisition of a company are written off to reserves as part of goodwill. US GAAP requires patents to be capitalised and amortised by charges against income over the period to expiring of the patent.

US GAAP requires direct costs, such as legal fees and filing fees, to be capitalised in respect of internally developed intangibles.

DIVIDENDS

Under UK GAAP dividends proposed after the end of an accounting period in respect of that accounting period are deducted in arriving at retained earnings for that period. Under US GAAP such dividends are not deducted until formally approved.

DEFERRED TAXATION

Under UK GAAP provision is made for deferred taxation only to the extent that it is probable that an actual liability or asset will crystallise in the foreseeable future. US GAAP requires full provision for deferred income taxes under the liability method on all temporary differences and, if required, a valuation allowance is established to reduce gross deferred taxation assets to the amount which is likely to be realised.

Deferred taxation also arises in relation to the tax effect of other US GAAP differences.

PENSION COSTS

Under UK GAAP, the cost of providing pensions and post employment benefits is charged against profits on a systematic basis, with pension surpluses and deficits being amortised over the expected remaining service lives of current employees. Under US GAAP, costs and surpluses are similarly spread over the expected remaining service lives but based on prescribed actuarial assumptions, allocation of costs and valuation methods, which differ in certain respects from those used for UK GAAP.

DERIVATIVES

Under UK GAAP only the accrued interest to the balance sheet date is carried on the consolidated balance sheet. Under US GAAP, where the swaps do not meet specific hedging criteria the swap must be carried on the consolidated balance sheet at fair value with the related gains or losses recorded in income.

ASBESTOS PROVISION

Under UK GAAP an element of asbestos provision has been discounted to reflect the long term nature of this environmental provision. Under US GAAP, such environmental provisions are not generally discounted.

IMPAIRMENT OF LONG LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Group, for US GAAP purposes, has adopted the provision of SFAS No. 121, Accounting for The Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognised is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

RESTRUCTURING COSTS

Under US GAAP the Group recognises a liability for restructuring costs and charges the Group's profit and loss account in the period in which the decision has been made to restructure a part of the business. Under US GAAP, certain types of restructuring costs are only recognised when further specific criteria have been met. Among these criteria is the requirement that all significant actions arising from a restructuring and integration plan and their completion dates must be identified by the balance sheet date. These criteria also apply to the recognition of integration costs considered liabilities on acquisition.

CAPITALISATION OF INTEREST

Under UK GAAP the capitalisation of interest is not required. US GAAP requires that gross interest should be capitalised on all qualifying assets during the time required to prepare them for their intended use.

SHARE OPTION SCHEMES

Under UK GAAP the Group does not recognise any compensation cost for share options granted to directors and employees. US GAAP requires compensation cost to be recorded, over the vesting period, for the excess of the market value of the underlying shares, at the date of granting of the options, over the exercise price of the options.

REVALUATION OF FIXED ASSETS

Under UK GAAP the Group has revalued certain fixed assets. This is not permitted under US GAAP.

CARRYING VALUE OF INVESTMENTS

Under UK GAAP the Group has during 1997 reversed certain provisions in respect of fixed asset investments held at the balance sheet date. Under US GAAP these provisions would not be reversed on the basis that they related to impairments which were other than temporary in nature.

DISCONTINUED OPERATIONS

UK and US GAAP have different criteria for determining discontinued operations. Under UK GAAP, certain disposals in 1996 and 1997 have been treated as discontinued operations. Under US GAAP, the only disposal in 1996 and 1997 treated as discontinued operations was the disposal of the Construction Materials business in 1996.

CURRENT ASSETS AND LIABILITIES

Under UK GAAP current assets include amounts which fall due after more than one year. Under US GAAP such assets would be reclassified as non-current assets. Also under UK GAAP provisions for liabilities and charges include amounts due within one year which would be reclassified to current liabilities under US GAAP.

ASSOCIATED UNDERTAKINGS

The Group' share of the results of associated undertakings, excluding interest and taxation, have been disclosed within the UK Group financial statements as part of operating results. The net interest in respect of associated undertakings is included, and separately disclosed, within `net interest payable and similar charges; The tax attributable to the Group's share of the results of associated undertakings is included within the Group tax charge.

Under US GAAP, the Group's share of the results of associated undertakings would be disclosed, net of interest and tax, below the operating result of the Group.

CAPITAL GRANTS

Under UK GAAP capital grants not yet released to the profit and loss account are held as deferred income within creditors due within one year and due after more than one year. Under US GAAP such capital grants are netted off against the carrying value of the fixed assets to which they relate.

CASH FLOWS

The principal difference between UK GAAP and US GAAP is in respect of classification. Under UK GAAP, the Group presents its cash flows for operating activities, returns on investments and servicing of finance, taxation, capital expenditures and financial investments, acquisition and disposals, equity dividends paid, management of liquid resources, and financing. US GAAP requires only three categories of cash flow activities which are operating, investing and financing.

Cash flows arising from taxation and returns on investments and servicing of finance under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP; dividend payments would be included as a financing activity under US GAAP. In addition, capital expenditures and financial investment, acquisition and disposals, and management of liquid resources under UK GAAP would be presented as investing activities under US GAAP.

UK GAAP defines cash as cash in hand and deposits repayable on demand. Short term deposits which are readily convertible into cash into known amounts of cash at, or close to, their carrying value are classified as liquid resources. US GAAP defines cash and cash equivalents as cash in hand and short term highly liquid investments with original maturities of three months or less. Cash flows in respect of short term deposits with original maturities exceeding three months are included in investing activities under US GAAP and are included in capital expenditure and financial investment under UK GAAP.

Under US GAAP, the following amounts would be reported:

                                                                                1997                  1996
                                                                   (POUND STERLING)M     (POUND STERLING)M
Net cash provided by operating activities                                      163.4                  73.7
Net cash used in investing activities                                         (70.9)               (135.1)
Net cash provided by/(used in) financing activities                           (71.9)                  56.7
Effect of changes in exchange rate                                             (4.1)                 (5.6)
                                                                               -----                 -----

Net increase/(decrease) in cash and cash equivalents                            16.5                (10.3)

Cash and cash equivalents at beginning of year                                 114.8                 131.3
                                                                               -----                 -----

Cash and cash equivalents at end of year                                       131.3                 121.0
                                                                               =====                 =====

Effect on profit/(loss) attributable to shareholders of differences between UK and US GAAP

                                                                                          1997                    1996
                                                                                   (POUND STERLING)M       (POUND STERLING)M
Profit/(loss) attributable to shareholders as reported under UK GAAP                           122.4                  (400.8)

US GAAP adjustments:
  Goodwill                                                                                      (6.8)                   (3.4)
  Amortisation of patents                                                                       (1.6)                   (1.6)
  Deferred taxation - full provision                                                           (40.8)                  101.2
  Tax effect of other US GAAP                                                                    1.8                    77.7
  reconciling items
  Pension costs                                                                                 (7.0)                  (15.1)
  Asbestos provision                                                                            (0.5)                 (227.0)
  Fixed asset revaluations                                                                       5.8                     6.2
  Carrying value of investments                                                                (19.2)                    -
  Other                                                                                          1.3                     1.3
  Minority interests                                                                            (0.5)                   (0.7)
                                                                                        ------------                --------

Net income/(loss) under US GAAP                                                                 54.9                  (462.2)
                                                                                         ===========                =========

Basic and diluted earnings per 40p (1996:(pound sterling)1) share under US GAAP
                                                                                                 .10                   (0.87)
                                                                                         ===========                =========

The after-tax net loss under US GAAP for 1996 comprises income from discontinued operations of(pound sterling)3.6 million (per share(pound sterling)0.01) and loss from continuing operations of(pound sterling)465.8 million (per share(pound sterling)0.87).

Effect on shareholders' funds of differences between UK and US GAAP


                                                                               1997               1996
                                                                         (POUND STERLING)M    (POUND STERLING)M
Shareholders' funds as reported under UK GAAP                                   191.4             118.3
US GAAP adjustments:
  Goodwill                                                                      208.0             207.0
  Amortisation of patents                                                         9.2              10.7
  Deferred taxation - full provision                                             64.5             100.8
  Tax effect of other US GAAP reconciling items                                  85.6              83.5
  Pension costs                                                                 (11.0)             (4.0)
  Asbestos provision                                                           (230.5)           (227.0)
  Fixed asset revaluations                                                      (14.2)            (21.6)
  Carrying value of investments                                                 (19.2)                -
  Other                                                                          (0.1)             (1.4)
  Minority interests                                                             (0.1)              0.4
                                                                              -------           -------
Shareholders' funds under US GAAP                                               283.6             266.7
                                                                              =======           =======

Under US GAAP the gross value of goodwill, prior to amortisation, at 31 December 1997 was (pound sterling)254.6 million (1996: (pound sterling)248.3 million).

NEW US ACCOUNTING STANDARDS AND PRONOUNCEMENTS NOT YET ADOPTED

SFAS No. 131 - Disclosure about segments of an Enterprise and Related
Information: SFAS No. 131 was issued in June 1997 and is effective for fiscal years beginning after 15 December 1997. In the initial year of application, comparative information for earlier years is to be restated. It requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and measuring their performance. It also requires entity wide disclosures about the products and services and entity provides, the material countries in which it holds assets and reports revenues and its major customers.

NEW UK ACCOUNTING STANDARDS NOT YET ADOPTED

FRS 9 - Associates and Joint Ventures: In December 1997, the Accounting Standards Board in the United Kingdom issued Financial Reporting Standard No. 9 "Associates and Joint Ventures" (FRS 9). FRS 9 sets out the definitions and accounting treatments for associated companies, joint ventures and joint arrangements. It requires the Group's share of results of associated companies to be analysed between operating income, interest, exceptional items and taxation. Previously the Group's share of associated companies income before tax was included in the consolidated statement of income on a single line. FRS 9 requires the sales of joint ventures to be separately disclosed, though the underlying accounting is the same as for associated companies. FRS 9 is effective for accounting periods ending on or after 23 June 1998.

FRS 10 - Goodwill and Intangible Assets: In December 1997, the Accounting Standard Board in the United Kingdom issued Financial Reporting Standard No. 10 "Goodwill and Intangible Assets" (FRS 10). FRS 10 requires that purchased goodwill and intangible assets should be capitalised as assets and amortised over the life of the assets. Goodwill and intangible assets need not be amortised if it can be demonstrated that the current market value of the goodwill or intangible is not below its carrying value. FRS 10 is effective for accounting periods ending on or after 23 December 1998. The standard does not require reinstatement of goodwill previously eliminated against retained surplus.

COMPANIES ACT 1985

These consolidated financial statements do not constitute "statutory accounts" within the meaning of the Companies Act 1985 of Great Britain for any of the periods presented. Statutory accounts for the year ended 31 December 1996 have been filed with the United Kingdom's Registrar of Companies and statutory accounts for the year ended 31 December 1997 will be filed with the United Kingdom's Registrar of Companies. The auditor has reported on these accounts. The reports were unqualified and did not contain statements under Section 237
(2) or (3) of the Act.

These consolidated financial statements exclude certain parent company statements and other information required by the Companies Act 1985, however, they include all material disclosures required by generally accepted accounting principles in the United Kingdom including those Companies Act 1985 disclosures relating to the statement of income and balance sheet items.

Item 7(b)  Unaudited Pro Forma Financial Information

As previously reported in the Company's Form 8-K filed March 11, 1998, the Company completed the acquisition of Fel-Pro, Incorporated and certain affiliated entities (Fel-Pro) for $716.8 million on February 24, 1998. Fel-Pro is a leading manufacturer of gaskets and seals headquartered in Skokie, Illinois. The acquisition has been accounted for using the purchase method of accounting. The purchase price consists of 1,030,325.6 shares of newly issued Series E Mandatory Exchangeable Preferred Stock (exchangeable into 5,151,628 shares of common stock) with an imputed value of $225 million and $491.8 million in cash. The cash was provided through an existing revolving credit facility provided by a syndicate led by The Chase Manhattan Bank and three short-term loans, each in the amount of $50 million, from The Chase Manhattan Bank, ABN Amro Bank NV and First Chicago NBD Bank, respectively.

Also, as previously reported in the Company's Form 8-K filed March 23, 1998, the Company completed its cash offer announced October 16, 1997 to acquire all the outstanding common stock of T&N plc (T&N) for 260 pence per share on March 6, 1998. T&N, based in Manchester, England, manufactures and supplies high technology engineered automotive components and industrial materials including pistons, piston rings, friction products, bearings, composites, camshafts and sealing products. The acquisition has been accounted for using the purchase method of accounting. The purchase price of approximately $2,434.2 million was funded primarily through a $2.75 billion floating rate Senior Credit Agreement (consisting of a $2.35 billion term loan facility, $1.8 billion of which was drawn down, and a $400 million revolving loan facility) and a $500 million floating rate Senior Subordinated Credit Agreement (the full amount of which was drawn down), each from a syndicate led by The Chase Manhattan Bank. These credit facilities also refinanced the borrowings used to finance the cash portion of the purchase price for Fel-Pro. Additional funds for the acquisition of T&N were obtained through the December 1997 sale of 7% Trust Convertible Preferred Securities (generating gross proceeds of $575 million) by Federal-Mogul Financing Trust, a subsidiary of the Company. The Company intends to put into place a permanent capital structure with an appropriate combination of debt and equity which will partially replace the Senior Credit Agreement and Senior Subordinated Credit Agreement debt.

The estimated cost of the acquisitions of Fel-Pro and T&N are computed as follows:

                                                                        (in millions)
                                                                   Fel-Pro               T&N
                                                             ------------------    ----------------
Cash                                                                  $491.8           $2,434.2
Series E Mandatory Exchangeable Preferred Stock                        225.0                  -
Expected proceeds from exercisable options                                 -              (52.6)
Direct transaction costs                                                  .9               29.3
                                                             ------------------    ----------------

Estimated acquisition cost                                            $717.7           $2,410.9
                                                             ==================    ================

The pro forma preliminary allocations of the purchase price of the acquisitions of Fel-Pro and T&N are expected to be as follows:


                                                                                               (in millions)
                                                                                      Fel-Pro                T&N
                                                                               ------------------    ----------------
Current assets                                                                         $ 173.1            $ 1,087.6
Liabilities assumed*                                                                    (133.1)            (3,143.9)
Property, plant and equipment                                                            110.2              1,055.4
Identifiable intangible assets                                                            16.7                315.7
Other noncurrent assets                                                                   31.4                525.9
Purchased research and development                                                           -                 18.6
Goodwill                                                                                 519.4              1,990.7
Estimated fair value of Bearings Business (see below)                                        -                560.9
                                                                                       -------             --------
Total                                                                                  $ 717.7             $2,410.9
                                                                                       =======             ========

* Includes an increase of $329 million ot adjust the acquired asbestos liability to estimated fair value and an increase of $124 million to adjust the acquired income tax liability in relation to the anticipated gain on the sale of the Bearings Business.


In connection with securing regulatory approvals for the acquisition of T&N, the Company executed an Agreement Containing Consent Order with the Federal Trade Commission on February 27, 1998. Pursuant to this agreement the Company must divest of certain assets of T&N within eight months from the date of the consent order and must provide for independent management of those assets pending such divestiture. The assets to be divested consist principally of T&N's thinwall and dry bearings (polymer bearings) operations (the Bearings
Business). The agreement stipulates that the Bearings Business is to be maintained as a viable, independent competitor of the Company and that the Company shall not attempt to direct the activities of, or exercise control over, the Bearings Business or have contact with the Bearings Business outside of normal business activities.

The Company has separately identified the estimated effect of the divestiture of the Bearings Business in the unaudited pro forma statement of operations and balance sheet. The estimated net cash flows from operations of the Bearings Business from March 6, 1998 to the date of sale, the interest expense on debt incurred during this period and the proceeds from the sale will be accounted for as adjustments to the purchase price of T&N. Proceeds are estimated to be between $500 and $650 million, calculated using multiples of earnings similar to recent automotive industry transactions. An amount within the low end of this range has been used in the pro forma financial information. There can be no assurance that the actual proceeds received from the disposition will fall within the estimated range.

The unaudited pro forma statement of operations for the year ended December 31, 1997 has been prepared to illustrate the effect of the acquisitions of T&N and Fel-Pro as if they had occurred on January 1, 1997. The unaudited pro forma statement of operations includes only the results of ongoing operations and excludes such impacts as extraordinary items, one-time items relating to the acquisitions and synergies and expected cost savings associated with the integration of the acquisitions. The unaudited pro forma balance sheet as of December 31, 1997 has been prepared to illustrate the effect of the acquisitions of T&N and Fel-Pro as if they had occurred on that date.

The unaudited pro forma financial information gives effect to the acquisition transactions using the purchase method of accounting. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma financial information and are based upon preliminary available information and upon certain assumptions made by management. Accordingly, the pro forma adjustments reflected in the unaudited pro forma financial information are preliminary and subject to revision. Such revision could be material.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which may occur in the future or that would have occurred had the acquisitions of T&N and Fel-Pro been consummated on the dates indicated, nor are they necessarily indicative of the Company's future results of operations or financial position. The unaudited pro forma financial information should be read in conjunction with the audited consolidated financial statements of the Company, as well as the audited financial statements of the acquired companies.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997



                                                                                                                  DISPOSITION
                                                                FEDERAL-                                              OF
                                                                 MOGUL             T&N           FEL-PRO           BEARINGS
                                                              HISTORICAL       HISTORICAL      HISTORICAL          BUSINESS
                                                             -------------    -------------   -------------    ---------------
Sales                                                        $    1,806.6     $    2,948.4    $      489.3     $      (393.1) (a)
Cost of products sold                                             1,381.8          2,187.6           268.5            (295.4) (a)
                                                             ------------     ------------    ------------     -------------

Gross margin                                                        424.8            760.8           220.8             (97.7)

Selling general and administrative expenses                         286.2            500.3           173.8             (46.1) (a)
Restructuring charges (credits)                                      (1.1)               -               -               -
Reengineering and other related charges (benefits)                   (1.6)               -               -               -
Adjustment of assets held for sale to fair value                      2.4                -               -               -
Interest expense                                                     32.0             60.5               -             (16.9) (a)
Interest income                                                      (7.1)           (17.9)              -               2.3  (a)
International currency exchange losses                                0.6              4.4               -              (0.3) (a)
British pound currency option, net                                   10.5                -               -               -
Gain on sale of Kolbenschmidt AG share purchase options                 -            (21.7)              -               -
Other (income) expense, net                                           3.4            (14.5)              -              (1.3) (a)
                                                             ------------     ------------    ------------     -------------
      Earnings before income taxes, extraordinary item
         and nonrecurring charges                                    99.5            249.7            47.0             (35.4)
Income tax expense (benefit)                                         27.5            159.3            25.5              (9.4) (a)
                                                             ------------     ------------    ------------     -------------
      Net earnings (loss) before extraordinary item
         and nonrecurring charges                            $       72.0     $       90.4    $       21.5     $       (26.0)
                                                             ============     ============    ============     =============

Earnings (loss) per common share:
      Basic                                                  $       1.81
      Diluted                                                $       1.67

Weighted average shares outstanding (thousands):
      Basic                                                        36,647
                                                             ============
      Diluted                                                      41,854
                                                             ============

                                                                    T&N                  FEL-PRO
                                                                 PRO FORMA              PRO FORMA
                                                                 ADJUSTMENTS            ADJUSTMENTS             COMBINED
                                                              ----------------       ----------------       --------------
Sales                                                          $     (15.3) (b)       $       (11.9) (i)     $    4,824.0
Cost of products sold                                                 (0.9) (c)                (6.9) (j)          3,534.7
                                                               -----------            -------------          ------------

Gross margin                                                         (14.4)                    (5.0)              1,289.3

Selling general and administrative expenses                           58.9  (d)                13.0  (k)            986.1
Restructuring charges (credits)                                        -                        -                    (1.1)
Reengineering and other related charges (benefits)                     -                        -                    (1.6)
Adjustment of assets held for sale to fair value                       -                        -                     2.4
Interest expense                                                     148.5  (e)                38.2  (l)            262.3
Interest income                                                       13.7  (f)                 -                    (9.0)
International currency exchange losses                                 -                        -                     4.7
British pound currency option, net                                     -                        -                    10.5
Gain on sale of Kolbenschmidt AG share purchase options                -                        -                   (21.7)
Other (income) expense, net                                           36.9  (g)                 -                    24.5
                                                               -----------            -------------          ------------
      Earnings before income taxes, extraordinary item
         and nonrecurring charges                                   (272.4)                   (56.2)                 32.2
Income tax expense (benefit)                                         (85.2) (h)               (24.2) (m)             93.5
                                                               -----------            -------------          ------------
      Net earnings (loss) before extraordinary item
         and nonrecurring charges                              $    (187.2)           $       (32.0)         $      (61.3)
                                                               ===========            =============          ============

Earnings (loss) per common share:
      Basic                                                                                                  $      (2.16)
      Diluted                                                                                                $      (2.16)

Weighted average shares outstanding (thousands):
      Basic                                                                                                        36,647
                                                                                                             ============
      Diluted                                                                                                      47,006
                                                                                                             ============



See accompanying notes to Unaudited Pro Forma Statement of Operations.

            Notes to the Unaudited Pro Forma Statement of Operations
                      (in millions unless otherwise noted)


Relating to the divestiture of the Bearings Business:

(a)  To eliminate the historical statement of operations of the Bearings
     Business.

Relating to the purchase of T&N:

(b)  To eliminate intercompany sales between the Company and T&N.

            Notes to the Unaudited Pro Forma Statement of Operations
                      (in millions unless otherwise noted)


(c) To reflect the net effect of the following adjustments:

          Increase in depreciation expense relating to the adjustment of property, plant and equipment acquired to estimated fair
              value (to be depreciated over an average period of 14 years)                   $   5.4
          Elimination of intercompany cost of products sold between the Company and T&N        (15.3)

          Elimination of profit in ending  inventory on intercompany  sales between the
              Company and T&N                                                                    0.8
          Increase in pension expense - elimination of amortization of deferred gain             8.7
          Decrease in postretirement benefits expense - elimination of amortization of
              deferred loss                                                                     (0.5)
                                                                                             -------
                                                                                             $  (0.9)
                                                                                             =======



(d)  To reflect the net effect of the following adjustments:

          Amortization of additional goodwill  resulting from the purchase of T&N
              (to be amortized over a period of 40 years)                                    $  43.0
          Amortization of other identifiable intangible assets acquired to estimated fair value (to be amortized over periods from 10 to 24
              years)                                                                            15.9


                                                                                             -------
                                                                                             $  58.9
                                                                                             =======

(e)  To reflect the net effect of the following adjustments:

          Increase in interest  expense  relating to the net debt incurred for the net
              purchase of T&N (see unaudited pro forma balance sheet footnote 1)             $ 148.2
          Reduction in historical  interest  expense of T&N relating to the elimination
              of historical outstanding debt                                                   (23.4)
          Amortization  of debt issuance  costs (to be amortized over a period
              of 12 to 96 months)                                                               23.7
                                                                                             -------
                                                                                             $ 148.5
                                                                                             =======

(f)  To reflect the net effect of the following adjustments:

          Reduction in interest income as a result of the use of existing cash balances
              of the Company to finance a portion of the T&N transaction                     $   2.2

          Reduction in interest income as a result of the use of existing
              cash balances of T&N                                                              11.5
                                                                                             -------
                                                                                             $  13.7
                                                                                             =======

(g) To record an additional eleven months of minority interest-preferred securities of affiliates expense.

(h) To record the income tax effects of the statement of operations adjustments.

Relating to the purchase of Fel-Pro:

(i)  To eliminate intercompany sales between the Company and Fel-Pro

            Notes to the Unaudited Pro Forma Statement of Operations
                      (in millions unless otherwise noted)


(j)  To reflect the net effect of the following adjustments:

          Increase in  depreciation  expense  relating to the  adjustment  of property, plant and equipment  acquired to  estimated  fair value (to be  depreciated
              over an average period of 10 years)                                           $    3.0
          Elimination  of  intercompany  cost of products  sold between the Company and
              Fel-Pro                                                                          (11.9)
          Elimination of profit in ending  inventory on intercompany  sales between the
              Company and Fel-Pro                                                                0.6
          Increase in postretirement benefits expense  - elimination of amortization of          1.4
              deferred loss                                                                 --------
                                                                                            $   (6.9)
                                                                                            ========

(k) To record the amortization of goodwill resulting from the purchase of Fel-Pro (to be amortized over a period of 40 years)

(l) To record interest expense relating to the debt incurred for the purchase of Fel-Pro

(m) To record the income tax effects of the statement of operations adjustments


The unaudited pro forma statement of operations discloses the income (loss) from continuing operations before nonrecurring charges directly attributable to the transactions. The following nonrecurring charges were not considered in the unaudited pro forma statement of operations:

       Penalty for early retirement of private placement debt of T&N             $25.0
       Estimated purchased research and development costs                         18.6
       Adjustment of inventory to estimated fair value                            35.0
                                                                                 -----
                                                                                 $78.6
                                                                                 =====


Loss per share as calculated for the pro forma combined entity:
        Net earnings before extraordinary item and non-recurring charges                    $ (61.3)
        Less: Series C preferred dividend requirement                                          (2.4)
        Less: Series D preferred dividend requirement                                          (3.1)
        Less: Series E preferred dividend requirement                                         (12.3)
                                                                                            -------
        Net earnings available to common shareholders before extraordinary
          item and non-recurring charges                                                    $ (79.1)
                                                                                            =======
        Weighted average common shares outstanding                                           36,647
                                                                                            =======
        Loss per share - basic and diluted                                                  $ (2.16)
                                                                                            =======

                      Unaudited Pro Forma Balance Sheet
                              December 31, 1997

                                                          FEDERAL-                                                T&N
                                                            MOGUL             T&N             FEL-PRO          PRO FORMA
                                                         HISTORICAL        HISTORICAL       HISTORICAL        ADJUSTMENTS
                                                      --------------     ---------------  --------------   ------------------

Cash and equivalents                                     $   541.4         $   319.2          $     -        $  (765.3)  (1)
Accounts receivable                                          158.9             458.8             83.4             (2.6)  (2)
Investment in accounts receivable securitization              48.7                 -                -                -
Inventories                                                  277.0             365.1             61.0             10.2   (3)
Prepaid expenses and income tax benefits                     113.2              58.2              4.7             10.7   (4)
                                                         ---------         ---------          -------        ---------
         Total current assets                              1,139.2           1,201.3            149.1           (747.0)

Property, plant and equipment                                313.9           1,089.5             80.6             75.4   (5)
Goodwill                                                     143.8             342.2                -          1,715.0   (6)
Other intangible assets                                       48.4              17.9             16.7            297.8   (7)
Business investments and other assets                        156.8             469.2             23.7            161.5   (8)
                                                         ---------         ---------          -------        ---------
         Total Assets                                    $ 1,802.1         $ 3,120.1          $ 270.1        $ 1,502.7
                                                         =========         =========          =======        =========

Short-term debt                                          $    28.6         $   125.4          $     -        $       -
Accounts payable                                             102.3             326.3             22.7             (2.6)  (2)
Accrued compensation                                          36.8              57.6             24.1                -
Accrued customer incentives                                   22.4                 -             10.5                -
Restructuring reserves                                        31.5                 -                -            150.0   (9)
Current portion of asbestos liability                            -             101.3                -                -
Other accrued liabilities                                    108.0             305.3             19.4                -
                                                         ---------         ---------          -------        ---------
         Total current liabilities                           329.6             915.9             76.7            147.4
Long-term debt                                               273.1             469.5                -          1,220.4   (1)
Postemployment benefits                                      190.9             223.7             46.8              6.4   (10)
Noncurrent portion of asbestos liability                       -               948.7                             329.0   (11)
Other accrued liabilities                                     64.2              53.8              6.6             53.7   (12)
                                                         ---------         ---------          -------        ---------
         Total liabilities                                   857.8           2,611.6            130.1          1,756.9

Minority interest-preferred securities of affiliates         575.0                 -                -                -

Minority interest, other                                         -              42.0                -                -

Series C ESOP preferred stock                                 49.0                 -                -                -
Series E preferred stock                                         -                 -
Common stock                                                 201.0             361.1                -           (361.1)  (13)
Additional paid-in capital                                   332.6               4.4                -             (4.4)  (13)
Retained earnings (Accumulated deficit),
 currency translation and other                             (191.5)            101.0            140.0            111.3   (14)
Unearned ESOP compensation                                   (21.8)                -                -                -
                                                                                   -                                 -
                                                         ---------         ---------          -------        ---------
         Total equity                                        369.3             466.5            140.0           (254.2)
                                                         ---------         ---------          -------        ---------

                                                         $ 1,802.1         $ 3,120.1          $ 270.1        $ 1,502.7
                                                         =========         =========          =======        =========




                                                              FEL-PRO          DISPOSITION
                                                             PRO FORMA         OF BEARINGS          PRO FORMA
                                                            ADJUSTMENTS          BUSINESS           COMBINED
                                                        -----------------   -----------------   ----------------

Cash and equivalents                                     $  (0.9) (15)        $  (38.0) (28)        $    56.4
Accounts receivable                                         (4.2) (16)           (49.4) (28)            645.0
Investment in accounts receivable securitization             -                       -                   48.7
Inventories                                                 23.4  (17)           (42.3) (28)            694.4
Prepaid expenses and income tax benefits                     2.2  (18)            (5.8) (28)            183.1
                                                         -------              --------              ---------
         Total current assets                               20.5                (135.5)               1,627.6

Property, plant and equipment                               29.6  (19)          (109.4) (28)          1,479.6
Goodwill                                                   519.4  (20)           (66.8) (28)          2,653.6
Other intangible assets                                      -                       -                  380.8
Business investments and other assets                        7.7  (21)           (74.9) (28)            744.0
                                                         -------              --------              ---------
         Total Assets                                    $ 577.2              $ (386.6)             $ 6,885.6
                                                         =======              ========              =========

Short-term debt                                          $     -              $   (0.5) (28)        $   153.5
Accounts payable                                            (2.0) (22)           (38.5) (28)            408.2
Accrued compensation                                           -                 (10.9) (28)            107.6
Accrued customer incentives                                    -                     -                   32.9
Restructuring reserves                                      15.0  (23)               -                  196.5
Current portion of asbestos liability                          -                     -                  101.3
Other accrued liabilities                                      -                 (22.0) (28)            410.7
                                                         -------              --------              ---------
         Total current liabilities                          13.0                 (71.9)               1,410.7
Long-term debt                                             491.8  (15)            (2.1) (28)          2,452.7
Postemployment benefits                                    (18.0) (24)           (12.3) (28)            437.5
Noncurrent portion of asbestos liability                       -                     -                1,277.7
Other accrued liabilities                                    6.0  (25)           (43.5) (28)            140.8
                                                         -------              --------              ---------
         Total liabilities                                 492.8                (129.8)               5,719.4

Minority interest-preferred securities of affiliates           -                     -                  575.0

Minority interest, other                                       -                     -                   42.0

Series C ESOP preferred stock                                  -                     -                   49.0
Series E preferred stock                                   225.0  (26)                                  225.0
Common stock                                                   -                     -                  201.0
Additional paid-in capital                                     -                     -                  332.6
Retained earnings (Accumulated deficit),
 currency translation and other                           (140.6) (27)          (256.8)                (236.6)
Unearned ESOP compensation                                     -                     -                  (21.8)
                                                                                     -
                                                         -------              --------              ---------
         Total equity                                       84.4                (256.8)                 549.2
                                                         -------              --------              ---------

                                                         $ 577.2              $ (386.6)             $ 6,885.6
                                                         =======              ========              =========


See accompanying notes to Unaudited Pro Forma Balance Sheet.

                 Notes to the Unaudited Pro Forma Balance Sheet
                      (in millions unless otherwise noted)


Relating to the purchase of T&N:

(1)     To reflect the net effect of the following adjustments:


                                                                               Cash          Debt
                                                                           ------------- -------------
          Proceeds from the issuance of debt                                $ 2,300.0       $2,300.0
          Acquisition of T&N shares                                          (2,434.2)             -

          Payoff of existing T&N debt                                          (469.5)        (469.5)
          Cash used from T&N asbestos fund to pay down debt                    (130.0)        (130.0)
          Proceeds from  the exercise of T&N stock options
             at close                                                            52.6              -

          Estimated proceeds from sale of the Bearings Business                 560.9              -
          Pay down debt and other liabilities using proceeds from sale
             of the Bearings Business                                          (560.9)        (436.6)

          Proceeds from sale of KolbenSchmidt AG share
             purchase options                                                    43.5              -

          Pay down debt using proceeds from sale of Kolben Schmidt AG
             share purchase options                                             (43.5)         (43.5)



          Debt issuance costs                                                   (32.2)
                                                                                                   -
          Other fees                                                            (27.0)
                                                                                                   -
          Penalty for early retirement of private placement debt
             of T&N                                                             (25.0)
                                                                                                   -
                                                                            =========       ========
                                                                            $  (765.3)      $1,220.4
                                                                            =========       ========

(2) To eliminate intercompany accounts receivable and accounts payable between the Company and T&N

(3)     To reflect the net effect of the following adjustments:


          Adjustment of inventories acquired to estimated fair value                       $11.0
          Elimination of intercompany profit in ending inventory                            (0.8)
                                                                                           -----
                                                                                           $10.2
                                                                                           =====

(4) To record the current deferred income tax effects of the balance sheet adjustments

(5) To adjust property, plant and equipment acquired to estimated fair value

(6) To record estimated acquired goodwill as the excess of the preliminary purchase price paid and estimated costs incurred relating to the acquisition over the estimated fair value of identifiable net assets acquired

(7) To adjust other identifiable intangible assets acquired to estimated fair value

(8)     To reflect the net effect of the following adjustments:

          Adjustment of pension assets acquired to estimated fair value                   $ 131.6


          Debt issuance costs                                                                32.2
          Other                                                                              (2.3)
                                                                                           ------
                                                                                           $161.5
                                                                                           ======

(9)     To provide for estimated severance and exit costs relating to T&N

                 Notes to the Unaudited Pro Forma Balance Sheet
                      (in millions unless otherwise noted)

(10) To adjust postemployment benefit liabilities acquired to estimated fair value

(11)    To record estimated fair value of the acquired asbestos liability

(12)    To reflect the net effect of the following adjustments:

          Estimated fair value of reserves for returns, allowances and environmental           $  41.3
          Adjustment of the noncurrent deferred income tax asset for pro forma balance sheet
          adjustments                                                                             12.4
                                                                                               -------
                                                                                               $  53.7
                                                                                               =======


(13) To eliminate the historical common stock and additional paid in capital of T&N

(14)    To reflect the net effect of the following adjustments:

          Elimination of historical retained earnings of T&N, net of the Bearings Business     $ 155.6
          Penalty for early retirement of private placement debt of T&N                          (25.0)
          Estimated purchased research and development costs                                     (18.6)
          Elimation of the profit in ending inventory on intercompany sales between
          the Company and T&N                                                                     (0.7)
                                                                                               -------
                                                                                               $ 111.3
                                                                                               =======

Relating to the purchase of Fel-Pro:

(15)    To reflect the net effect of the following adjustments:

                                                                               Cash          Debt
                                                                           ------------- -------------
          Proceeds from the issuance of debt                                  $491.8           $491.8
          Acquisition of Fel-Pro                                              (491.8)               -
          Other fees                                                             (.9)               -
                                                                              ======           ======
                                                                              $  (.9)          $491.8
                                                                              ======           ======

(16)    To reflect the net effect of the following adjustments:

        Elimination of intercompany accounts receivable                                   $(2.0)
        Increase in allowance for doubtful accounts                                        (2.2)
                                                                                          -----
                                                                                          $(4.2)
                                                                                          =====

(17)    To reflect the net effect of the following adjustments:


          Adjustment of inventories acquired to estimated fair value                       $24.0
          Elimination of intercompany profit in ending inventory                            (0.6)
                                                                                           -----
                                                                                           $23.4
                                                                                           =====

(18) To record the current deferred income tax effects of the balance sheet adjustments

(19) To adjust property, plant and equipment acquired to estimated fair value

                 Notes to the Unaudited Pro Forma Balance Sheet
                      (in millions unless otherwise noted)


(20) To record estimated acquired goodwill as the excess of the preliminary purchase price paid and estimated costs incurred relating to the acquisition over the estimated fair value of identifiable net assets acquired

(21) To record the noncurrent deferred income tax effects of the balance sheet adjustments

(22) To eliminate intercompany accounts payable between the Company and Fel-Pro

(23)    To provide for estimated severance and exit costs relating to Fel-Pro

(24)    To adjust postemployment benefits acquired to estimated fair value

(25) To record the estimated fair value reserves for returns, allowances and environmental

(26) To record the issuance of Series E Mandatory Exchangeable Preferred Stock, exchangeable into common stock, to the former owners of Fel-Pro

(27)    To reflect the net effect of the following adjustments:

          Elimination of the historical equity of Fel-Pro                                 $(140.0)
          Elimination of intercompany profit in ending inventory                              (.6)
                                                                                          -------
                                                                                          $(140.6)
                                                                                          =======


Relating to the divestiture of the Bearings Business:

(28) To eliminate the historical balance sheet of the Bearings Business. The estimated effects of the sale of the Bearings Business are located in the T&N pro forma adjustments.

(30)    To reflect the net effect of the following adjustments:


          Elimination of the historical goodwill of the Bearings Business.                 $ (66.8)
          Elimination  of acquired  goodwill  relating to the Bearings  Business as the excess of the  estimated  proceeds to be received  over the net assets to
              be sold.                                                                      (268.2)
          Elimination  of the  goodwill  adjustment  of  property,  plant  &  equipment
              acquired to estimated fair value                                                60.9
          Elimination of the adjustment of deferred tax assets  relating to the balance
              sheet adjustments of the Bearings Business                                     (20.7)
                                                                                           -------
                                                                                           $(294.8)
                                                                                           =======

(31)    To reflect the net effect of the following adjustments:


          Elimination of the historical other assets of the Bearings Business.              $ (74.9)
          Elimination of the adjustment of deferred tax assets  relating to the balance
              sheet adjustments of the Bearings Business                                       20.7
                                                                                            -------
                                                                                            $( 54.2)
                                                                                            =======


(32) To reduce the debt incurred for the purchase of T&N, which is included in the previous T&N pro forma adjustments, as a result of the estimated proceeds of the sale of the Bearings Business.

                                EXHIBIT INDEX





23.1   Consent of Ernst & Young LLP

23.2   Consent of KPMG Audit Plc

                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Form S-8 Registration Statement No. 333-38961, effective October 29, 1997, Form S-3 Registration Statement No. 33-55135, effective September 2, 1994, Form S-3 Registration Statement No. 33-54717, effective August 5, 1994, Form S-3 Registration Statement No. 33-54301, effective June 24, 1994, Form S-3 Registration Statement No. 33-51265, effective January 13, 1994, Form S-8 Registration Statement No. 33-51403, effective December 10, 1993, Form S-8 Registration Statement No. 33-32429, effective December 31, 1989, Form S-8 Registration Statement No. 33-32323, effective December 22, 1989, Form S-8 Registration Statement No. 33-30172, effective August 21, 1989, and Form S-8 Registration Statement No. 2-93179, effective October 1, 1984, of our report dated February 13, 1998, with respect to the financial statements of The Operating Businesses of the Fel-Pro Group included in Federal Mogul Corporation's Form 8-K/A dated April 6, 1998.



                                                /s/ Ernst & Young LLP



April 6, 1998

Chicago, Illinois

                                                                EXHIBIT 23.2

                         [KPMG Audit Plc Letterhead]


The Directors
Federal-Mogul Corporation
World Headquarters                              Our ref rr/ss/560
26555 Northwestern Highway
Southfield
MICHIGAN 48034


7 April 1998



Dear Sirs

T&N PLC FINANCIAL STATEMENTS

We consent to the incorporation by reference in the registration statements (33-55135, 33-54717, 33-54301 and 33-51265) on Form S-3 and the registration statements (333-38961, 33-51403, 33-32429, 33-32323, 33-30172 and 2-93179) on
Form S-8 of Federal-Mogul Corporation of our report dated 17 February 1998, with respect to the consolidated balance sheets of T&N plc and its subsidiaries at 31 December 1997 and 31 December 1996, and the related consolidated profit and loss accounts, reconciliations of movements in shareholders' funds and consolidated cash flow statements for each of the years in the three-year period ended 31 December 1997.

Yours sincerely

KPMG Audit Plc

KPMG Audit Plc
London, England